Exhibit 10.1

Execution Version

AMENDED AND RESTATED

RESTRUCTURING SUPPORT AGREEMENT

This AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 11, 2016, by and among (i) Warren Resources, Inc., a Maryland corporation (the “Parent Debtor”), (ii) the Subsidiary Debtors, (iii) GSO Capital Partners LP, solely on behalf of, and in its capacity as investment adviser or sub-adviser to, certain funds and accounts (including subsidiaries of such funds and accounts) advised or sub-advised by it or its affiliates and named as signatories hereto (solely in such capacity, the “Plan Sponsor”), (iv) Claren Road Credit Master Fund, Ltd. and Claren Road Credit Opportunities Master Fund, Ltd. (collectively, “Claren Road”), and (v) each beneficial holder (or investment manager or advisor for the beneficial holder) of Senior Notes Claims identified on the signature pages hereto (each, together with any of their respective successors and permitted assigns under this Agreement, an “Initial Consenting Senior Noteholder,” and, together with any beneficial holder (or investment or advisor for a beneficial holder) of the Senior Notes Claims that becomes a party hereto after the Agreement Effective Date in accordance with the terms hereof by executing and delivering a Joinder, an “Additional Consenting Senior Noteholder”, and together with the Initial Consenting Senior Noteholders, the “Consenting Senior Noteholders”). Certain capitalized terms used herein are defined in Section 1.01 below.

RECITALS

WHEREAS, the Parties (other than Claren Road) entered into the Restructuring Support Agreement, dated as of June 2, 2016 (the “Original RSA”), pursuant to which such Parties agreed to certain matters pertaining to the support of a plan of reorganization of the Debtors to be implemented pursuant to voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas;

WHEREAS, since the date of the Original RSA, the Parties (including Claren Road) have continued to engage in arm’s-length, good-faith discussions regarding a restructuring of the Debtors’ capital structure on the terms set forth in the Restructuring Term Sheet attached hereto as Exhibit A, including the Debtors’ indebtedness and obligations under the First Lien Facility, the Second Lien Facility, and the Senior Notes;

WHEREAS, each Party desires that the Original RSA be amended and restated in its entirety to, among other things, include Claren Road as a Consenting Debt Claims Holder and express the agreement of each Party that the Restructuring be implemented through the Agreed Restructuring Plan;

WHEREAS, to effectuate the Restructuring, the Debtors have commenced voluntary reorganization cases under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas;

WHEREAS, to ensure an orderly confirmation process in connection with the Chapter 11 Cases, the Debtors are prepared to perform their obligations hereunder subject to the terms and conditions hereof, including, among other things, to file the Agreed Restructuring Plan and the Disclosure Statement, and to use commercially reasonable efforts to have the Disclosure Statement approved and the Agreed Restructuring Plan confirmed by the Bankruptcy Court;

WHEREAS, the Plan Sponsor has consented to permit the Debtors to continue to access cash collateral solely in accordance with the terms and conditions set forth in the Interim Financing Order and the Final Financing Order;

WHEREAS, the Plan Sponsor has agreed to provide to the Debtors the DIP Credit Facility;

WHEREAS, subject to the execution of definitive documentation and appropriate approvals by the Bankruptcy Court, the following sets forth the agreement among the Parties concerning their respective obligations with respect to the Restructuring; and

WHEREAS, each Party has reviewed or has had the opportunity to review this Agreement, the Restructuring Term Sheet, the New Warrants Term Sheet, the Final Financing Order, and the DIP Credit Agreement, and each Party has agreed to the terms of the Restructuring on the terms set forth therein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Defined Terms; Incorporated Instruments; Conditions to Effectiveness.

1.01. Definitions. As used herein, the following capitalized terms have the respective meanings assigned to them below:

“Agreed Restructuring Plan” means an amended joint chapter 11 plan of reorganization (including all annexes, exhibits, or supplements thereto) that amends and restates the Preliminary Restructuring Plan and is consistent with the Restructuring Term Sheet in all material respects and shall contain such other terms and conditions acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders.

“Agreement Effective Date” has the meaning given to such term in Section 1.04 hereof.

“Bankruptcy Code” means chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas (Houston Division).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Houston, Texas are authorized or required by law to remain closed.

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“Chapter 11 Cases” means the voluntary reorganization cases of the Debtors under the Bankruptcy Code in the Bankruptcy Court.

“Claren Road Termination Events” has the meaning given to such term in Section 5.02 hereof.

“Confirmation Order” has the meaning given to such term in Section 3.01(d)(i)(E) hereof.

“Consenting Debt Claims Holder” means the beneficial owner of any Debt Claim that is a party to this Agreement, on the date hereof or pursuant to a Joinder entered into in accordance with the terms hereof.

“Consenting First Lien Facility Claims Holder” means the Plan Sponsor and any other beneficial owner of First Lien Facility Claims that is a party to this Agreement, on the date hereof or pursuant to a Joinder entered into in accordance with the terms hereof.

“Consenting Second Lien Facility Claims Holders” means Claren Road and any other beneficial owner of Second Lien Facility Claims that is a party to this Agreement, on the date hereof or pursuant to a Joinder entered into in accordance with the terms hereof.

“Consenting Senior Noteholder” means any beneficial owner of Senior Notes Claims that is a party to this Agreement, on the date hereof or pursuant to a Joinder entered into in accordance with the terms hereof.

“Debt Claims” means any First Lien Facility Claims, Second Lien Facility Claims, and Senior Notes Claims.

“Debtor” means any of the Parent Debtor and the Subsidiary Debtors, and “Debtors” means all of such entities collectively.

“Debtor Termination Events” has the meaning given to such term in Section 5.04 hereof.

“Definitive Documents” has the meaning given to such term in Section 3.01(d)(i)(I) hereof.

“Disclosure Statement” means a disclosure statement that amends and restates the Disclosure Statement to Accompany Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors, dated as of June 20, 2016 [Docket No. 114] in its entirety, and describes the Agreed Restructuring Plan, the ballots and related solicitation materials, in each case in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders.

“Disclosure Statement Order” has the meaning given to such term in Section 3.02(b)(iii) hereof.

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“DIP Credit Agreement” means the Senior Secured Term Loan Priority Collateral Priming Super-Priority DIP Credit Agreement, in substantially the form attached hereto as Exhibit B, including all annexes thereto, as may be amended, supplemented, or modified from time to time in accordance with Section 7 of this Agreement.

“DIP Credit Facility” means the debtor-in-possession credit facility governed pursuant to the terms set forth in the DIP Credit Agreement.

“Final Financing Order” has the meaning given to such term in Section 3.01(d)(i)(F) hereof.

“First Lien Facility” means the credit agreement, dated as of May 22, 2015, by and among the Parent Debtor, as borrower, the guarantor parties thereto, the First Lien Facility Agent, and the lenders parties thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“First Lien Facility Agent” means Wilmington Trust, National Association, as administrative agent under the First Lien Facility, and any successor administrative agent thereunder.

“First Lien Facility Claims” means all claims of lenders or the First Lien Facility Agent, under the First Lien Facility.

“Interim Financing Order” means the Interim Order (a) Authorizing Use of Cash Collateral On An Interim Basis and Final Basis, (b) Granting Liens and Providing Superpriority Administrative Expense Status, (c) Granting Adequate Protection, (d) Modifying Automatic Stay, and (e) Scheduling a Final Hearing [Docket No. 48].

“Joinder” means a joinder in the form attached hereto as Exhibit C.

“New Common Equity” has the meaning given to such term in the Restructuring Term Sheet.

“New Warrants” has the meaning given to such term in the Restructuring Term Sheet.

“New Warrants Term Sheet” has the meaning given to such term in Section 3.01(d)(i)(G) hereof.

“Party” means each of the parties to this Agreement and “Parties” means all of such entities collectively.

“Petition Date” means June 2, 2016, the date on which the Chapter 11 Cases were commenced in the Bankruptcy Court.

“Plan Effective Date” has the meaning given to such term in Section 3.02(b)(v) hereof.

“Plan Solicitation Materials” has the meaning given to such term in Section 3.01(d)(i)(C) hereof.

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“Plan Sponsor Termination Events” has the meaning given to such term in Section 5.01 hereof.

“Plan Supplement” has the meaning given to such term in Section 3.01(d)(i)(H) hereof.

“Preliminary Restructuring Plan” means, collectively, (a) the Plan of Reorganization of Warren Resources, Inc. And Its Affiliated Debtors, dated as of June 16, 2016 [Docket No. 97], and (b) the Plan of Reorganization of Warren Resources, Inc. And Its Affiliated Debtors, dated as of June 20, 2016 [Docket No. 115], in each case, including all annexes, exhibits, or supplements thereto.

“Qualified Marketmaker Joinder Date” has the meaning given to such term in Section 6.02.

“Qualified Marketmaker” has the meaning given to such term in Section 6.02.

“Required Consenting Noteholder Termination Event” has the meaning given to such term in Section 5.03 hereof.

“Required Consenting Senior Noteholders” means, as of any date of determination, the Consenting Senior Noteholders, collectively holding at least a majority of the aggregate outstanding principal amount of all the Senior Notes held by the Consenting Senior Noteholders.

“Restructuring” means the restructuring of the Debt Claims pursuant to the terms and conditions set forth herein and in the Restructuring Term Sheet.

“Restructuring Term Sheet” means the Restructuring Term Sheet attached hereto as Exhibit A, as may be amended, supplemented, or modified from time to time in accordance with Section 7 of this Agreement.

“Second Lien Facility” means the credit agreement, dated as of October 22, 2015, by and among the Parent Debtor, as borrower, the guarantor parties thereto, Cortland Capital Market Services, LLC, as administrative agent, and the lenders thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Second Lien Facility Agent” means Cortland Capital Market Services, LLC, as administrative agent under the Second Lien Facility, and any successor administrative agent thereunder.

“Second Lien Facility Claims” means all claims of lenders or the Second Lien Facility Agent, under the Second Lien Facility.

“Senior Notes” means the 9.000% Senior Notes due 2022 issued by the Parent Debtor under the Senior Notes Indenture.

“Senior Notes Claims” means all claims of holders of the Senior Notes thereunder or under the Senior Notes Indenture.

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“Senior Notes Indenture” means the indenture, dated as of August 11, 2014, by and among the Parent Debtor, as issuer, the subsidiary guarantor parties thereto, and the Senior Notes Trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, providing for the issuance of the Senior Notes.

“Senior Notes Trustee” means U.S. Bank National Association, as trustee under the Senior Notes Indenture, and any successor trustee thereunder.

“Subsidiary Debtors” means the following subsidiaries of the Parent Debtor: (i) Warren E&P, Inc., a New Mexico corporation, (ii) Warren Resources of California, Inc., a California corporation, (iii) Warren Management Corp., a Delaware corporation, (iv) Warren Energy Services, LLC, a Delaware limited liability company and (v) Warren Marcellus LLC, a Delaware limited liability company.

“Superior Proposal” has the meaning given to such term in Section 3.01(h) hereof.

“Termination Events” has the meaning given to such term in Section 5.03 hereof.

“Transfer” with respect to any Debt Claim, means to sell, pledge, hypothecate, or otherwise transfer or dispose of, or grant, issue or sell any option, right to acquire, voting participation or other interest in such Debt Claim. “Transferee” has the correlative meaning.

1.02. Interpretation. Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation.”

1.03. Incorporated Instruments. The Restructuring Term Sheet, the New Warrants Term Sheet, the Final Financing Order, and the DIP Credit Agreement (as such documents, including all exhibits and annexes thereto, may be amended or modified in accordance with Section 7 hereof) are expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein.

1.04. Conditions to Effectiveness. This Agreement shall become effective and binding upon each of the Parties on the date and time (the “Agreement Effective Date”) immediately following the execution and delivery of this fully-executed Agreement by each Debtor, the Plan Sponsor, Claren Road, and Consenting Senior Noteholders that in the aggregate hold at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes Claims (determined without regard to any claims held by a person or entity that is an “insider” as that term is defined in section 101(31) of the Bankruptcy Code), it being understood that the execution and delivery of this Agreement by each Party hereto shall represent an acknowledgement by such Party that each such condition has been satisfied. Upon and after the Agreement Effective Date, this Agreement may only be amended, modified, waived, or otherwise supplemented as set forth in Section 7 hereof.

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Section 2. Restructuring Term Sheet, Final Financing Order, and DIP Credit Agreement.

The general terms and conditions of the Restructuring are set forth in the Restructuring Term Sheet, the New Warrants Term Sheet, the Interim Financing Order, the Final Financing Order, and the DIP Credit Agreement, in each case, as supplemented by the terms and conditions of this Agreement, which the Parties agree and acknowledge amends and restates the Original RSA in its entirety. In the event of any inconsistency between the terms of this Agreement, on one hand, and the Restructuring Term Sheet, the New Warrants Term Sheet, the Final Financing Order, and/or the DIP Credit Agreement, on the other hand, the terms of this Agreement shall control and govern. In the event of any inconsistency between: (a) the Restructuring Term Sheet, on the one hand, and the Final Financing Order and/or the DIP Credit Agreement, on the other hand, the Final Financing Order shall control and govern; (b) the Restructuring Term Sheet, on the one hand, and the DIP Credit Agreement, on the other hand, the Restructuring Term Sheet shall govern; and (c) the DIP Credit Agreement, on the one hand, and the Final Financing Order, on the other hand, the Final Financing Order shall govern.

Section 3. Commitments Regarding the Restructuring Transactions.

3.01. Agreement to Support.

(a) Commitment of the Debtors. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each Debtor shall comply with the following covenants:

(i) Each Debtor shall support consummation of the Restructuring, including the solicitation, confirmation, and consummation of the Agreed Restructuring Plan pursuant to the terms set forth herein or in the Restructuring Term Sheet, the New Warrants Term Sheet, the Interim Financing Order, the Final Financing Order, or the DIP Credit Agreement.

(ii) Except as otherwise expressly permitted hereby, each Debtor shall not, directly or indirectly, in its capacity as a Party or otherwise, in any material respect,

(A) object to, delay, impede, or take any other action to interfere with the Restructuring (including entry of the Final Financing Order or approval of the DIP Credit Facility);

(B) propose, file, support, seek, solicit, encourage, or vote for any restructuring, chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, or sale of assets (including an asset sale under section 363 of the Bankruptcy Code) for any of the Debtors, other than the Agreed Restructuring Plan (or cause any of the foregoing to occur); or

(C) take any other action that is inconsistent with or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of the Agreed Restructuring Plan.

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(iii) Each Debtor shall not object to the Agreed Restructuring Plan, or otherwise commence any proceeding to oppose the Agreed Restructuring Plan, the Disclosure Statement, or any other pleadings or reorganization documents filed by any of the Debtors in accordance with the Agreed Restructuring Plan.

(b) Commitment of the Consenting Debt Claims Holders. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each Consenting Debt Claims Holder agrees to comply with the following covenants (provided however that nothing in this Section 3.01(b) shall require any Consenting Second Lien Facility Claims Holder or any Consenting Senior Noteholder to incur any material expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangement that could result in the incurrence of any material expenses, liabilities or other obligations by any Consenting Second Lien Facility Claims Holder or any Consenting Senior Noteholder, respectively):

(i) Each Consenting Debt Claims Holder shall support consummation of the Restructuring, including the solicitation, confirmation, and consummation of the Agreed Restructuring Plan pursuant to the terms set forth in the Restructuring Term Sheet, the New Warrants Term Sheet, the Final Financing Order, the DIP Credit Agreement, and this Agreement.

(ii) Except as otherwise expressly permitted by this Agreement, each Consenting Debt Claims Holder shall not, directly or indirectly, in its capacity as a Consenting Debt Claims Holder or otherwise, in any material respect,

(A) object to, delay, impede, or take any other action to interfere with the Restructuring (including entry of the Final Financing Order or approval of the DIP Credit Facility);

(B) propose, file, support, seek, solicit, encourage, or vote for any restructuring, chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, or sale of assets (including an asset sale under section 363 of the Bankruptcy Code) for any of the Debtors, other than the Agreed Restructuring Plan (or cause any of the foregoing to occur); or

(C) take any other action that is inconsistent with, or that would reasonably be expected to cause a delay or obstruction of the proposal, solicitation, confirmation, or consummation of the Agreed Restructuring Plan.

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(iii) Each Consenting Debt Claims Holder shall, so long as its vote has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code, including its receipt of a Bankruptcy Court-approved Disclosure Statement:

(A) vote or cause to be voted all of its Debt Claims, to accept the Agreed Restructuring Plan by delivering its duly executed and timely completed ballot or ballots accepting the Agreed Restructuring Plan following commencement of the solicitation of acceptances of the Agreed Restructuring Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code; and

(B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided that, upon termination of this Agreement pursuant to the terms hereof, such vote shall be immediately revoked and deemed void ab initio.

(iv) Each Consenting Debt Claims Holder shall not object to, or vote or cause to be voted any of its Debt Claims or other claims under its control to reject, the Agreed Restructuring Plan, or otherwise commence any proceeding to oppose the Agreed Restructuring Plan, the Disclosure Statement, or any other pleadings or reorganization documents filed by any of the Debtors in connection with the Agreed Restructuring Plan.

(v) Subject to the terms and conditions hereof, the Plan Sponsor agrees to provide the DIP Credit Facility pursuant to the DIP Credit Agreement (subject to the terms and conditions therein), and each Consenting Debt Claims Holder agrees to the proposed treatment of the DIP Credit Facility set forth in the Restructuring Term Sheet.

(c) Reservation of Rights Regarding Commitment to Support the Restructuring. Notwithstanding the foregoing, except as otherwise expressly set forth in this Agreement and subject to the terms and conditions hereof, the foregoing provisions of Section 3.01 hereof shall not:

(i) prohibit the Consenting First Lien Facility Claims Holder from issuing any instruction to the First Lien Facility Agent to take or not take any action relating to the maintenance, protection, and preservation of the collateral under the First Lien Facility;

(ii) prohibit the Consenting Second Lien Facility Claims Holders from issuing any instruction to the Second Lien Facility Agent to take or not take any action under the Second Lien Facility in accordance with this Agreement and the Intercreditor Agreement (as defined in the Second Lien Facility);

(iii) prohibit any Consenting Senior Noteholder from issuing any instruction to the Senior Notes Trustee to take or not take any action relating to the Senior Notes Indenture or the Senior Notes;

(iv) prohibit the Consenting First Lien Facility Claims Holder, the Consenting Second Lien Facility Claims Holders, or the Consenting Senior Noteholders from objecting to any motion or pleading filed with the Bankruptcy

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Court seeking approval to use cash collateral in a manner inconsistent with the Restructuring Term Sheet, the Interim Financing Order, or the Final Financing Order or use proceeds of the DIP Credit Facility in a manner inconsistent with the DIP Credit Agreement or the Final Financing Order in any material respect;

(v) limit the rights of the Parties under applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the terms of the proposed Restructuring in any material respect, and do not hinder, delay, or prevent consummation of the proposed Restructuring; or

(vi) prohibit the Parties from appearing in proceedings for the purpose of contesting whether any matter or fact is or results in a breach of, or is inconsistent with, this Agreement; provided that, in the event this Agreement is terminated, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver or prejudice to the Parties’ rights and remedies and the Parties hereby reserve all claims, defenses, and positions that they may have with respect to each other.

Furthermore, nothing in this Agreement shall be deemed to (1) limit or restrict any action by any Party to enforce any right, remedy, condition, consent, or approval requirement under the Restructuring Term Sheet, the Agreed Restructuring Plan, or the Definitive Documents (as defined below) or (2) prevent any of the Debtors from taking any action that it is obligated to take (or failing to take any action that it is prohibited from taking) in the performance of any fiduciary duty or as otherwise required by applicable law that such Debtor or the board of directors (or the members of any other governing body performing a similar function) of such Debtor owes to any other person or entity under applicable law; provided that any such action that results in a Termination Event (as defined below) shall be subject to the provisions set forth in Section 5 hereof. Each of the Debtors represents to the Consenting First Lien Facility Claims Holder, the Consenting Second Lien Facility Claims Holders, and the Consenting Senior Noteholders that, as of the Agreement Effective Date, based on the facts and circumstances actually known by such Debtor as of the Agreement Effective Date and after consulting with such Debtor’s legal counsel, such Debtor’s entry into this Agreement is consistent with the fiduciary duties or the board of directors (or the members of any other governing body performing a similar function) of such Debtor.

(d) Definitive Documents.

(i) Subject to the terms and conditions hereof, each Party shall negotiate in good faith each of the documents implementing, achieving and relating to the Restructuring, including all definitive documents necessary for the Agreed Restructuring Plan, including:

(A) all first-day motions, applications, and proposed orders, including those relating to paying general unsecured claims,

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paying utility providers, paying critical vendors, continuing customer programs, paying employee wages, paying insurance providers, and maintaining the Debtors’ existing cash management system;

(B) the Agreed Restructuring Plan;

(C) the Disclosure Statement, ballots, and other solicitation materials in respect of the Agreed Restructuring Plan (collectively, the “Plan Solicitation Materials”) and the related proposed order approving the Plan Solicitation Materials (the “Disclosure Statement Order”);

(D) any motion to approve the Disclosure Statement and seek confirmation of the Agreed Restructuring Plan;

(E) the proposed order confirming the Agreed Restructuring Plan (the “Confirmation Order”), which must be in form and substance acceptable to the Plan Sponsor and the Debtors and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders;

(F) the final order authorizing the Debtors to use cash collateral and approving the DIP Credit Facility, in the form annexed hereto as Exhibit D (such final order, as may be amended, supplemented, or modified from time to time in accordance with Section 7 of this Agreement being referred to herein as the “Final Financing Order”);

(G) any document or agreement referenced in this Agreement, the Restructuring Term Sheet, and/or the DIP Credit Agreement, including the definitive documents governing the New First Lien Facility (as defined in the Restructuring Term Sheet) and the warrant agreement governing the New Warrants, the terms of which warrant agreement shall be consistent with the term sheet attached hereto as Exhibit E (the “New Warrants Term Sheet”);

(H) the documents comprising the plan supplement setting forth, among other things, (1) executory contracts and unexpired leases to be assumed or rejected, (2) the identities of each Debtor’s post-effective date directors, managers, and officers (as applicable), (3) claims and causes of action held by the Debtors to be retained or released, as applicable, by the reorganized Debtors on the Agreed Restructuring Plan’s effective date and (4) the corporate documents (including bylaws, charters, shareholder agreement and other similar corporate documents) for the reorganized Debtors (the “Plan Supplement”); and

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(I) such other documents and instruments necessary or appropriate to implement the Restructuring (together with the Plan Supplement, and all documents, agreements, motions or orders described in the immediately foregoing clauses (A) through (H), the “Definitive Documents”); and

(ii) Subject to the terms and conditions hereof, and for so long as this Agreement has not been terminated, each Party shall execute the Definitive Documents that require execution by such Party and otherwise support the Definitive Documents.

(iii) The Definitive Documents shall be consistent in all material respects with the Restructuring Term Sheet and shall contain such other terms and conditions acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders.

(e) Plan Sponsor Fees and Expenses. The Debtors shall pay, when due and payable, all outstanding prepetition and postpetition fees and expenses incurred by the Plan Sponsor and its advisors, including the fees of and expenses incurred by Kirkland & Ellis LLP, as counsel to the Plan Sponsor, Zack A. Clement PLLC, as local counsel to the Plan Sponsor, and any financial advisor, technical advisor, or other consultant, advisor, analyst, or other professional engaged by the Plan Sponsor in connection with the Chapter 11 Cases. If this Agreement is terminated in accordance with its terms, any unpaid fees and expenses shall be paid in full within five (5) Business Days of such termination. The fees and expenses owed under this section shall be entitled to administrative expense priority status.

(f) Claren Road Fees and Expenses. The Debtors shall pay, within ten (10) calendar days’ receipt of an invoice, all reasonable and documented outstanding prepetition and postpetition fees and expenses of and expenses incurred by Bracewell LLP, as counsel, and Opportune LLP, as financial advisor, to Claren Road in connection with the Chapter 11 Cases. If this Agreement is terminated in accordance with its terms, any unpaid fees and expenses shall be paid in full within five (5) Business Days of such termination. The fees and expenses owed under this section shall be entitled to administrative expense priority status.

(g) Consenting Senior Noteholder Fees and Expenses. Prior to the Petition Date, the Debtors shall pay all then-accrued but unpaid reasonable and documented prepetition fees and expenses incurred by Stroock & Stroock & Lavan LLP (“Stroock”), as counsel to the Initial Consenting Senior Noteholders, and Haynes and Boone, LLP (“HB”), as local counsel to the Initial Consenting Senior Noteholders, plus a retainer in an amount to be agreed between Stroock and the Company. Following the Petition Date, the Debtors shall pay, within ten (10) calendar days’ receipt of an invoice, all outstanding prepetition and postpetition fees and expenses incurred by the Consenting Senior Noteholders, including the fees of and expenses incurred by Stroock and HB. If this Agreement is terminated in accordance with its terms, any unpaid fees and expenses shall be paid in full within five (5) Business Days of such termination. The fees and expenses owed under this section shall be entitled to administrative expense priority status.

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(h) Alternative Proposals. In the event that, during the period from the Agreement Effective Date until the entry of an order approving the Disclosure Statement describing the Agreed Restructuring Plan, the Debtors receive a Superior Proposal (as defined below), the Debtors shall promptly provide a written copy of such Superior Proposal to (i) Stroock and the Consenting Supporting Noteholders, (ii) Claren Road and the professionals engaged by Claren Road in connection with the Chapter 11 Cases and (iii) the Plan Sponsor and the professionals engaged by the Plan Sponsor in connection with the Chapter 11 Cases. A “Superior Proposal” means a bona fide written proposal determined by the board of directors of the Parent Debtor, in good faith after consultation with the Parent Debtor’s external legal counsel and its financial advisor, to be (i) more favorable, from a financial point of view, to the Debtors’ stakeholders than the transactions contemplated by the Agreed Restructuring Plan, and (ii) reasonably likely to be consummated on a timely basis, taking into account legal, financial, regulatory, and other aspects of the proposal (including conditions to consummation).

3.02. Milestones and Other Covenants.

(a) Subject to entry into appropriate confidentiality agreements, each of the Debtors shall permit and facilitate any and all due diligence necessary to consummate the Restructuring, including: (i) cooperating fully with the Plan Sponsor, Claren Road, and the Consenting Senior Noteholders and each of their respective officers, directors, employees, and advisors, in furnishing information, as and when requested, including with respect to the Debtors’ financial affairs, finances, financial condition, and business operations; (ii) authorizing the Plan Sponsor, Claren Road, and the Consenting Senior Noteholders to meet and/or have discussions with any of its officers, directors, employees, and advisors from time to time as reasonably requested by the Plan Sponsor, Claren Road, or the Consenting Senior Noteholders to discuss any matters regarding the Debtors’ financial affairs, finances, financial condition, and business operations; and (iii) directing and authorizing all such persons and entities to fully disclose to the Plan Sponsor, Claren Road, or the Consenting Senior Noteholders all information requested by the Plan Sponsor, Claren Road, or the Consenting Senior Noteholders regarding the foregoing.

(b) Each of the Debtors shall:

(i) no later than seven (7) days after the Agreement Effective Date, file with the Bankruptcy Court the Agreed Restructuring Plan and the Disclosure Statement;

(ii) no later than July 25, 2016, cause the Bankruptcy Court to have entered the Final Financing Order;

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(iii) no later than July 25, 2016, cause the Bankruptcy Court to have entered an order approving the adequacy of the Disclosure Statement (the “Disclosure Statement Order”);

(iv) no later September 15, 2016, cause the Bankruptcy Court to have entered the Confirmation Order;

(v) no later than September 30, 2016, cause the effective date of the Agreed Restructuring Plan (the “Plan Effective Date”) to occur.

(c) Each of the Parties shall distribute draft copies of all motions, applications (including retention applications), proposed orders, pleadings, and other related documents that such Party intends to file with the Bankruptcy Court to counsel to each of the Debtors, the Plan Sponsor, Claren Road, and the Initial Consenting Senior Noteholders, at least three (3) Business Days prior to the date when such Party intends to file such document; provided that with respect to any such document that is or relates to a Definitive Document, such document shall be provided at least five (5) Business Days prior to the date when such Party intends to file such Definitive Document or document related thereto, and prior to any such filing shall consult in good faith with the other Parties regarding the form and substance of any such proposed filing; provided, further, that in the event of exigent circumstances that are not reasonably foreseen, each of the Parties shall use its best efforts to distribute such draft copies at the earliest practicable time.

(d) Each of the Debtors shall (i) operate its business in the ordinary course, including maintaining its accounting methods, using commercially reasonable efforts to preserve its assets and business relationships, continuing its billing and collection procedures, using commercially reasonable efforts to retain key employees, and maintaining its business records in accordance with its past practices, and (ii) not sell, transfer, or otherwise dispose of any material portion of its assets, other than hydrocarbons in the ordinary course of business and other than as permitted in the Interim Financing Order, the Final Financing Order, and/or the DIP Credit Agreement.

(e) Each of the Parties shall timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or an examiner with the authority to operate the Debtors’ businesses pursuant to section 1104 of the Bankruptcy Code, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases.

(f) Each of the Parties shall timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a chapter 11 plan; provided that nothing in this Agreement shall prohibit or restrict the rights of the Parties to seek to have the Agreed Restructuring Plan confirmed.

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(g) Each of the Debtors shall not enter into a new employment agreement or amend, restate, or otherwise change the compensation for any member of management prior to the consummation of the Restructuring without the prior written consent of the Plan Sponsor.

(h) Each of the Debtors shall not assume, assume and assign, or reject any executory contracts or unexpired leases without the prior written consent of the Plan Sponsor.

Section 4. Representations and Warranties.

4.01. Mutual Representations and Warranties. Each of the Parties, severally and not jointly, represents and warrants to each other Party, as of the date of this Agreement, as follows (each of which is a continuing representation and warranty):

(a) It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability;

(b) Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the Restructuring and otherwise perform its obligations under this Agreement;

(c) The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and

(d) It has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated hereby, has had the opportunity to review this Agreement with its legal counsel and has not relied on any statements made by any other Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereby.

4.02. Representations of Each Consenting First Lien Facility Claims Holder. Each Consenting First Lien Facility Claims Holder represents and warrants that, as of the Agreement Effective Date:

(a) such Consenting First Lien Facility Claims Holder, together with its affiliates that are parties hereto, is the beneficial owner of the entire principal amount of the First Lien Facility Claims, or is the nominee, investment manager, advisor, and/or sub-advisor for the beneficial holders or otherwise has the ability to vote or cause to be voted such First Lien Facility Claims;

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(b) other than pursuant to this Agreement, such First Lien Facility Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting First Lien Facility Claims Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(c) such Consenting First Lien Facility Claims Holder has the direct or indirect authority to act on behalf of, cause to be voted or vote and consent to matters concerning such First Lien Facility Claims and to dispose of, exchange, assign and transfer such rights with respect to such First Lien Facility Claims.

4.03. Representations of the Consenting Second Lien Facility Claims Holders. Each Consenting Second Lien Facility Claims Holder represents and warrants that, as of the Agreement Effective Date:

(a) such Consenting Second Lien Facility Claims Holder, together with its affiliates that are parties hereto, is the beneficial owner of the entire principal amount of the Second Lien Facility Claims, or is the nominee, investment manager, advisor, and/or sub-advisor for the beneficial holders or otherwise has the ability to vote or cause to be voted such Second Lien Facility Claims;

(b) other than pursuant to this Agreement, such Second Lien Facility Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Second Lien Facility Claims Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

(c) such Consenting Second Lien Facility Claims Holder has the direct or indirect authority to act on behalf of, cause to be voted or vote and consent to matters concerning such Second Lien Facility Claims and to dispose of, exchange, assign and transfer such rights with respect to such Second Lien Facility Claims.

4.04. Representations of the Consenting Senior Noteholders. Each Consenting Senior Noteholder, severally and not jointly, represents and warrants that, as of the Agreement Effective Date:

(a) it is the beneficial owner of the principal amount of the Senior Notes Claims (and the Senior Notes to which such Senior Notes Claim relate), stated in the signature block to this Agreement of such Consenting Senior Noteholder, or is the nominee, investment manager, advisor, and/or sub-advisor for the beneficial holders or otherwise has the ability to vote or cause to be voted such Senior Notes Claims;

(b) other than pursuant to this Agreement, such Senior Notes Claims (and the Senior Notes to which such Senior Notes Claim relate) are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Senior Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and

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(c) it has the direct or indirect authority to act on behalf of, cause to be voted or vote and consent to matters concerning the Senior Notes Claims and to dispose of, exchange, assign and transfer such rights with respect to the Senior Notes Claims.

4.05. Representation of the Company Regarding General Unsecured Claims. The Company, after reasonable due diligence, investigation and analysis, has determined that aggregate prepetition general unsecured claims (other than prepetition general unsecured claims on account of or related to the First Lien Facility Claims, Second Lien Facility Claims, Senior Note Claims, and/or the Citrus Earn Out Claim) asserted against any Debtor are not reasonably likely to exceed $35,000,000.

Section 5. Termination Events.

5.01. Plan Sponsor Termination Events. The Plan Sponsor may terminate its obligations and liabilities under this Agreement upon three (3) Business Days’ prior written notice (in accordance with Section 9.10 hereof) to the Debtors, Claren Road, and counsel to the Required Consenting Senior Noteholders of the occurrence of any of the following events (each, a “Plan Sponsor Termination Event”):

(a) any of the events listed in Section 3.02(b) hereof does not occur by the dates set forth therein;

(b) a Termination Date (as defined in the Interim Financing Order (until entry of the Final Financing Order), the Final Financing Order, or the DIP Credit Agreement, as applicable) occurs;

(c) the breach in any respect by any Debtor, Claren Road, or the Required Consenting Senior Noteholders of (or failure to satisfy) any of their respective obligations, representations, warranties, or covenants set forth in this Agreement (excluding those set forth in Section 3.02(b) hereof) and failure to cure such breach within five (5) Business Days of the Debtors, Claren Road, or the Required Consenting Senior Noteholders, respectively, receiving written notice from the Plan Sponsor of such breach in accordance with Section 9.10 hereof;

(d) the Debtors, Claren Road, or the Required Consenting Senior Noteholders file any motion, pleading, any Definitive Document, or related document with the Bankruptcy Court in a manner that is inconsistent in any respect with this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement, and such motion, pleading, or related document has not been withdrawn after three (3) Business Days of the Debtors, Claren Road, and the Required Consenting Senior Noteholders, receiving written notice in accordance with Section 9.10 hereof from the Plan Sponsor that such motion, pleading, or related document is a Plan Sponsor Termination Event pursuant to this Section 5.01(d);

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(e) the Bankruptcy Court enters an order approving debtor-in-possession financing or exit financing that is inconsistent with the Restructuring Term Sheet and otherwise not agreed to by the Plan Sponsor;

(f) any of the Definitive Documents, the Interim Financing Order, the Final Financing Order, or any other order entered by the Bankruptcy Court related thereto shall have been modified, abrogated, terminated, or otherwise is not in full force and effect, without the consent of the Plan Sponsor;

(g) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Restructuring in a way that cannot be reasonably remedied by the Debtors in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement; provided that the Debtors shall have ten (10) Business Days after receiving such ruling or order to cure any breach in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement;

(h) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers to operate the Debtors’ businesses pursuant to section 1104 of the Bankruptcy Code or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing any of the Chapter 11 Cases;

(i) the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code; provided that the Plan Sponsor must provide notice (in accordance with Section 9.10 hereof) of its intention to terminate its obligations and liabilities under this Agreement with respect to the foregoing no more than 10 days following entry of any such order terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code; or

(j) the board of directors (or the members of any other governing body performing a similar function) of any Debtor determines, after consultation with its legal counsel, that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of their fiduciary duties (including by filing a motion or other document in the Bankruptcy Court seeking approval of a Superior Proposal).

5.02. Claren Road Termination Events. Claren Road may terminate its obligations and liabilities under this Agreement upon three (3) Business Days’ prior written notice (in accordance with Section 9.10 hereof) to the Debtors, the Plan Sponsor, and counsel to the Required Consenting Senior Noteholders of the occurrence of any of the following events (each, a “Claren Road Termination Event”):

(a) any of the events listed in Section 3.02(b) hereof does not occur by the dates set forth therein;

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(b) a Termination Date (as defined in the Interim Financing Order (until entry of the Final Financing Order), the Final Financing Order, or the DIP Credit Agreement, as applicable) occurs;

(c) the breach in any respect by the Plan Sponsor, the Required Consenting Senior Noteholders or any Debtor of (or failure to satisfy) any of their respective obligations, representations, warranties, or covenants set forth in this Agreement (excluding those set forth in Section 3.02(b) hereof) and failure to cure such breach within five (5) Business Days of the Plan Sponsor, the Required Consenting Senior Noteholders or the Debtors, respectively, receiving written notice from counsel to Claren Road of such breach in accordance with Section 9.10 hereof;

(d) the Debtors, the Required Consenting Senior Noteholders or the Plan Sponsor file any motion, pleading, any Definitive Document or related document with the Bankruptcy Court in a manner that is inconsistent in any respect with this Agreement, the Restructuring Term Sheet, the New Warrants Term Sheet, the Final Financing Order, or the DIP Credit Agreement, and such motion, pleading, or related document has not been withdrawn after three (3) Business Days of the Debtors, the Required Consenting Senior Noteholders and the Plan Sponsor receiving written notice in accordance with Section 9.10 hereof from counsel to Claren Road that such motion, pleading, or related document is a Claren Road Termination Event pursuant to this Section 5.02(d);

(e) the Bankruptcy Court enters an order approving debtor-in-possession financing or exit financing that is materially inconsistent with the Restructuring Term Sheet and otherwise not agreed to by Claren Road (which consent shall not be unreasonably withheld);

(f) any of the Definitive Documents, the Final Financing Order or any other order entered by the Bankruptcy Court related thereto shall have been modified, abrogated terminated, or otherwise is not in full force and effect, without the consent of Claren Road (which consent shall not be unreasonably withheld);

(g) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Restructuring in a way that cannot be reasonably remedied by the Debtors in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement; provided that the Debtors shall have ten (10) Business Days after receiving such ruling or order to cure any breach in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement;

(h) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers to operate the Debtors’ businesses pursuant to

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section 1104 of the Bankruptcy Code or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing any of the Chapter 11 Cases; or

(i) the board of directors (or the members of any other governing body performing a similar function) of any Debtor determines, after consultation with its legal counsel, that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of their fiduciary duties (including by filing a motion or other document in the Bankruptcy Court seeking approval of a Superior Proposal).

5.03. Required Consenting Senior Noteholder Termination Events. The Required Consenting Noteholders may terminate the respective obligations and liabilities of the Consenting Senior Noteholders under this Agreement upon three (3) Business Days’ prior written notice (in accordance with Section 9.10 hereof) to the Plan Sponsor, Claren Road or Debtors, as applicable, of the occurrence of any of the following events (each, an “Required Consenting Noteholder Termination Event,” and, together with the Plan Sponsor Termination Events, the Claren Road Termination Events and the Debtor Termination Events, the “Termination Events”):

(a) any of the events listed in Section 3.02(b) hereof does not occur by the dates set forth therein;

(b) a Termination Date (as defined in the Interim Financing Order (until entry of the Final Financing Order), the Final Financing Order, or the DIP Credit Agreement, as applicable) occurs;

(c) the breach in any respect by the Plan Sponsor, Claren Road, or any Debtor of (or failure to satisfy) any of their respective obligations, representations, warranties, or covenants set forth in this Agreement (excluding those set forth in Section 3.02(b) hereof) and failure to cure such breach within five (5) Business Days of the Plan Sponsor, Claren Road, or the Debtors, respectively, receiving written notice from counsel to the Required Consenting Senior Noteholders of such breach in accordance with Section 9.10 hereof;

(d) the Debtors, Claren Road, or the Plan Sponsor file any motion, pleading, any Definitive Document or related document with the Bankruptcy Court in a manner that is inconsistent in any respect with this Agreement, the Restructuring Term Sheet, the Final Financing Order, or the DIP Credit Agreement, and such motion, pleading, or related document has not been withdrawn after three (3) Business Days of the Debtors, Claren Road, and the Plan Sponsor receiving written notice in accordance with Section 9.10 hereof from counsel to the Required Consenting Senior Noteholders that such motion, pleading, or related document is a Required Consenting Noteholder Termination Event pursuant to this Section 5.03(d);

(e) the Bankruptcy Court enters an order approving debtor-in-possession financing or exit financing that is materially inconsistent with the Restructuring Term Sheet and otherwise not agreed to by the Required Consenting Senior Noteholders (which consent shall not be unreasonably withheld);

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(f) any of the Definitive Documents, the Interim Financing Order, the Final Financing Order, or any other order entered by the Bankruptcy Court related thereto shall have been modified, abrogated terminated, or otherwise is not in full force and effect, without the consent of the Required Consenting Senior Noteholders (which consent shall not be unreasonably withheld);

(g) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Restructuring in a way that cannot be reasonably remedied by the Debtors in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Interim Financing Order, the Final Financing Order, or the DIP Credit Agreement; provided that the Debtors shall have ten (10) Business Days after receiving such ruling or order to cure any breach in a manner that does not prevent or diminish in a material way compliance with the terms of this Agreement, the Restructuring Term Sheet, the Interim Financing Order, the Final Financing Order, or the DIP Credit Agreement;

(h) the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers to operate the Debtors’ businesses pursuant to section 1104 of the Bankruptcy Code or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing any of the Chapter 11 Cases; or

(i) the board of directors (or the members of any other governing body performing a similar function) of any Debtor determines, after consultation with its legal counsel, that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of their fiduciary duties (including by filing a motion or other document in the Bankruptcy Court seeking approval of a Superior Proposal).

5.04. Debtor Termination Events. The Debtors may terminate their obligations and liabilities under this Agreement upon three (3) Business Days’ prior written notice (in accordance with Section 9.10 hereof) to the Plan Sponsor, counsel to Claren Road, and counsel to the Required Consenting Senior Noteholders, as applicable, of the occurrence of any of the following events (each, a “Debtor Termination Event”):

(a) the material breach by the Plan Sponsor, Claren Road or the Required Consenting Senior Noteholders of any of their respective representations, warranties, or covenants set forth in this Agreement that remains uncured for a period of five (5) Business Days after it receives written notice of such breach from any of the Debtors;

(b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that would have a material adverse effect on the consummation of the Restructuring (taken as a whole); or

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(c) the board of directors (or the members of any other governing body performing a similar function) of any Debtor determines, after consultation with its legal counsel, that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of their fiduciary duties (including by filing a motion or other document in the Bankruptcy Court seeking approval of a Superior Proposal).

5.05. Unclean Hands. Notwithstanding any provision in this Agreement to the contrary, no Party shall be entitled to terminate this Agreement if such Party is in material breach of any provision hereof.

5.06. Mutual Termination. This Agreement may be terminated by mutual, written agreement signed by each Debtor, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders.

5.07. Effect of Termination. Upon the termination of this Agreement under Section 5.01, 5.02, 5.03 or 5.04 hereof, (a) except with respect to the continuing obligations relating to the fees and expenses specified in Section 3.01 hereof, this Agreement shall be of no further force and effect and each Party shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, and (b) any and all consents tendered by the Plan Sponsor, Claren Road or any Consenting Senior Noteholder prior to such termination shall be deemed, for all purposes, to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement or otherwise, and such consents may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek an order from the Bankruptcy Court or consent from the Debtors allowing such change or resubmission). Notwithstanding the foregoing, other than in the case of mutual termination under Section 5.06 hereof, any claim for breach of this Agreement that accrued prior to the date of a Party’s termination or termination of this Agreement (as the case may be) and all other rights and remedies of the Parties hereto shall not be prejudiced as a result of termination.

5.08. Termination Upon Consummation of the Restructuring. This Agreement shall terminate automatically without any further required action or notice on the Plan Effective Date.

Section 6. Transfer of Debt Claims.

6.01. Each Consenting Debt Claims Holder shall not directly or indirectly (a) grant any proxies to any person, in connection with its Debt Claims, to vote on the Restructuring, or (b) Transfer any Debt Claims, except (i) to a transferee that is a Consenting Debt Claims Holder, (ii) an affiliate, subsidiary, related fund, or managed account of such Consenting Debt Claims Holder (provided that such affiliate, subsidiary, related fund or managed account shall automatically be deemed party to this Agreement), or (iii) to such other person or entity that first

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agrees in writing by executing a Joinder to be subject to the terms and conditions of this Agreement as a Consenting Debt Claims Holder and promptly delivering such Joinder to the Company at its address in set forth in Section 9.10 hereof. Each Consenting Debt Claims Holder that Transfers a Debt Claim shall notify the Company and Stroock in writing of such Transfer (identifying the Transferee and the settlement date of such Transfer) within two Business Days after the settlement of such Transfer. Any Transfer of any Debt Claim that does not comply with this Agreement shall be deemed void ab initio. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall prohibit or preclude any Consenting Debt Claims Holder or an affiliate of a Consenting Debt Claims Holder from (A) acquiring additional Debt Claims; provided, however, that any such additional Debt Claims acquired by a Consenting Debt Claims Holder or an affiliate of a Consenting Debt Claims Holder shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement, or (B) granting any liens or encumbrances on any Debt Claims in favor of a bank or broker-dealer holding custody of such claims in the ordinary course of business and which lien or encumbrance is released upon Transfer of such claims.

6.02. Notwithstanding anything herein to the contrary, (i) any Consenting Debt Claims Holder may Transfer any of its Debt Claims to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Party; provided, however, that the Qualified Marketmaker subsequently Transfers all right, title and interest in such Debt Claims to a Transferee that is or becomes a Party as provided above, and the Transfer documentation between the transferring Party and such Qualified Marketmaker shall contain a requirement that provides as such (the transferring Party shall use commercially reasonable efforts to allow the Company to be an explicit third party beneficiary of such requirement), and (ii) to the extent any Party is acting in its capacity as a Qualified Marketmaker, it may Transfer any Debt Claims that it acquires from a holder of such Debt Claims that is not a Party hereto without the requirement that the Transferee be or become a Party. Notwithstanding the foregoing, if, at the time of the proposed Transfer of such Debt Claims to the Qualified Marketmaker, such Debt Claims (x) may be voted on the Agreed Restructuring Plan, the proposed transferor Party must first vote such Debt Claims in accordance with and subject to the requirements of Section 3.01(b) hereof, or (y) have not yet been and may not yet be voted on the Agreed Restructuring Plan, and such Qualified Marketmaker does not Transfer such Debt Claims to a subsequent Transferee prior to the fifth (5th) business day prior to the expiration of the voting deadline (such date, the “Qualified Marketmaker Joinder Date”), such Qualified Marketmaker shall be required to (and the Transfer documentation to the Qualified Marketmaker shall have provided that it shall), on the first business day immediately following the Qualified Marketmaker Joinder Date, become a Party with respect to such Debt Claims in accordance with the terms hereof (provided that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Party with respect to such Debt Claims at such time that the Transferee of such Debt Claims becomes a Party with respect to such Debt Claims). For these purposes, “Qualified Marketmaker” means an entity that (X) holds itself out to the market as standing ready in the ordinary course of business to purchase from and sell to customers’ Debt Claims, or enter with customers into long and/or short positions in Debt Claims, in its capacity as a dealer or market maker in such Debt Claims; and (Y) is in fact regularly in the business of making a market in claims, interests and/or securities of issuers or borrowers.

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Section 7. Amendments. Except as otherwise provided herein, any modification, amendment, supplement or waiver of (a) this Agreement shall require the prior written consent (which consent shall not be withheld unreasonably) of each of the Debtors, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders, (b) the Final Financing Order or the DIP Credit Agreement, including any annexes to either of such instruments, shall require the prior written consent of (i) the Debtors, (ii) the Plan Sponsor, (iii) to the extent such modification, amendment, supplement or waiver adversely affects the rights, interests, protections or recoveries of Claren Road, in their capacities as creditors of the Debtors and the Debtors’ estates, whether under this Agreement, the Restructuring Term Sheet, the Agreed Restructuring Plan or otherwise, Claren Road, and (iv) to the extent such modification, amendment, supplement or waiver adversely affects the rights, interests, protections or recoveries of the Senior Noteholders, in their capacities as general unsecured creditors of the Debtors and the Debtors’ estates, whether under this Agreement, the Restructuring Term Sheet, the Agreed Restructuring Plan or otherwise, the Required Consenting Senior Noteholders, or (c) the Restructuring Term Sheet or the New Warrants Term Sheet shall require (i) the prior written consent of the Debtors and the Plan Sponsor and (ii) if such modification, amendment, supplement or waiver is adverse to Claren Road, the prior written consent of Claren Road (which consent shall not be withheld unreasonably) (provided that any such modification or amendment of the Restructuring Term Sheet or the New Warrants Term Sheet that affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Claren Road or the rights and protections of minority stockholders as set forth in the Restructuring Term Sheet or the New Warrants Term Sheet as of the date hereof, or that adversely affects the value of the New Common Equity or the New Warrants, shall require the prior written consent of Claren Road in its sole discretion) and (iii) if such modification, amendment, supplement or waiver is adverse to the Consenting Senior Noteholders, the prior written consent of the Required Consenting Senior Noteholders (which consent shall not be withheld unreasonably) (provided that any such modification or amendment of the Restructuring Term Sheet or the New Warrants Term Sheet that affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to holders of the Senior Notes or the rights and protections of minority stockholders as set forth in the Restructuring Term Sheet or the New Warrants Term Sheet as of the date hereof, or that adversely affects the value of the New Common Equity or the New Warrants, shall require the prior written consent of the Required Consenting Senior Noteholders in their sole discretion).

Section 8. No Solicitation. Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Agreed Restructuring Plan, or any other chapter 11 plan, or (b) an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The acceptance of the Plan Sponsor, any Consenting Second Lien Facility Claims Holder, and any Consenting Senior Noteholder of the Agreed Restructuring Plan, or any other chapter 11 plan, shall not be solicited until the Plan Sponsor, any such Consenting Second Lien Facility Claims Holder, and any such Consenting Senior Noteholder, as applicable, have received the Disclosure Statement and related ballot and solicitation materials, each as approved by the Bankruptcy Court.

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Section 9. Miscellaneous.

9.01. Good-Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith in respect of matters concerning the implementation and consummation of the Restructuring. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Restructuring in a manner materially consistent with the terms set forth in this Agreement, the Restructuring Term Sheet, the Interim Financing Order, and the DIP Credit Agreement, as applicable.

9.02. Complete Agreement. This Agreement and the exhibits and annexes hereto represent the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

9.03. Parties; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties. Except as provided expressly herein or in a Joinder entered into in compliance with the terms hereof, no rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity, and any purported assignment in violation hereof shall be null and void ab initio.

9.04. Headings. The headings of all Sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

9.05. Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the Bankruptcy Court. Solely in connection with claims arising under this Agreement, each Party (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto with respect to any claims arising under this Agreement. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder.

9.06. Execution of Agreement. This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

9.07. Interpretation. This Agreement is the product of negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

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9.08. Successors and Assigns. Subject to Section 6 hereof, this Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives, other than a trustee or similar representative appointed in a bankruptcy case.

9.09. Acknowledgements. Notwithstanding anything herein to the contrary, this Agreement shall not be construed to limit the Debtors or any member of the Debtors’ boards of directors’ exercise (in their sole discretion) of its fiduciary duties to any person, including those arising from the Debtors’ status as debtors or debtors in possession under the Bankruptcy Code or under other applicable law, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. Nothing in this Agreement shall limit in any way the right of the Parties to participate in the Chapter 11 Cases; provided that such participation does not violate and is not inconsistent with the terms of this Agreement, the Restructuring Term Sheet, the Interim Financing Order, or the DIP Credit Agreement, as applicable.

9.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent in portable document format (pdf) by electronic mail, or by courier, or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to the Debtors, to:

11 Greenway Plaza, Suite 3050
Houston, Texas 77046
	Attention:	James A. Watt
	E-mail:	jawatt@warrenresources.com

with copies (which shall not constitute notice) to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
	Attention:	Henry Havre
Timothy A. Davidson II
	E-mail:	henryhavre@andrewskurth.com
taddavidson@andrewskurth.com

(b)	if to the Plan Sponsor, to:

GSO / Blackstone Debt Funds Management LLC
345 Park Avenue
31st Floor
New York, New York 10154
	Attention:	Brad Marshall
Valerie Kritsberg
	E-mail:	brad.marshall@gsocap.com
valerie.kritsberg@gsocap.com

26

with copies (which shall not constitute notice) to:

Franklin Square Capital Partners
201 Rouse Boulevard
Philadelphia, PA 19112
	Attention:	Stephen S. Sypherd
	E-mail:	stephen.sypherd@franklinsquare.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
	Attention:	Patrick J. Nash, Jr., P.C.
Gregory F. Pesce
	E-mail:	patrick.nash@kirkland.com
gregory.pesce@kirkland.com

(c)	if to Claren Road, to:

Claren Road Asset Management LLC
51 Astor Place, 12th Floor
New York, NY 10003
	Attention:	Albert Marino
Ben Kozinn
	E-mail:	marino@clarenroad.com
Kozinn@clarenroad.com

with copies (which shall not constitute notice) to:

Bracewell LLP
CityPlace I, 34th Floor
185 Asylum Street
Hartford, Connecticut 06103-3458
	Attention:	Kurt A. Mayr
David L. Lawton
	E-mail:	kurt.mayr@bracewelllaw.com
david.lawton@bracewelllaw.com

(d)	if to the Required Consenting Senior Noteholders, to:

Stroock Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
	Attention:	Jayme Goldstein
Erez Gilad
	E-mail:	jgoldstein@stroock.com
egilad@stroock.com

27

Any notice given by hand delivery, electronic mail, mail, or courier shall be effective when received.

9.11. Access. The Debtors shall afford the Plan Sponsor and the Consenting Supporting Noteholders and each of their respective attorneys, consultants, accountants, and other authorized representatives reasonable access, upon reasonable notice during normal business hours, to all properties, books, contracts, commitments, records, management personnel, lenders, and advisors of the Debtors.

9.12. Waiver. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of the Parties or the ability of the Parties to protect and preserve its rights, remedies, and interests, including its claims against or interests in the Debtors, including under the First Lien Facility, the Second Lien Facility, the Senior Note Indenture and applicable law. If the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

9.13. Several, Not Joint, Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint. It is understood and agreed that each of the Parties (as applicable) may trade in its First Lien Facility Claims, Second Lien Facility Claims, Senior Notes or other debt or equity securities of the Debtors, without the consent of the Debtors, subject to (a) applicable laws, if any, (b) the First Lien Facility, (c) the Second Lien Facility, and (d) Section 6 hereof.

9.14. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement, or otherwise available in respect hereof at law or in equity, shall be cumulative and not alternative, and the exercise of any such right, power, or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

9.15. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

9.16. Automatic Stay. The Parties are each authorized to take any steps necessary to effectuate the reimbursement of fees and expenses hereunder or termination of this Agreement, as applicable, including sending any applicable notices to the Debtors, notwithstanding section 362 of the Bankruptcy Code or any other applicable law, and no cure period contained in this Agreement, the Interim Financing Order, the Final Financing Order, or the DIP Credit Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code, or any other applicable law.

28

9.17. Survival of Agreement. The Parties acknowledge and agree that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Debtors and in contemplation of possible chapter 11 filings by the Debtors, and (a) the rights granted in this Agreement are enforceable by each signatory hereto without approval of the Bankruptcy Court, and (b) the Debtors waive any rights to assert that the exercise of such rights violate the automatic stay or any other provisions of the Bankruptcy Code.

9.18. Settlement Discussions. This Agreement, the Restructuring Term Sheet, the New Warrants Term Sheet, the Interim Financing Order, and the DIP Credit Agreement and all related documents and agreements are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto. Nothing herein shall be deemed an admission of any kind. If this Agreement is terminated, or if the transactions contemplated herein or in the Restructuring Term Sheet are not consummated, nothing contained herein or therein (including any terms, conditions, stipulations or assumptions reflected herein or therein) shall be binding upon any Party, nor be construed as a waiver by any Party of any or all of such Party’s rights and remedies and the Parties expressly reserve any and all of such respective rights and remedies. Pursuant to rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms hereof.

9.19. Consideration. The Parties hereby acknowledge that no consideration, other than that specifically described in this Agreement, the Restructuring Term Sheet, the New Warrants Term Sheet, the Interim Financing Order, and the DIP Credit Agreement, shall be due or paid to any Party for its agreement to vote to accept the Agreed Restructuring Plan in accordance with the terms and conditions hereof.

9.20. Disclosure. Prior to any disclosure, the Debtors shall submit to the Plan Sponsor (with a copy to Kirkland & Ellis LLP, counsel for the Plan Sponsor), Claren Road (with a copy to Bracewell LLP, counsel to Claren Road), and the Initial Consenting Supporting Noteholders (with a copy to Stroock), all press releases, announcements, and public documents that constitute the initial disclosure of the existence or terms of this Agreement or any amendment or modification to the terms hereof at least two (2) business days prior to such disclosure, and shall provide each such Party with a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall incorporate any such reasonable comments in good faith. No Party or its representatives shall use the name of the Plan Sponsor, Claren Road, or the Initial Consenting Supporting Noteholders in any public manner or disclose to any person or entity (including, for the avoidance of doubt, other Parties) other than to the Debtors and their advisors, the principal amount or percentage of any Debt Claims held by any Party, in each case, without such Party’s prior written consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or the aggregate principal amount of Debt Claims held by any group or class of Parties, collectively. Notwithstanding the provisions in this Section 9.20, (x) any Party hereto may disclose the identities of the Parties hereto in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, and (y) any party hereto may disclose, to the extent expressly consented to in writing by a Party, such Party’s identity and individual holdings.

29

(Signatures on Following Pages)

30

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

WARREN RESOURCES, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President, Chief Executive Officer and
Chief Restructuring Officer

WARREN E&P, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN RESOURCES OF CALIFORNIA, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN MANAGEMENT CORP.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN ENERGY SERVICES, LLC

By:	WARREN E&P, INC., its sole manager

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

(Signature pages to Amended and Restated Restructuring Support Agreement)

WARREN MARCELLUS LLC

By: WARREN RESOURCES, INC., its sole member

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President, Chief Executive Officer and
Chief Restructuring Officer

(Signature pages to Amended and Restated Restructuring Support Agreement)

FS INVESTMENT CORPORATION
FS INVESTMENT CORPORATION II
FS INVESTMENT CORPORATION III

By:	GSO/Blackstone Debt Funds Management LLC
Its:	Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

FS ENERGY AND POWER FUND

By:	GSO Capital Partners LP
Its:	Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

RACE STREET FUNDING LLC

By:	FS Investment Corporation
Its:	Sole Member

By:	GSO/Blackstone Debt Funds Management LLC
Its:	Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

(Signature pages to Amended and Restated Restructuring Support Agreement)

COBBS CREEK LLC
LEHIGH RIVER LLC JUNIATA RIVER LLC GREEN CREEK LLC

By:	FS Investment Corporation II
Its:	Sole Member

By:	GSO/Blackstone Debt Funds Management LLC
Its:	Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

JEFFERSON SQUARE FUNDING LLC

By:	FS Investment Corporation III
Its:	Sole Member

By:	GSO/Blackstone Debt Funds Management LLC
Its:	Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

(Signature pages to Amended and Restated Restructuring Support Agreement)

CLAREN ROAD CREDIT MASTER FUND, LTD.

CLAREN ROAD CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:	CLAREN ROAD ASSET MANAGEMENT, LLC
Its:	investment advisor

By:	/s/ Albert Marino
Name:	Albert Marino
Title:	Chief Operating Officer

(Signature pages to Amended and Restated Restructuring Support Agreement)

HOTCHKIS AND WILEY HIGH YIELD FUND

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

HOTCHKIS AND WILEY CAPITAL INCOME FUND

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

SANTA BARBARA COUNTY EMPLOYEES RETIREMENT SYSTEM

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NATIONAL ELEVATOR INDUSTRY PENSION PLAN

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

TEXAS COUNTY AND DISTRICT RETIREMENT SYSTEM

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

GOVERNMENT OF GUAM RETIREMENT FUND

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

UNIVERSITY OF DAYTON

By:	Hotchkis and Wiley Capital Management, LLC (H&W)
Its:	investment advisor

By:	/s/ Anna Marie Lopez
Name:	Anna Marie Lopez
Title:	Chief Operating Officer of H&W

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA US ATTRACTIVE YIELD CORPORATE BOND FUND MOTHER FUND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

BARCLAYS MULTI-MANAGER FUND PLC

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

HIGH YIELD CORPORATE BOND OPEN MOTHER FUND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

KAPITALFORENINGEN INDUSTRIENS PENSION PORTFOLIO, HIGH YIELD OBLIGATIONER III

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA FUNDS IRELAND PLC – US HIGH YIELD BOND FUND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

L-3 COMMUNICATIONS CORPORATION MASTER TRUST

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

LOUISIANA STATE EMPLOYEES’ RETIREMENT SYSTEM

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

MONTGOMERY COUNTY EMPLOYEES’ RETIREMENT SYSTEM

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC.

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA FUNDS IRELAND PLC – GLOBAL HIGH YIELD BOND FUND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA HIGH YIELD FUND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA MULTI MANAGERS FUND – GLOBAL BOND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA MULTI MANAGERS FUND – GLOBAL HIGH YIELD BOND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA MULTI MANAGERS FUND II – US HIGH YIELD BOND

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

NOMURA US HIGH YIELD BOND INCOME

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PHILADELPHIA INDEMNITY INSURANCE COMPANY

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PINNACOL ASSURANCE

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

STICHTING PENSIOENFONDS TNO

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

KAPITALFORENINGEN UNIPENSION INVEST, HIGH YIELD OBLIGATIONER V

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

SAFETY NATIONAL CASUALTY CORPORATION

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

STICHTING PENSIOENFONDS HOOGOVENS

By:	Nomura Corporate Research and Asset Management Inc.
Its:	Investment Advisor

By:	/s/ David Crall
Name:	David Crall
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PCM FUND, INC.

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

STATE TEACHERS RETIREMENT SYSTEM OF OHIO

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

KAPITALFORENINGEN ATP INVEST, HOJRISIKO OBLIGATIONER

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PIMCO GLOBAL INCOME OPPORTUNITIES FUND

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PIMCO HIGH INCOME FUND

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PIMCO FUNDS: PIMCO HIGH YIELD SPECTRUM FUND

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

UNIPENSION INVEST F.M.B.A., HIGH YIELD OBLIGATIONER III

By:	Pacific Investment Management Company LLC,
as its Investment Advisor

By:	/s/ Andrew Jessop
Name:	Andrew Jessop
Title:	Managing Director

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PINE RIVER DEERWOOD FUND LTD.

By:	Pine River Capital Management L.P.
Its:	Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PINE RIVER FIXED INCOME MASTER FUND LTD.

By:	Pine River Capital Management L.P.
Its:	Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

PINE RIVER MASTER FUND LTD.

By:	Pine River Capital Management L.P.
Its:	Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

LMA SPC FOR AND ON BEHALF OF MAP 89 SEGREGATED PORTFOLIO

By:	Pine River Capital Management L.P.
Its:	Investment Manager

By:	/s/ Nick Nusbaum
Name:	Nick Nusbaum
Title:	Chief Financial Officer

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

REDWOOD MASTER FUND, LTD.

By:	Redwood Capital Management, LLC,
Its	Investment Manager

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Authorized Signatory

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer
Whitebox Advisors LLC

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

WHITEBOX CREDIT PARTNERS, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer
Whitebox Advisors LLC

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

WHITEBOX RELATIVE VALUE PARTNERS, LP

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer
Whitebox Advisors LLC

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS:

(Signature pages to Amended and Restated Restructuring Support Agreement)

Exhibit A

Restructuring Term Sheet

RESTRUCTURING TERM SHEET

JULY 11, 2016

Capitalized terms used but not defined in this Restructuring Term Sheet (this “Term Sheet”) have the respective meanings assigned to such term in the Amended and Restated Restructuring Support Agreement, dated as of July 11, 2016 (as amended and restated, the “RSA”), to which this Restructuring Term Sheet is annexed as Exhibit A.

Overview

Debt to be Restructured	Indebtedness that will be treated under the Agreed Restructuring Plan includes, among other things, the following:

	(a)	approximately $1.636 million in principal amount of 12% Convertible Secured Debentures (the “Secured Debentures”);

	(b)	approximately $234.67 million of principal amounts outstanding under the First Lien Facility (plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder (including any Repayment Premium (as defined in the credit agreement for the First Lien Facility)), in each case, as of the Petition Date;

	(c)	approximately $51 million of principal amounts outstanding under the Second Lien Facility (plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder (including any Repayment Premium (as defined in the credit agreement for the Second Lien Facility)), in each case, as of the Petition Date;

	(d)	approximately $167.27 million of principal amounts outstanding under the Senior Notes (plus all accrued but unpaid interest, plus all fees, expenses and other amounts due thereunder or under the Senior Notes Indenture), in each case, as of the Petition Date;

	(e)	all prepetition general unsecured trade claims related to the Debtors’ ordinary course business operations (collectively, excluding the Citrus Earn Out Claim, if any, the “Unsecured Trade Claims”);

	(f)	any earn out claim held by Citrus Appalachia, LLC (“Citrus”) under the Purchase and Sale Agreement, dated as of July 6, 2014, between Warren, Citrus, TLK Energy LLC, an Oklahoma limited liability company, and Troy Energy Investments, LLC, an Oklahoma limited liability company, of not more than $8.5 million, solely to the extent such claim is allowed as a general unsecured claim by final non-appealable order (collectively, the “Citrus Earn Out Claim”); and

	(g)	all other non-priority general unsecured claims, including miscellaneous litigation claims (collectively, excluding the Citrus Earn Out Claim, if any, the “Other Unsecured Claims”).

Deficiency Claims and Senior Notes Claims	The First Lien Facility Claims, the Second Lien Claims, and the Senior Notes Claims shall be allowed as follows.

	•	First Lien Secured Claims: The First Lien Facility Claims shall be allowed in an amount equal to $248,014,432.14, of which approximately $160 million to approximately $180 million shall be allowed as first-priority secured claims (the “First Lien Secured Claims”).

	•	First Lien Deficiency Claims: The general unsecured deficiency claims on account of the First Lien Facility Claims (stipulated to be approximately $68 million to approximately $88 million shall be allowed as prepetition general unsecured claims for voting purposes only (the “First Lien Deficiency Claims”).

	•	Second Lien Deficiency: No secured Second Lien Facility Claim shall be allowed under the Plan or otherwise. The Second Lien Facility Claims shall be allowed solely as general unsecured claims (the “Second Lien Deficiency Claims”). The Second Lien Deficiency Claims shall be allowed in the amount of approximately $56.7 million.

	•	Senior Notes Claims. The Senior Notes Claims shall be allowed against each of the Debtors in the principal amount of approximately $167.27 million, plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder or under the Senior Notes Indenture as of the Petition Date.

DIP Financing and Use of Cash Collateral

On the Petition Date, the Debtors shall file a motion seeking entry of the Interim Financing Order and the Final Financing Order, as well as approval of the DIP Facility on the terms set forth in the DIP Agreement attached as an exhibit to the RSA (it being understood that the DIP Facility shall be approved pursuant to the Final Financing Order).

As of the Plan Effective Date, the outstanding principal amount of the DIP Facility shall not total more than $20 million.

New Common Equity	On the Plan Effective Date, all existing equity interests (including preferred and common stock, options, warrants or other loans or securities exercisable or convertible into equity interests) in the Parent Debtor shall be cancelled, and the Parent Debtor, as reorganized under the Plan, shall issue new common equity interests (the “New Common Equity”) as set forth herein. The New Common Equity shall be subject to dilution only by the New Warrants and the MIP (as defined below). The reorganized Parent Debtor will appoint a qualified third party transfer agent for the New Common Equity.

General Equity Pool	Holders of the First Lien Deficiency Claims will forego any distribution on account of the First Lien Deficiency Claims. Holders of the Second Lien Deficiency Claims shall be entitled to share in the Claren Road Supplemental Equity Distribution (as defined below). Holders of the Second Lien Deficiency Claims, the Senior Notes Claims, and at the Plan Sponsor’s sole option, the Citrus Earn Out Claims, shall be entitled to share pro rata in 17.5 percent (17.5%) of the New Common Equity that shall be issued and outstanding on the Plan Effective Date (the “General Equity Pool”). For

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the avoidance of doubt, the General Equity Pool and the Claren Road Supplemental Equity Distribution shall be subject to dilution by the New Warrants and the MIP.

New Warrants	On the Plan Effective Date the Parent Debtor, as reorganized under the Plan, shall issue to holders of claims in Class 2B five-year warrants (the “New Warrants”) to purchase up to five percent (5%) of the New Common Equity (subject to dilution by the MIP). The New Warrants shall be issued pursuant to a warrant agreement consistent with the terms and conditions set forth in the term sheet pertaining thereto attached as an exhibit to the RSA (the “New Warrants Term Sheet”).

New First Lien Term Loan Facility

On the Plan Effective Date, the Reorganized Debtors shall enter into a new term loan credit facility (the “New First Lien Facility”) in the aggregate principal amount of not more than $130 million, plus, at the Plan Sponsor’s sole discretion, the then-outstanding principal amount of the DIP Facility (up to an amount of $20 million, to the extent the Plan Sponsor determines, in its sole discretion, to exchange or roll into the New First Lien Facility on the Plan Effective Date). The New First Lien Facility shall be secured by a first-priority lien on substantially all of the Debtors’ assets.

The New First Lien Facility shall mature on May 22, 2020, and shall accrue interest at LIBOR + 900 bps, with 100 bps LIBOR floor, per annum, paid in cash, plus 100 bps, paid in kind (i.e., added to principal). The terms of the New First Lien Facility will be set forth in the Definitive Documents.

Total Enterprise Value	The total enterprise value of the Reorganized Debtors is stipulated to be in the range of approximately $160 million to approximately $180 million.

Plan Effectiveness Conditions	Except with the prior consent of the Debtors, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders, the Plan Effective Date shall not occur unless:

	(a)	the Bankruptcy Court shall have entered the Confirmation Order;

	(b)	all actions, documents, certificates, and agreements necessary or appropriate to implement the Plan, including the Definitive Documents (including, without limitation, the documents governing the New First Lien Facility, the New Warrants, and the Shareholder Agreement (defined below)), shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and all such documents, certificates and agreements shall be reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders;

	(c)	all authorizations, consents, regulatory approvals, rulings, or documents that are necessary or appropriate to implement and effectuate the Plan shall have been received; and

	(d)	the Debtors shall have paid in full in cash all of the fees and expenses of each of the indenture trustee for the Senior Notes (to the extent payable under the Senior Notes Indenture), the Plan Sponsor, Claren Road, and the Consenting Senior Noteholders.

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Unclassified Claims

DIP Facility Claims

Treatment. On the Plan Effective Date, the Debtors shall, at the Plan Sponsor’s option: (a) repay the DIP Facility; (b) refinance the DIP Facility; or (c) roll the DIP Facility into the New First Lien Facility.

Voting. Not classified; non-voting.

Administrative Claims Priority Tax Claims Other Priority Claims Other Secured Claims Secured Debentures

Treatment. Customary treatment provisions for each of these classes to render the claims unimpaired. The Agreed Restructuring Plan shall provide that holders of the Secured Debentures shall receive payment in full in cash or such other treatment to render the holders of such claims unimpaired; provided that the Secured Debentures, to the extent reinstated, shall not be convertible into the New Common Equity. The Agreed Restructuring Plan shall also provide that any adequate protection claim under the Interim Financing Order and the Final Financing Order that has not been paid in full in cash during the Chapter 11 Cases, other than any accrued but unpaid professional fees and expenses, shall be waived on the Plan Effective Date.

Voting. Not classified or unimpaired, as applicable; non-voting.

Classified Claims and Interests

Class 1: First Lien Secured Claims	Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed First Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each First Lien Secured Claim, each such holder shall receive its respective pro rata share of:

• the New First Lien Facility; and

• 100% of the New Common Equity, reduced by General Equity Pool and the Claren Road Supplemental Equity Distribution. The New Common Equity will be subject to dilution by the MIP and the New Warrants.

Voting. Impaired; voting.

Class 2A: • First Lien Deficiency Claims • Senior Notes Claims • Citrus Earn Out Claim

Allowance. The First Lien Deficiency Claims, Senior Notes Claims, and Citrus Earn Out Claim shall be allowed in the manner set forth in the section of this Term Sheet entitled “Debt to be Restructured.”

Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed Senior Notes Claim (and allowed Citrus Earn Out Claim, which allowed amount shall not exceed $8.5 million), agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such claim, (i) holders of allowed First Lien Deficiency Claims will forego any distribution on account of such First Lien Deficiency Claims, and (ii) holders of allowed Senior Notes Claims (and any allowed Citrus Earn Out Claim, to the extent applicable) shall be entitled to receive such holders’ respective pro rata portion of the General Equity Pool. The pro rata calculation of the portion of the General Equity Pool shall be calculated by grouping the Second Lien Deficiency Claims together with the Class 2A claims.

Voting: Impaired; voting.

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Class 2B: Second Lien Deficiency Claims

Allowance. The Second Lien Deficiency Claims shall be allowed in the manner set forth in the section of this Term Sheet entitled “Debt to be Restructured.”

Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed Second Lien Deficiency Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such claim, each holder of allowed Second Lien Deficiency Claims shall be entitled to receive such holder’s pro rata portion of (a) the New Warrants, (b) the General Equity Pool, and (c) the Claren Road Supplemental Equity Distribution. “Claren Road Supplemental Equity Distribution” means an amount of New Common Equity equal to the difference between (x) the aggregate amount of the General Equity Pool distributed to holders of allowed Second Lien Deficiency Claims and (y) an amount of New Common Equity that is 7.55% of all the issued and outstanding New Common Equity on the Plan Effective Date. The pro rata calculation of the portion of the General Equity Pool shall be calculated by grouping the Second Lien Deficiency Claims together with the Class 2A claims; provided, that the pro rata calculation of the portion of the New Warrants shall be calculated based on the issuance of all the New Warrants solely to holders of allowed Second Lien Deficiency Claims and provided, further, that the pro rata calculation of the portion of the Claren Road Supplemental Equity Distribution shall be calculated based on the distribution of all the Claren Road Supplemental Equity Distribution solely to holders of allowed Second Lien Deficiency Claims.

Voting: Impaired; voting.

Class 2C: Unsecured Trade Claims and Other Unsecured Claims.

Treatment. Except to the extent that a holder of an allowed Unsecured Trade Claim or allowed Other Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each claim, each such holder, at the Plan Sponsor’s option, shall receive cash or an unsecured note issued pursuant to the Agreed Restructuring Plan (in each case without interest), in each case, in an amount equal to the same economic recovery provided to holders of allowed Class 2A claims, on the Plan Effective Date or, if such claim is not allowed as of the Plan Effective Date, as soon as practicable after such claim becomes allowed.

Voting: Impaired; voting.

Class 3: Intercompany Claims

Treatment. Each allowed Intercompany Claim shall be, at the option of the Plan Sponsor, either reinstated or canceled and released without any distribution on account of such claims.

Voting. Impaired; non-voting.

Class 4: Intercompany Interests

Treatment. Each allowed Intercompany Interest shall be, at the option of the Plan Sponsor, either reinstated or canceled and released without any distribution on account of such interests.

Voting. Impaired; non-voting.

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Class 5: Section 510(b) Claims

Treatment. Claims arising under section 510(b) of the Bankruptcy Code, if any, shall be cancelled without any distribution, and such holders of such claims will receive no recovery under the Plan.

Voting. Impaired; non-voting.

Class 6: Existing Equity Interests in the Parent Debtor

Treatment. On the Plan Effective Date, all existing equity interests (including preferred and common stock, options, warrants, or other securities exercisable or convertible into equity interests) in the Parent Debtor shall be cancelled and shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution to holders of existing equity interests in the Parent Debtor on account of any such existing equity interests.

Voting. Impaired; non-voting.

Other General Provisions

Management Equity Incentive Plan

Promptly after the Plan Effective Date, the reorganized Parent Debtor’s equity compensation plan or plans (such plan or plans being referred to herein as the “MIP”) will be approved by the new board of directors or managers, as applicable, of the reorganized Parent Debtor (the “New Board”) and will provide for equity-based compensation to management (including directors and officers) and employees, comprising an aggregate of up to 6% of the New Common Equity, with equity interests comprising 2 percentage points (or one-third) of such 6% of the New Common Equity being issued under the MIP promptly on the Plan Effective Date, and the remaining equity interests being issued over a three-year period following the Plan Effective Date.

Individual allocations of equity incentive awards under the MIP shall be proposed by the Chief Executive Officer of the reorganized Parent Debtor (the “CEO”), and shall be subject to approval by the compensation committee of the New Board (the “Compensation Committee”). All grants under the MIP shall consist solely of restricted shares, and such restricted shares shall be subject to 50% time-based and 50% performance-based vesting; provided that any amount of such restricted shares granted to the CEO after the initial grant on the Plan Effective Date may be subject to performance-based vesting, as determined by the Compensation Committee. All performance criteria applicable to vesting of restricted share grants shall be established by the Compensation Committee after review of the CEO’s proposed targets.

Equity interests granted under the MIP shall dilute the New Common Equity and the New Warrants issued on the Plan Effective Date on a pro rata basis.

Employment Agreements, Other Compensation, & Benefit Plans	The Definitive Documents shall include details regarding key executive employment agreements and enterprise-wide benefits plans to the extent different from existing compensation and benefit plans.

New Board; Reorganized Debtors’ Key Management	The Definitive Documents shall identify the chief officers of the Reorganized Debtors and the members of the New Board. The CEO shall serve as the Chairman of the New Board.

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Cancellation of Instruments, Certificates, and Other Documents	On the Plan Effective Date, except to the extent otherwise provided herein, all instruments, certificates, and other documents evidencing debt or equity interests in the Debtors shall be cancelled, and the obligations of the Debtors thereunder, or in any way related thereto, shall be discharged.

Issuance of New Common Equity	The issuance of the New Common Equity under the Agreed Restructuring Plan will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under section 1145 of the Bankruptcy Code. The New Common Equity shall be deemed fully paid and non-assessable, and shall not be subject to any transfer restrictions under securities laws (except to the extent held by affiliates).

SEC Reporting Status	The Plan Sponsor, in consultation with the Debtors or the Reorganized Debtors (as applicable), Claren Road, and the Required Consenting Senior Noteholders, will determine whether, on and after the Plan Effective Date, the reorganized Parent Debtor will continue to file reports with the SEC and, if the Plan Sponsor elects to so continue, whether the New Common Equity may be eligible for listing on a U.S. national securities exchange (i.e., Nasdaq or NYSE). In the event that the Plan Sponsor reasonably determines prior to the Plan Effective Date, in good faith, after consultation with the Debtors, Claren Road, and the Required Consenting Senior Noteholders, that the New Common Equity is unlikely to be eligible to be listed on a U.S. national securities exchange, then the Debtors or the Reorganized Debtors (as applicable) will use reasonable best efforts to cause the New Common Equity to be eligible for trading and quoting on the highest-available “tier” or “level” of an established OTC marketplace reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders and the Reorganized Debtors within a reasonable period of time after the Plan Effective Date; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. The Reorganized Debtors will use commercially reasonable effort to arrange for one or more nationally known registered broker-dealer firms to act as market makers with respect to the New Common Equity; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. Claren Road and the Consenting Senior Noteholders acknowledge that the Reorganized Debtors do not intend to incur any material cost or materially increased disclosure obligation in connection therewith associated with any reporting or disclosure obligations greater than those set forth below.

D&O Indemnification and Insurance	All existing directors and officers insurance coverage and indemnification obligations shall survive the Restructuring and continue in effect during and after the Restructuring process, and shall not be cancelled, terminated or amended in any manner than would decrease or eliminate the benefit provided thereby to any officer, manager, or director.

Corporate Headquarters and Governance

On or before or within a reasonable period of time after the Plan Effective Date, the CEO shall select the location of the principal executive office of the reorganized Parent Debtor, but only after consultation with the Plan Sponsor regarding such selection.

The reorganized Parent Debtor shall either be a corporation or treated as a corporation for tax purposes.

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The Debtors’ existing organizational documents shall be amended and restated for the Reorganized Debtors in a manner consistent with section 1123(a)(6) of the Bankruptcy Code and acceptable to the Plan Sponsor, the Debtors, Claren Road, and the Required Consenting Senior Noteholders.

Upon and following the Plan Effective Date, the New Board will consist of five (5) members, initially comprised of (a) the CEO (who shall serve as Chairman of the New Board), (b) three (3) members who are either selected by, or acceptable to, the Plan Sponsor, and (c) one member selected by the Required Consenting Senior Noteholders and Claren Road and reasonably acceptable to the Plan Sponsor and the Debtors (the “Minority Director”), it being understood and agreed that the Required Consenting Senior Noteholders and Claren Road have agreed to select Eugene I. Davis but that such selection remains subject to being reasonably acceptable to the Plan Sponsor and the Debtors. Each person selected or appointed to be a member of the New Board (as described in the preceding clauses (b) and (c)) shall make himself or herself available to meet, either in person or via teleconference, with the CEO regarding serving as a member of the New Board, and the Plan Sponsor (in the case of directors mentioned in clause (b) above) or the Required Consenting Senior Noteholders and Claren Road (in the case of the Minority Director) shall have consulted with the CEO regarding the person being selected or appointed to serve as a member of the New Board and duly considered the opinion expressed by the CEO as to the suitability of such person as a member of the New Board.

Furthermore, in so selecting persons to serve as members of the New Board, each of the Plan Sponsor on the one hand and the Required Consenting Senior Noteholders and Claren Road on the other hand, shall take into consideration and consider as a positive attribute, any reasonable levels of experience in the oil and gas exploration and production industry possessed by such persons, with the understanding that the best interests of the Reorganized Debtors would be served by having a majority of the members of the New Board comprised by individuals who do possess such experience.

Meetings of the New Board may be called by any member of the New Board.

The Shareholder Agreement (as defined below) will contain a voting agreement obligating the Plan Sponsor to vote its New Common Equity for the election of the Minority Director. To the extent the Plan Sponsor sells or transfers any New Common Equity, the transferee(s) will be required to agree to comply with the voting agreement. The Shareholder Agreement shall further provide that (a) the right of the Required Consenting Senior Noteholders to participate in the designation of (or to designate, if Claren Road does not share such designation right) the Minority Director shall continue for so long as the entities that comprise the Consenting Senior Noteholders (together with their respective affiliates, subsidiaries and related funds or accounts) collectively hold at least 75% percent of the New Common Equity held by the Consenting Senior Noteholders in the aggregate as of the Plan Effective Date, and (b) the right of Claren Road to participate in the designation of (or to designate, if the Required Consenting Senior Noteholders do not share such designation right) the Minority Director shall continue for so long as Claren Road (together with their respective affiliates, subsidiaries and related funds or accounts) collectively holds at least 75% percent of the New Common Equity held by Claren Road in the aggregate as of the Plan Effective Date.

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On the Plan Effective Date, the Plan Sponsor, Claren Road, the Consenting Senior Noteholders, and the Reorganized Debtors shall enter into a shareholder agreement, in form and substance reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders (the “Shareholder Agreement”).

The Shareholder Agreement shall provide, among other things, as follows:

(a)	Until the earliest to occur of (X) a sale of all or substantially all of the assets of the Company and its subsidiaries, (Y) the first public offering of New Common Equity registered with the Securities and Exchange Commission (an “IPO”), and (Z) the reorganized Parent Debtor otherwise commencing to file periodic reports with the SEC, each Significant Interest Holder (as defined below) will be entitled to receive or participate in (as applicable):

	i.	quarterly unaudited financial statements, as well as management discussion and analysis materials regarding the financial condition and results of operations with respect to such financial statements, which management’s discussion and analysis materials shall be in a manner substantially consistent in all material respects with the management’s discussion and analysis materials prepared by other similarly situated companies listed or quoted on the same tier or level of an established OTC marketplace on which the reorganized Parent Debtor is listed or quoted (“Acceptable MD&A”), within 45 days after the end of each of the Reorganized Debtors’ first three fiscal quarters during each fiscal year or, if later, such time as delivered to the lenders under the New First Lien Facility (or any other senior credit facility of the Reorganized Debtors), but in no event later than 60 days after the end of each of the Reorganized Debtors’ first three fiscal quarters during each fiscal year;

	ii.	audited annual financial statements and Acceptable MD&A within 90 days after the end of the Reorganized Debtors’ fiscal year or, if later, such time as delivered to the lenders under the New First Lien Facility (or any other senior credit facility of the Reorganized Debtors), but in no event later than 120 days after the end of the Reorganized Debtors’ fiscal year;

	iii.	any information otherwise that is consistent with the information required to be timely disclosed in a Form 8K filed with the SEC by other similarly situated OTC-registered entities that are not registered with the SEC;

	iv.	an informational telephonic conference call each fiscal quarter (at which conference call the Reorganized Debtors’ officers shall present a narrative overview of, and provide a brief commentary on, the information described in clauses (i), (ii), and (iii) above, and holders (including prospective holders and analysts) shall be permitted to ask questions (and receive answers) relating to the reorganized Parent Debtor’s and its subsidiaries’ businesses, operations, assets, liabilities, finances and prospects); and

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all of the information required under this clause (a) shall be posted on a publicly-available website (without the need to enter any password or make any certification) maintained by the Reorganized Debtors, and Claren Road and the Consenting Senior Noteholders acknowledge and agree that the posting of such information in the foregoing manner shall satisfy in all respects the reporting obligations set forth above. Prior to the Plan Effective Date, the Plan Sponsor, Claren Road, and counsel to the Required Consenting Noteholders will consult regarding the form of the Acceptable MD&A. As used herein, the term “Significant Interest Holder” means, at the time of determination, (a) Claren Road (including its respective affiliates, subsidiaries and related funds or accounts), for so long as Claren Road holds at least 75% of the New Common Equity held by Claren Road as of the Plan Effective Date, and (b) each Consenting Senior Noteholder (including each of its respective affiliates, subsidiaries and related funds or accounts), so long as such Consenting Senior Noteholder holds at least 75% of the New Common Equity held by such Consenting Senior Noteholder as of the Plan Effective Date.

(b)	Tag-Along Rights: Prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the reorganized Parent Debtor’s and its subsidiaries, or (ii) an initial public offering (“IPO”), and for so long as the New Common Equity is not listed on a U.S. national securities exchange, in connection with any transfer (or a series of related transfers) by one or more holders (“Selling Interest Holders”) of more than 20% of the outstanding New Common Equity of the Reorganized Debtors to a purchaser (a “Tag-Along Sale”), each Significant Interest Holder that is party to the Shareholder Agreement (collectively, the “Tag-Along Interest Holders”) shall have the option to include in such Tag-Along Sale a corresponding percentage of the New Common Equity owned by such Tag-Along Interest Holder. Tag-Along Interest Holders shall receive the same form and amount of consideration per share of New Common Equity that is being paid to the Selling Interest Holders in connection with the Tag-Along Sale. The terms and conditions applicable to the Tag-Along Interest Holder in connection with the Tag-Along Sale shall not be less favorable than those terms and conditions applicable to the Selling Interest Holders (provided that in no event will the Tag-Along Interest Holders be required to provide an indemnity that exceeds their net proceeds from the sale of their New Common Equity or to agree to any non-compete covenant).

(c)	Drag Rights: After the Plan Effective Date, and prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the reorganized Parent Debtor and its subsidiaries, and (ii) an IPO, holders of the New Common Equity that own more than 50% of the then outstanding New Common Equity (the “Drag-Along Seller”) may elect to require the reorganized Parent Debtor to commence a process for, and require the reorganized Parent Debtor and the Significant Interest Holders to cooperate with and consummate, a sale of the reorganized Parent Debtor or all or substantially all of the

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assets of the reorganized Parent Debtor and its Subsidiaries (a “Drag-Along Sale”). Each Significant Interest Holder will consent to, vote in favor of, raise no objection to and waive any appraisal rights in connection with such Drag-Along Sale. If a Drag-Along Sale involves a sale or exchange of the New Common Equity (including pursuant to a merger), then each Significant Interest Holder will transfer its New Common Equity on the same terms and conditions applicable to the Drag-Along Seller. In connection with a Drag-Along Sale involving a sale of all or substantially all of the assets of the reorganized Parent Debtor and its Subsidiaries, the reorganized Parent Debtor and its Subsidiaries will enter into such agreements and arrangements with the purchaser of such assets in a form and on terms and conditions acceptable to the Drag-Along Seller consistent with the foregoing (provided that in no event will the dragged Significant Interest Holders be required to provide an indemnity that exceeds their net proceeds from the sale of their New Common Equity or to agree to any non-compete covenant).

(d)	Pre-Emptive Rights: If, after the Plan Effective Date, and prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the Reorganized Debtors and their subsidiaries, and (ii) an IPO, any Reorganized Debtor issues (other than pursuant to a management incentive plan and/or the exercise of the New Warrants (if issued)) shares of New Common Equity or other equity securities (or any options, warrants or other securities (including debt, whether in the form of loans, notes or securities) that are convertible into, or exchangeable or exercisable for, New Common Equity or other equity securities), then each Significant Interest Holder that is party to the Shareholder Agreement shall be entitled to participate in such issuance on a pro rata basis at the same purchase price and subject to the same terms.

(e)	Registration Rights: The Plan Sponsors will be entitled to unlimited demand registration rights. Each Significant Interest Holder will have the right to participate on a pro rata basis in any registered public offering initiated by the Reorganized Debtors (or by parties exercising demand registration rights, including the Plan Sponsors), subject to underwriter cutbacks, lockups and other customary exceptions or limitations to be agreed upon by Claren Road and the Required Consenting Senior Noteholders.

(f)	No Transfer Restrictions: The New Common Equity shall not be subject to any transfer restrictions under the Shareholder Agreement or the reorganized Parent Debtor’s organizational documents, other than customary requirements, such as (i) transfers must be in compliance with securities laws, (ii) transfers must not result in the reorganized Parent Debtor or any holder becoming subject to regulation under the Investment Company Act or the Investment Advisors Act and (iii) all permitted transferees hereunder must deliver a joinder to the Shareholder Agreement. For the avoidance of any doubt, the rights of any Significant Interest Holder under the Shareholder Agreement are not transferrable to any entity other than an affiliate of such Significant Interest Holder or an account or fund managed, advised, or sub-advised by such Significant Interest Holder.

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(g) Affiliate Transactions: The Reorganized Debtors may enter into transactions with affiliates of the Plan Sponsor or related party transactions that are on arms-length terms; provided that for any transactions involving $15,000,000 or more, a majority of the disinterested directors on the New Board shall have determined that such transactions are on arm’s length terms.

(h) Amendments to Shareholder Agreement: Any material amendments to the Shareholder Agreement or the organizational documents of the reorganized Parent Debtor or its subsidiaries will require (i) majority approval of the New Board of the reorganized Parent Debtor, and (ii) holders of a majority of the then-issued and outstanding New Common Equity; provided that any amendments that materially and disproportionately adversely affect the obligations or rights of any holder of New Common Equity relative to other holders of New Common Equity will require the consent of holders representing a majority of the New Common Equity so adversely affected; provided, further, that any amendment that amends or adversely affects the specific rights described in this section entitled “Corporate Headquarters and Governance” will require the consent of holders representing at least 60% of the New Common Equity held by the Significant Interest Holders in the aggregate as of such date.

The terms and conditions of the Shareholder Agreement shall be consistent with this Term Sheet and shall contain such other terms and conditions that are reasonably acceptable to Claren Road, the Required Consenting Senior Noteholders, the Plan Sponsor and the Parent Debtor. It is agreed that any of the terms described above need not be included in the Shareholder Agreement to the extent such terms are included in the reorganized Parent Debtor’s organizational documents.

Representative	The Reorganized Debtors reserve the right to require any holders (other than the Plan Sponsor and the Significant Interest Holders), at their sole cost and expense, to designate a representative or engage a third party to act on behalf of such other holders in connection with the administration of their respective rights under the Shareholder Agreement.

Avoidance Actions, Commercial Tort Claims	Avoidance actions arising under Chapter 5 of the Bankruptcy Code and commercial tort claims against any and all vendors with which the Restructured Debtors will have an ongoing relationship shall vest in the applicable Restructured Debtor.

Tax Issues	Subject to the terms hereof, the Restructuring shall be structured to preserve favorable tax attributes to the extent practicable (including structuring the Restructuring for tax purposes as an asset sale, a recapitalization, or other tax-free reorganization), which structure shall be acceptable to the Plan Sponsor and the Debtors, and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders.

Fees and Expenses	The Agreed Restructuring Plan will provide for payment of all accrued and unpaid professional fees and expenses for the legal and financial advisors of the following entities in cash on or prior to the Plan Effective Date: (a) the

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Plan Sponsor; (b) the Debtors; (c) Stroock & Stroock & Lavan LLP, as counsel, and Haynes and Boone, LLP, as local counsel, to the Initial Consenting Senior Noteholders; and (d) Bracewell LLP, as counsel, and Opportune, as financial advisor, to Claren Road.

Executory Contracts and Unexpired Leases	The treatment (e.g., assumption, assumption and assignment, and/or rejection) of all executory contracts and unexpired leases (including, for the avoidance of doubt, midstream agreements) to which the Debtors are party shall be acceptable to the Plan Sponsor and the Debtors.

Releases, Discharge, Exculpation, and Injunction Provisions

Discharge of Claims and Termination of Interests	Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Agreed Restructuring Plan or in any contract, instrument, or other agreement or document created pursuant to the Agreed Restructuring Plan, the distributions, rights, and treatment that are provided in the Agreed Restructuring Plan shall be in complete satisfaction, discharge, and release, effective as of the Plan Effective Date, of claims (including any intercompany claims resolved or compromised after the Plan Effective Date by the Reorganized Debtors), interests, and causes of action of any nature whatsoever, including any interest accrued on claims or interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Agreed Restructuring Plan on account of such claims and interests, including demands, liabilities, and causes of action that arose before the Plan Effective Date, any liability (including withdrawal liability) to the extent such claims or interests relate to services performed by employees of the Debtors before the Plan Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a claim or interest based upon such debt, right, or interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a claim or interest has accepted the Agreed Restructuring Plan. Any default or “event of default” by the Debtors or affiliates with respect to any claim or interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all claims and interests subject to the Plan Effective Date occurring.

Release of Liens	Except as otherwise specifically provided in the Agreed Restructuring Plan, the documents evidencing the New First Lien Facility or in any contract, instrument, release, or other agreement or document created pursuant to the Agreed Restructuring Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to the Agreed Restructuring Plan and, in the case of a secured claim, satisfaction in full of the portion of the secured claim that is allowed as of the Plan Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the estates shall be fully released and discharged, and all of the right, title,

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and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors. In addition, the First Lien Facility Agent and the Second Lien Facility Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors, or administrative agent(s) for the New First Lien Facility to evidence the release of such mortgages, deeds of trust, liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

Release by the Debtors	Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Agreed Restructuring Plan, on and after the Plan Effective Date, each Released Party (as defined below) is deemed expressly, unconditionally, generally, and individually and collectively, acquitted, released, and discharged by the Debtors, the Reorganized Debtors, and the Estates, each on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates, current and former officers, directors, principals, shareholders, members, partners, advisers, sub-advisers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, from any and all claims and causes of action, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Debtors and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such releasing party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the purchase, sale, or rescission of the purchase or sale of, or any other transaction relating to any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is affected by or classified in the Agreed Restructuring Plan, the business or contractual arrangements between the Debtors, on the one hand, and the consenting creditors, on the other hand, the restructuring of claims and interests before or during the restructuring transactions implemented by the Agreed Restructuring Plan or any other transaction or other arrangement with the Debtors whether before or during such restructuring transactions, the negotiation, formulation or preparation of such restructuring transactions, the RSA, the Agreed Restructuring Plan, the Plan Supplement, the Disclosure Statement, or any related agreements, any asset purchase agreement, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Released Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the Agreed Restructuring Plan, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the

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pursuit of consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance or distribution of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Plan Effective Date related or relating to any of the foregoing.

“Released Party” means each of the following in their capacity as such: (a) holders of First Lien Facility Claims; (b) the First Lien Facility Agent; (c) holders of Second Lien Deficiency Claims and the Second Lien Facility Agent; (d) the Consenting Senior Noteholders, holders of Senior Notes Claims and the indenture trustee under the Senior Notes; (e) the trustee, and holders of claims arising, under the Secured Debentures; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), each such entity’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (g) with respect to the Debtors and the Reorganized Debtors and each of the foregoing entities in clauses (a) through (e), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (g), each solely in their capacity as such); provided that any holder of a claim or interest that opts out of the releases contained in the Agreed Restructuring Plan shall not be a “Released Party.”

Release by Holders of Claims and Interests	Except as otherwise provided in the Agreed Restructuring Plan, as of the Plan Effective Date and to the fullest extent permissible under applicable law, each Releasing Party (as defined below) expressly, unconditionally, generally, and individually and collectively releases, acquits, and discharges the Debtors, Reorganized Debtors, and Released Parties from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Debtors and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such Releasing Party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, or any other transaction relating to any security of the Debtors, or any other transaction or other arrangement with the Debtors whether before or during the restructuring transactions implemented by the Agreed Restructuring Plan, the subject matter of, or the transactions or events giving rise to, any claim or interest that is affected by or classified in the Agreed Restructuring Plan, the business or contractual arrangements between the Debtors, on the one hand, and the consenting creditors on the other hand, the restructuring of claims

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and interests before or during the restructuring transactions implemented by the Agreed Restructuring Plan, the negotiation, formulation, or preparation of such restructuring transactions, the RSA, the Agreed Restructuring Plan, the Plan Supplement, the Disclosure Statement, or any related agreements, any asset purchase agreement, instruments, or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Released Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the Agreed Restructuring Plan, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance or distribution of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Plan Effective Date related or relating to any of the foregoing; provided that nothing in the foregoing shall result in any of the Debtors’ officers and directors waiving any indemnification claims against the Debtors or any of their insurance carriers or any rights as beneficiaries of any insurance policies, which indemnification obligations and insurance policies shall be assumed by the Reorganized Debtors, except to the extent provided for in the Agreed Restructuring Plan.

“Releasing Party” means each of the following in their capacity as such: (a) holders of First Lien Facility Claims; (b) the First Lien Facility Agent; (c) holders of Second Lien Deficiency Claims and the Second Lien Facility Agent; (d) the Consenting Senior Noteholders, holders of Senior Notes Claims and the indenture trustee under the Senior Notes; (e) the trustee, and holders of claims arising, under the Secured Debentures; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), each such entity’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (g) with respect to each of the foregoing entities in clauses (a) through (e), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (g), each solely in their capacity as such); (h) all holders of claims and interests that are deemed to accept the Agreed Restructuring Plan; (i) all holders of claims and interests who vote to accept the Agreed Restructuring Plan; and (j) all holders in voting classes who abstain from voting on the Agreed Restructuring Plan and who do not opt out of the releases provided by the Agreed Restructuring Plan.

Exculpation	Except as otherwise specifically provided in the Agreed Restructuring Plan, no Exculpated Party (as defined below) shall have or incur, and each Exculpated Party is hereby released and exculpated from, any cause of action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation,

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dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Disclosure Statement, the Agreed Restructuring Plan, or any restructuring transaction implemented by the Agreed Restructuring Plan, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Exculpated Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Agreed Restructuring Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Agreed Restructuring Plan. The Exculpated Parties have, and upon completion of the Agreed Restructuring Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Agreed Restructuring Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Agreed Restructuring Plan or such distributions made pursuant to the Agreed Restructuring Plan.

“Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Plan Sponsor; (c) Claren Road; (d) the Consenting Senior Noteholders; and (e) with respect to each of the foregoing, such entity and its current and former affiliates, and such entity’s and its current and former affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), members, subsidiaries, officers, directors, managers, principals, employees, agents, advisory board members, financial advisors, partners, advisers, sub-advisers, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

Injunction	Except as otherwise expressly provided in the Agreed Restructuring Plan or for obligations issued or required to be paid pursuant to the Agreed Restructuring Plan or Confirmation Order, all entities who have held, hold, or may hold claims or interests that have been released pursuant to the Agreed Restructuring Plan, discharged pursuant to the Agreed Restructuring Plan, or are subject to exculpation pursuant to the Agreed Restructuring Plan, are permanently enjoined, from and after the Plan Effective Date, from taking any of the following actions against, as applicable, the Debtors, any non-Debtor subsidiary, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to

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any such claims or interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such entities or the property or the estates of such entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such entities or against the property of such entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Agreed Restructuring Plan.

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Exhibit B

DIP Credit Agreement

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

DATED AS OF [●], 2016

AMONG

WARREN RESOURCES, INC.,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

AND

THE LENDERS

FROM TIME TO TIME PARTY HERETO

GSO CAPITAL PARTNERS LP,

as Sole Lead Arranger and Sole Bookrunner

i

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Commitment Amounts (as of Closing Date)

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Compliance Certificate
Exhibit C	-	Notice of Borrowing
Exhibit D	-	[Reserved]
Exhibit E-1	-	U.S. Tax Compliance Certificates for Non-U.S. Lenders that are not Partnerships
Exhibit E-2	-	U.S. Tax Compliance Certificates for Non-U.S. Lenders that are Partnerships
Exhibit E-3	-	U.S. Tax Compliance Certificates for Foreign Participants that are not Partnerships
Exhibit E-4	-	U.S. Tax Compliance Certificates for Foreign Participants that are Partnerships
Exhibit F	-	Note
Exhibit G	-	[Reserved]
Exhibit H	-	[Reserved]
Exhibit I	-	Initial Budget

SCHEDULES

Schedule 3.1	-	Organization
Schedule 3.4	-	Capitalization
Schedule 3.6	-	Litigation
Schedule 3.15	-	Brokers
Schedule 3.16	-	Environmental Compliance
Schedule 3.20	-	Defensible Title
Schedule 3.21	-	Maintenance/Permits
Schedule 4.11	-	Post-Closing Obligations
Schedule 5.1	-	Debt
Schedule 5.2	-	Liens
Schedule 5.3	-	Contingent Obligations
Schedule 5.5	-	Restrictive Agreements
Schedule 5.8	-	[Reserved]
Schedule 5.9	-	Transactions with Affiliates
Schedule 5.12	-	Business Description

v

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of [●], 2016 among Warren Resources, Inc., a Maryland corporation (the “Borrower”), the financial institutions or other entities from time to time parties hereto, each as a lender (collectively, the “Lenders” and individually, a “Lender”), and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, on June 2, 2016 (the “Petition Date”), the Debtors (as hereinafter defined) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined);

WHEREAS, the Borrower has requested that the Lenders provide it with a debtor-in-possession delayed draw term loan facility (the “DIP Facility”), to be used during the Chapter 11 Cases (as hereinafter defined), with an aggregate principal amount of up to $20,000,000 available for borrowings on or after the Availability Date (as hereinafter defined), in each case, subject to the terms set out herein (including the covenant in Section 5.26 in respect of the Budget (as hereinafter defined)) and the other Financing Documents (as hereinafter defined) and in the DIP Orders (as hereinafter defined);

WHEREAS, the Guarantors (as hereinafter defined) have agreed to guarantee the DIP Obligations (as hereinafter defined) of the Borrower hereunder and the Borrower and each Guarantor have agreed to secure all of the DIP Obligations hereunder by granting to the Administrative Agent, for the benefit of the Secured Parties (as hereinafter defined), a Lien (as hereinafter defined) on substantially all of their assets pursuant to and on the terms set forth in the DIP Orders; and

WHEREAS, pursuant to the terms of the DIP Orders, all DIP Obligations will be secured by valid perfected Liens on substantially all of the Borrower’s and each Guarantor’s assets, having the priorities set forth in the DIP Orders and in all cases, subject to Permitted Liens (as hereinafter defined) and the Carve Out (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Defined Terms.

The following terms have the following meanings:

“13-Week Budget” means a thirteen-week rolling operating budget and cash flow forecast, in form and substance reasonably acceptable to the Lead Lenders, which shall reflect the Borrower’s good-faith projection of all weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such thirteen-week period, including but not limited to, collections, payroll, capital expenditures and other major cash outlays, as such budget and forecast may be updated from time to time as required under Section 4.1(q).

“Accepting Lenders” has the meaning set forth in Section 2.3(f).

“Additional Titled Agents” has the meaning set forth in Section 10.15.

“Adequate Protection” shall have the meaning assigned to such term in the DIP Orders.

“Adequate Protection Liens” has the meaning ascribed to such term in the Interim Financing Order or, upon entry of the Final DIP Order, in the Final DIP Order, as applicable.

“Adequate Protection Payments” means the adequate protection payments to the Prepetition First Lien Secured Parties pursuant to the terms of the DIP Orders.

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Affiliate” means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person that is controlled by or is under common control with such controlling Person and (iii) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise majority voting power, by contract or otherwise.

“Aggregate Commitment Amount” means $20,000,000, as reduced from time to time pursuant to the terms hereof.

“Agreed Restructuring Plan” means an amended joint chapter 11 plan of reorganization (including all annexes, exhibits or supplements thereto) that amends and restates the Preliminary Restructuring Plan.

“Agreement” means this Debtor-in-Possession Credit Agreement, as the same may be amended, supplemented, restated, amended and restated, refinanced, replaced or otherwise modified from time to time.

“Anti-Corruption Laws” has the meaning set forth in Section 5.16(a).

“Anti-Terrorism Laws” means any economic sanctions Laws, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC and the U.S. Department of State.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment Amount represented by such Lender’s Commitment Amount;

provided that for purposes of Section 2.17 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment Amount (disregarding any Defaulting Lender’s Commitment Amount) represented by such Lender’s Commitment Amount. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitment Amounts most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) that temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered, managed, advised or sub-advised by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers, manages, advises or sub-advises a Lender.

“Arranger” means GSO Capital Partners LP.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset, but excluding (i) dispositions of inventory or used, obsolete, worn-out or surplus equipment, all in the Ordinary Course of Business, (ii) dispositions of Permitted Investments, (iii) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business, but, in any event, not in connection with any receivables financing or factoring arrangement, (iv) the lease, assignment, license, sub-license or sub-lease of any personal property or office lease in the Ordinary Course of Business to the extent the same does not materially interfere with the business of the Borrower or any Subsidiary, (v) [reserved], (vi) the sale in the Ordinary Course of Business of Hydrocarbons produced from any of the Credit Parties’ Hydrocarbon Interests, (vii) the creation of a Permitted Lien and (viii) the surrender or waiver of contract rights or the disposition, settlement, release or surrender of contract, tort or other claims of any kind.

“Assignment Agreement” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

“Availability Date” has the meaning specified therefor in Section 7.2.

“Availability Period” means the period commencing on the Availability Date and ending on the Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Blocked Person” means any Person: (i) listed in the annex to, or that is otherwise subject to the provisions of, Executive Order No. 13224; (ii) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or that is otherwise subject to the provisions of, Executive Order No. 13224; (iii) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) that is named a “specially designated national,” “foreign sanctions evader” or “blocked person” on the most current list published by OFAC or other similar list.

“Bond” means any completion bond, performance bond, bid bond, appeal bond, surety bond, insurance obligation or bond or any similar bond or obligation, or any letter of credit or guarantee functioning as or supporting any of the foregoing bonds or obligations, incurred by the Borrower or any Subsidiary in the Ordinary Course of Business.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” shall mean Loans made on the same date and as to which a single Interest Period is in effect.

“Borrower Materials” has the meaning set forth in Section 11.3(c).

“Borrower Representative” has the meaning set forth in Section 5.16(a).

“Budget” shall have the meaning assigned to such term in Section 4.1(q).

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York City are authorized by Law to close and, in the case of a Business Day that relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

“Capital Lease” of any Person means any lease of any property by such Person as lessee that would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Carry Forward Amount” means the amount of (i) any projected Operating Disbursements not expended in a given Testing Period or (ii) any total net Receipts exceeding projected Receipts, each of which shall carry forward into, and be available for use in, future Testing Periods.

“Carve Out” shall have the meaning assigned to such term in the Interim Financing Order and the Final DIP Order, as applicable.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of the Borrower or any Subsidiary that was included in the most recent Reserve Report.

“Casualty Proceeds” means (i) the aggregate insurance proceeds received in connection with one or more related events under any insurance policy with respect to Oil and Gas Properties or (ii) any award or other compensation with respect to any eminent domain, condemnation of property or similar proceedings (or any transfer or disposition of property in lieu of condemnation).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, including all amendments thereto and all regulations thereunder.

“Change in Control” means: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated; (c) the occurrence of a “Change in Control” (or any other defined term having a similar purpose) as defined in the documentation governing the Prepetition Senior Notes; (d) a change of control or similar event shall occur as provided in any other credit agreement, indenture or other agreement governing Debt issued by any Credit Party to the extent the aggregate principal amount of the Debt evidenced thereby equals or exceeds $10,000,000; or (e) an Asset Disposition by the Borrower or a Subsidiary pursuant to which the Borrower or any Subsidiary sells, leases, licenses, transfers, assigns or, by other consensual disposition, in one or a series of related transactions, conveys more than 50% of the properties or assets of the Borrower and its Subsidiaries as determined by reference to the Borrower’s and its Subsidiaries’ financial statements on the last day of the most recently ended Fiscal Quarter, determined on a consolidated basis in accordance with GAAP.

“Chapter 11 Cases” means the voluntary cases of the Debtors filed under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Documents, except for the Excluded Property.

“Collateral Documents” means, collectively, the Mortgages, the Security Agreement, the Guaranty, the Pledge Agreement and any other Security Documents, in each case executed pursuant to this Agreement, and all financing statements filed in connection therewith.

“Commitment” means, as to each Lender, the commitment of such Lender to make Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder; provided that such Lender’s Commitment shall never exceed the lesser of (x) such Lender’s Commitment Amount and (y) such Lender’s Applicable Percentage of the Aggregate Commitment Amount, in each case, as such amounts may be adjusted from time to time in accordance with this Agreement

“Commitment Amount” means, with respect to each Lender, as applicable, the amount set forth opposite such Lender’s name on Annex A or in the Assignment Agreement pursuant to which such Lender shall have assumed its Commitment (or as set forth opposite such Lender’s name on Annex A, plus (minus) any amounts assumed (assigned) pursuant to an Assignment Agreement). The amount of each Lender’s Commitment Amount as of the Closing Date is set forth on Annex A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission promulgated thereunder (or the application or official interpretation of any thereof).

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.

“Confirmation Order” has the meaning assigned to such term in the definition of “Milestones”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of the Borrower (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (i) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (ii) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (iii) under any

Swap Contract, to the extent not yet due and payable; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for any obligations of another Person pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported. Contingent Obligation shall exclude any obligation arising pursuant to an Excluded Property Leaseback.

“Credit Party” means any of the Borrower and each Guarantor, whether now existing or hereafter acquired or formed; and “Credit Parties” means all such Persons, collectively.

“Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, accrued expenses and deferred compensation and other pension benefit and welfare expenses, in each case arising in the Ordinary Course of Business and not overdue by more than sixty (60) days, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (vii) all Debt secured by a Lien on any asset of such Person, regardless of whether such Debt is otherwise Debt of such Person (other than a Lien described in clause (g) of Section 5.2), (viii) all Debt of others Guaranteed by such Person, and (ix) obligations to deliver Hydrocarbons, in consideration of one or more advance payments for periods in excess of 180 days prior to the day of delivery, other than sales of Hydrocarbons, firm transportation contracts, take or pay contracts, gas balancing arrangements and similar obligations in the ordinary course of business. Without duplication of any of the foregoing, Debt of the Borrower shall include (x) any and all Loans and (y) any and all Prepetition Senior Notes, Prepetition First Lien Debt and Prepetition Second Lien Debt.

“Debtors” means (i) the Borrower, (ii) Warren Energy Services, LLC, a Delaware limited liability company, (iii) Warren E&P, Inc., a New Mexico corporation, (iv) Warren Marcellus LLC, a Delaware limited liability company, (v) Warren Resources of California, Inc., a California corporation, and (vi) Warren Management Corp., a Delaware corporation.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning set forth in Section 2.3(f).

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent any amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed within three (3) Business Days after written request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Defensible Title” means, with respect to the assets of the Borrower or any Subsidiary (a) the title of the Borrower or such Subsidiary to such assets is free and clear of all Liens of any kind whatsoever (except Permitted Liens), (b) with respect to the Mortgaged Properties, the title of the Borrower or such Subsidiary as is deducible from applicable public records, and (c) with respect to the Mortgaged Properties, the representations and warranties set forth in Section 3.20(a) are true and correct.

“Designated Title Exceptions” has the meaning assigned to such term in Section 3.20(a).

“DIP Facility” has the meaning specified in the recitals hereto.

“DIP Obligations” means all obligations, liabilities of every nature of any Credit Party from time to time owed to the Administrative Agent or the Lenders under this Agreement and any other Financing Document, in each case, whether for principal, interest, funding indemnification amounts, fees, expenses, indemnification or otherwise; provided that the definition of “DIP Obligations” shall not include Excluded Swap Obligations.

“DIP Orders” means the Interim Financing Order and, upon entry thereof, the Final DIP Order.

“Discharge of DIP Obligations” means (a) the indefeasible payment in full in cash of all DIP Obligations (other than contingent indemnity obligations for which no claim for payment has been made (which indemnity obligations continue to survive as expressly provided in this Agreement or in any other Financing Document), (b) termination or expiration of all Commitments and (c) termination of this Agreement other than indemnity and reimbursement obligations that expressly survive the termination hereof.

“Disclosure Statement” means a disclosure statement that amends and restates the Disclosure Statement to Accompany Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors, dated as of June 20, 2016 [Docket No. 114] in its entirety.

“Disclosure Statement Order” has the meaning assigned to such term in the definition of “Milestones”.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country and that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country and that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country and that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegate) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) a Non-Defaulting Lender, (ii) an Affiliate of a Non-Defaulting Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent (at the direction of the Lead Lenders) and (B) unless an Event of Default pursuant to Section 8.1(a), (f) or (g) has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld, and shall be deemed provided unless expressly withheld by the Borrower within five (5) Business Days of request therefor); provided that notwithstanding the foregoing, Eligible Assignee shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Contract Participant” means, with respect to any Swap, a Person that is an “eligible contract participant”, as defined in the Commodity Exchange Act, with respect to such Swap.

“Eligible Secured Swap Counterparty” means (a) any Lender and/or any Affiliate of any Lender that (i) either (A) is party to a Swap Contract permitted hereunder with the Borrower or any Subsidiary on the Closing Date or (B) at any time it occupies such role or capacity enters into a Swap Contract permitted hereunder with the Borrower or any Subsidiary and (ii) in the case of a Lender or an Affiliate of a Lender (other than an Affiliate of the Administrative Agent), maintains a reporting system acceptable to the Lead Lenders with respect to Swap Contract exposure and agrees with the Lead Lenders to provide regular reporting to the Administrative Agent and the Lead Lenders in form and substance reasonably satisfactory to the Lead Lenders, with respect to such exposure, and (b) any other counterparty reasonably acceptable to the Lead Lenders (provided that it is understood and agreed that Cargill and any other counterparty with an Investment Grade Rating at the time such Swap Contract is entered into shall be deemed reasonably acceptable to the Lead Lenders) that enters into a swap intercreditor agreement. In addition thereto, any Affiliate of a Lender shall, upon the Lead Lender’s request, execute and deliver to the Administrative Agent and the Lead Lenders a letter agreement pursuant to which such Affiliate designates the Administrative Agent as its agent and agrees to share, pro rata, all expenses relating to liquidation of the Collateral for the benefit of such Affiliate.

“Eligible Swap Counterparties” means, collectively, Eligible Secured Swap Counterparties and Eligible Unsecured Swap Counterparties.

“Eligible Unsecured Swap Counterparty” means in the case of any Swap Contract the obligations under which are unsecured, any counterparty with an Investment Grade Rating at the time such Swap Contract is entered into.

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Borrower is under common control within the meaning of Section 4001(a)(1) of ERISA or subsections (b), (c), (m), or (o) of Section 414 of the Code. Any former ERISA Affiliate of Borrower shall continue to be considered an ERISA Affiliate of Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower and with respect to liabilities arising after such period for which the Borrower could be liable under the Code or ERISA.

“ERISA Event” means (a) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure by the Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate or reorganize any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; (g) a lien has been imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate under Section 303(k) or 4068 of ERISA or 430(k) of the Code with respect to any Plan maintained by Borrower or any ERISA Affiliate; (h) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition upon Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, in “endangered” or “critical” status, or terminated within the meaning of Section 431 or 432 of the Code or Sections 304 and 305 of ERISA; (i) the occurrence of a non-exempt prohibited transaction with respect to any Plan maintained or contributed to by any Borrower (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to the Borrower, (j) the imposition of liability on Borrower or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (k) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; or (l) receipt from the IRS of notice of the failure of any Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.1.

“Excluded Property” means such assets defined in the Security Documents and Collateral Documents.

“Excluded Property Leaseback” means any sale-leaseback of Excluded Property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest or lien to secure, or the provision by such Guarantor of other support of, such Swap Obligation is or becomes illegal under the Commodity Exchange Act by virtue of such party’s failure for any reason to constitute an Eligible Contract Participant at the time such guaranty, grant of security interest or lien or provision of support of, such Swap Obligation becomes effective. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignments request by the Borrower under Section 11.6(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f), and (d) any U.S. withholding Taxes imposed under FATCA.

“Exit Fee” has the meaning set forth in Section 2.7(d).

“Extraordinary Receipts” means any proceeds of insurance received by any Credit Party (net of any actual and reasonable costs incurred by such Credit Party in connection with the adjustment or settlement of any claims of such Credit Party in respect thereof), including any insurance proceeds resulting from a Casualty Event, property insurance proceeds, life insurance proceeds, any award or other compensation as a result of a Casualty Event, and any settlement or other litigation proceeds, and any similar extraordinary cash receipts.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor versions thereof that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to U.S. national selected by Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Final DIP Order” means the Final Order entered by the Bankruptcy Court (a) authorizing the Debtors to (i) obtain post-petition secured financing pursuant to this Agreement and (ii) use cash collateral during the pendency of the Chapter 11 Cases, and (b) granting certain related relief, as the same may be amended, modified or supplemented from time to time with the prior written consent of the Administrative Agent and the Lead Lenders.

“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

“Financing Documents” means this Agreement, any Notes, the Security Documents, the Collateral Documents, any fee letter between Wilmington Trust, National Association or GSO Capital Partners LP, as applicable, and the Borrower relating to the transactions contemplated hereby, and all other documents, instruments and agreements (other than any Swap Contract) contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Borrower, ending on December 31 of each calendar year.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Funding Fee” has the meaning set forth in Section 2.7(b).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“GSO Lenders” means funds and accounts managed, advised or sub-advised by GSO Capital Partners LP or its Affiliates, including without limitation FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Energy and Power Fund, Cobbs Creek LLC, Race Street Funding LLC, Lehigh River LLC, Juniata River LLC, Green Creek LLC and Jefferson Square Funding LLC.

“Government Official” has the meaning set forth in Section 5.16(b).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the Ordinary Course of Business or (y) any Lien described in item (m) of the definition of “Permitted Encumbrances”. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) initially, Warren Energy Services, LLC, a Delaware limited liability company, Warren E&P, Inc., a New Mexico corporation, Warren Management Corp., a Delaware corporation, Warren Marcellus LLC, a Delaware limited liability company, and Warren Resources of California, Inc., a California corporation, and (ii) each other Subsidiary that hereafter executes and delivers to Administrative Agent and the Lenders a Guaranty, in each case until such Person ceases to be a Guarantor in accordance with the terms hereof; provided, that Warren Development Corp., a Delaware corporation, shall be required to become a Guarantor to the extent that it is not formally liquidated or dissolved on or prior to the Availability Date.

“Guaranty” means the Guaranty, dated as of the date hereof, among the Guarantors and the Administrative Agent or, as the context otherwise requires, a joinder to such Guaranty executed and delivered after the Closing Date.

“Hazardous Materials” means (i) any “hazardous substance” as defined in CERCLA, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, including all amendments thereto and all regulations thereunder, (iii) asbestos, (iv) polychlorinated biphenyls, (v) petroleum, its derivatives, by-products and other hydrocarbons, (vi) mold and (vii) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Hydrocarbon Interests” means all of the Borrower’s and each Guarantor’s rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interest of similar nature, in and under the Oil and Gas Properties that are subject to Lenders’ Liens.

“Hydrocarbons” means oil, gas, casinghead gas, coalbed methane, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan or Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 9.2.

“Initial Budget” means the 13-Week Budget prepared by the Borrower and furnished to the Lenders on the Closing Date in the form of Exhibit I, which weekly cash budget includes detail on a line-item basis as to (a) Receipts, (b) Operating Disbursements, (c) restructuring disbursements (which shall otherwise include Professional Fees and the Adequate Protection Payments) and (d) debt service (which shall otherwise include interest and fees under this Agreement).

“Initial Lenders” means the Lenders party hereto on the Closing Date.

“Initial Reserve Report” means the reserve report dated as of December 31, 2014 prepared by Netherland Sewell & Associates Inc., an independent petroleum engineer, concerning the Oil and Gas Properties, a copy of which has been delivered to each Lender.

“Intellectual Property” means, with respect to any Person, all patents, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers, copyrights, technology, know-how and processes, computer hardware and software and all applications and licenses therefor, used in or necessary for the conduct of business by such Person.

“Interest Payment Date” means the last day of each Interest Period applicable to the Borrowing.

“Interest Period” means the period commencing on the date of Borrowing, and thereafter on the last calendar day of each month, and ending on the last calendar day of each calendar month; provided that, no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date specified in the Notice of Borrowing and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Interim Financing Order” means the interim order entered by the Bankruptcy Court (a) Authorizing Use of Cash Collateral On An Interim Basis and Final Basis, (b) Granting Liens and Providing Superpriority Administrative Expense Status, (c) Granting Adequate Protection, (d) Modifying Automatic Stay and (e) Scheduling a Final Hearing [Docket No. 48].

“Interim Period” means the period commencing on the date that the Interim Financing Order is entered into and ending on the earlier to occur of (a) the Availability Date and (b) the Termination Date.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, Capital Stock or otherwise), making or holding Debt securities, Capital Stock, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Investment Grade Rating” means a rating equal to or higher than:

(a) Baa3 (or the equivalent) with a stable or better outlook by Moody’s; and

(b) BBB- (or the equivalent) with a stable or better outlook by S&P,

or, if either such entity ceases to make a rating publicly available, the equivalent investment grade credit rating from any other rating agency.

“Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Lead Lenders” mean (i) on the Closing Date and at any time thereafter so long as the GSO Lenders hold in the aggregate 50% or more of the sum of (A) the aggregate Commitment Amounts of all Lenders as of such date and (B) the then aggregate outstanding principal balance of the Loans, the GSO Lenders, and (ii) on any date after the Closing Date on which the GSO Lenders hold in the aggregate less than 50% of the sum of (A) the aggregate Commitment Amounts of all Lenders as of such date and (B) the then aggregate outstanding principal balance of the Loans, the Required Lenders; provided that the Commitment Amount of, and the portion of the aggregate outstanding principal balance of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Lead Lenders.

“Lender” has the meaning specified in the introductory paragraph hereto and includes each Eligible Assignee that becomes a party hereto pursuant to Section 11.6 and the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.

“LIBOR Loans” means any Loans that accrue interest by reference to the LIBOR Rate, in accordance with the terms of this Agreement.

“LIBOR Base Rate” means in determining LIBOR Rate, the inter-bank offered rate in effect from time to time for delivery of funds for three (3) months in amounts approximately equal to the principal amount of the applicable Loans set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two (2) Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, LIBOR Base Rate shall then be the rate determined by the Lead Lenders to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Loans being made or continued by the Lenders and with a term equivalent to such Interest Period would be offered by the London branch of a financial institution chosen by the Lead Lenders to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period.

“LIBOR Rate” means, with respect to any LIBOR Loan for any Interest Period, a rate per annum equal to the greater of (x) 1.00% and (y) the LIBOR Base Rate.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset (other than an asset leased pursuant to an Excluded Property Leaseback).

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan” or “Loans” has the meaning set forth in Section 2.1.

“Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the aggregate outstanding principal amount of such Lender’s Loans on such date divided by the aggregate outstanding principal amount of all Lenders’ Loans on such date.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, regardless of whether related, a material adverse change in, or a material adverse effect upon, any of (i) the business, assets, properties, liabilities (actual or contingent), operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Administrative Agent or the Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document; provided that, Material Adverse Effect shall expressly exclude (a) any matters Publicly Disclosed on or prior to the date hereof, (b) the effect of filing the Chapter 11 Cases and any action required to be taken under the Financing Documents, the Interim Financing Order or the Final DIP Order and (c) the direct effect of any action taken by the Administrative Agent or the Lenders with respect to the Loans or with respect to the Credit Parties (including through such Persons’ participation in the Chapter 11 Cases).

“Material Contract” means (a) any contract or agreement, written or oral, of any Credit Party involving monetary liability of or to any Person in an amount in excess of $1,000,000 per annum or (b) any other contract or agreement of any Credit Party, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.

“Maximum Lawful Rate” has the meaning set forth in Section 2.12(b).

“Milestones” shall mean the following milestones relating to the Chapter 11 Cases:

(a) no later than seven (7) days after July 11, 2016 (or such later date as the Lead Lenders may agree in writing with the Borrower), the Debtors shall have filed with the Bankruptcy Court (i) the Agreed Restructuring Plan, which shall be in form and substance satisfactory to the Lead Lenders, and (ii) the Disclosure Statement, which shall be in form and substance acceptable to the Lead Lenders;

(b) no later than July 25, 2016 (or such later date as the Lead Lenders may agree in writing with the Borrower), the Bankruptcy Court shall have entered the Final DIP Order, authorized the Debtors to entered into the DIP Facility and approved the Budget on a final basis;

(c) no later than July 25, 2016 after filing the Disclosure Statement (or such later date as the Lead Lenders may agree in writing with the Borrower), the Bankruptcy Court shall have entered an order (the “Disclosure Statement Order”) approving the adequacy of the Disclosure Statement;

(d) no later than September 15, 2016 (or such later date as the Lead Lenders may agree in writing with the Borrower), the Bankruptcy Court shall have entered an order (the “Confirmation Order”) confirming the plan of reorganization; and

(e) no later than September 30, 2016 (or such later date as the Lead Lenders may agree in writing with the Borrower), the Agreed Restructuring Plan shall become effective.

“Mortgaged Properties” means the Oil and Gas Properties described in one or more duly executed, delivered and filed Mortgages evidencing a first and prior Lien in favor of the Administrative Agent for the benefit of the Secured Parties and subject only to the Permitted Liens.

“Mortgages” means each Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed by the Borrower or any Guarantor, which by grant or assignment, create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as it may be amended or modified and in effect from time to time.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Borrower or any Subsidiary from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any underwriting discounts and out-of-pocket expenses paid to a Person that are reasonably incurred by the Borrower or such Subsidiary in connection therewith (including, without limitation, actual and reasonable documented broker’s fees or commissions, legal fees, transfer or sales taxes) and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or reasonably estimated by the Borrower or the applicable Subsidiary to be payable by such Person in respect of such Asset Disposition (provided that, if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Primed Excepted Liens” means (a) valid, perfected and unavoidable liens in existence as of the Petition Date or (b) valid and unavoidable liens in existence for amounts outstanding as of the Petition Date that are perfected after the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, but in each case under the foregoing clause (a) and (b), only to the extent such valid, perfected and unavoidable liens are senior by operation of law in priority to the Prepetition Liens.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans, as the case may be, made by such Lender, substantially in the form of Exhibit F.

“Notice of Borrowing” means a notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.

“Notice of Prepayment” has the meaning set forth in Section 2.3(e).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Oil and Gas Properties” means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets.

“Operating Disbursements” means disbursements (including, for the avoidance of doubt, capital expenditures), other than disbursements on account of Professional Fees, income Taxes, deposits made to utilities pursuant to an order of the Bankruptcy Court, checks outstanding on the Petition Date that are re-issued in accordance with an order of the Bankruptcy Court, Adequate Protection paid to the Prepetition First Lien Lenders in accordance with the DIP Orders, and interest and fees paid in accordance with this Agreement.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party in accordance with past practices or which is customary in the oil and gas business.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).

“Other Taxes” means all present or future stamp, documentary, intangible, recording, filing taxes or any other similar taxes arising from any payment made hereunder or under any other Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.6(c)).

“Participant” has the meaning set forth in Section 11.6(b).

“Participant Register” has the meaning set forth in Section 11.6(b).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of the Borrower to the Administrative Agent under the Financing Documents shall be made, or such other account as the Administrative Agent shall from time to time specify by notice to the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Permitted Encumbrances” means any or all of the following:

(a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 4.2;

(b) Liens of landlords, vendors, carriers, warehousemen, mechanics, materialmen, repairmen and other like Liens or charges imposed by law, or otherwise, arising in the Ordinary Course of Business for amounts not yet delinquent (including any amounts being withheld) or securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 4.2;

(c) pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 8.1;

(f) easements, zoning or other restrictions, rights-of-way, covenants, conditions, servitudes, permits, authorizations, surface and use leases and agreements, rights, obligations and similar encumbrances on real or personal property imposed by law or arising in the Ordinary Course of Business that: (i) are of record; (ii) are apparent from a physical inspection of the affected properties; (iii) the Borrower took subject to; (iv) do not secure any monetary obligations; (v) do not materially detract from the value of the affected property; and (vi) do not interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) liens in favor of co-owner working interest owners under joint operating agreements;

(h) inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement (other than any lien imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA);

(i) deposits, encumbrances or pledges to secure payments of workers compensation insurance and related payments, public liability, unemployment and other insurance, old-age pensions of other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the Ordinary Course of Business;

(j) any Designated Title Exceptions which are incurred in the Ordinary Course of Business; and

(k) encumbrances arising out of judgments or awards in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review; provided that Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt (other than Bonds).

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 180 days after the date of acquisition thereof and having, at such date of acquisition, one (1) of the two (2) highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days after the date of acquisition thereof that are issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Liens” means Liens permitted pursuant to Section 5.2.

“Permitted Variances” has the meaning set forth in Section 5.26(b).

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, regardless of whether a legal entity, and any Governmental Authority.

“Petition Date” has the meaning specified in the recitals hereto.

“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) subject to Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 11.3(c).

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Credit Parties and the Administrative Agent or, as the context otherwise requires, a joinder to such Pledge Agreement executed and delivered after the Closing Date.

“Preliminary Restructuring Plan” means, collectively, (a) the Plan of Reorganization of Warren Resources, Inc. And Its Affiliated Debtors, dated as of June 16, 2016 [Docket No. 97], and (b) the Plan of Reorganization of Warren Resources, Inc. And Its Affiliated Debtors, dated as of June 20, 2016 [Docket No. 115], in each case, including all annexes, exhibits or supplements thereto.

“Prepetition” means the time period prior to the Petition Date.

“Prepetition First Lien Agent” means Wilmington Trust, National Association, as administrative agent under the Prepetition First Lien Credit Agreement.

“Prepetition First Lien Collateral” means the assets and Property subject to a valid, perfected and non-avoidable lien as of the Petition Date (including any such liens securing obligations under the Prepetition First Lien Loan Documents).

“Prepetition First Lien Credit Agreement” means that certain Credit Agreement, dated as of May 22, 2015, among the Borrower, the lenders from time to time party thereto (the “Prepetition First Lien Lenders”) and the Prepetition First Lien Agent (as amended, restated, amended and restated, modified, supplemented, or replaced from time to time).

“Prepetition First Lien Lenders” shall have the meaning assigned to such term in the definition of “Prepetition First Lien Credit Agreement”.

“Prepetition First Lien Loan Documents” means the “Financing Documents” (as defined in the Prepetition First Lien Credit Agreement).

“Prepetition First Lien Obligations” means the “Obligations” (as defined in the Prepetition First Lien Credit Agreement).

“Prepetition First Lien Secured Parties” means the “Secured Parties” (as defined in the Prepetition First Lien Credit Agreement).

“Prepetition Liens” mean the Liens securing the Prepetition First Lien Obligations and the Prepetition Second Lien Obligations.

“Prepetition Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of October 22, 2015, among the Borrower, the financial institutions or other entities from time to time parties thereto (the “Prepetition Second Lien Lenders”) and Cortland Products Corp., as administrative agent.

“Prepetition Second Lien Debt” means Debt incurred pursuant to the Prepetition Second Lien Credit Agreement.

“Prepetition Second Lien Lenders” shall have the meaning assigned to such term in the definition of “Prepetition Second Lien Credit Agreement”.

“Prepetition Second Lien Obligations” means the “Obligations” (as defined in the Prepetition Second Lien Credit Agreement).

“Prepetition Second Lien Secured Parties” means the “Secured Parties” (as defined in the Prepetition Second Lien Credit Agreement).

“Prepetition Secured Obligations” means the Prepetition First Lien Obligations and the Prepetition Second Lien Obligations.

“Prepetition Senior Notes” means the Borrower’s 9.0% senior unsecured notes due August 1, 2022 issued pursuant to that certain Indenture, dated as of August 11, 2014, among the Borrower, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

“Production Proceeds” has the meaning set forth in Section 4.10(f).

“Professional Fees” means attorneys’ fees and expenses and the fees and expenses of any other professionals.

“Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of any Swap Contract or for a particular month, as applicable, from the interests in Oil and Gas Properties owned by any Credit Party which are located in or offshore of the United States to the extent then categorized as Proved Developed Producing Reserves, as such production is projected in the most recent report delivered pursuant to Section 4.1(i) or (j), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 4.1(i) or (j) and otherwise are reasonably satisfactory to the Lead Lenders.

“Property” of a Person means any and all property or assets, whether real, personal, or mixed, tangible or intangible, of such Person.

“Pro Rata Share” means (i) with respect to a Lender’s commitment to make Loans, the Applicable Percentage of such Lender, (ii) with respect to a Lender’s right to receive payments of principal and interest with respect to Loans, such Lender’s Loan Exposure with respect thereto and (iii) for all other purposes (including without limitation the indemnification obligations arising under Section 10.6) with respect to any Lender, the percentage obtained by dividing (a) the sum of such Lender’s then existing Commitment Amount and the principal amount of such Lender’s then outstanding Loans by (b) the sum of all Lenders’ then existing Commitment Amounts and the aggregate principal amount of all Lenders’ then outstanding Loans.

“Proved Reserves” means Proved Reserves as defined in definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect from time to time and “Proved Developed Producing Reserves” means Proved Reserves, which are categorized as both “Developed” and “Producing” in such definitions.

“Public Lender” has the meaning set forth in Section 11.3(c).

“Publicly Disclosed” means any disclosure by the Borrower in a filing with the United States Securities and Exchange Commission or a widely disseminated press release.

“PV-10 Value” means the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower and its Subsidiaries’ collective interests in Proved Developed Producing Reserves expected to be produced from Oil and Gas Properties during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers (or any generally recognized successor), provided that in any event (a) appropriate deductions shall be made for severance and ad valorem Taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) appropriate adjustments shall be made for hedging operations, provided that Swap Contracts with non-investment grade counterparties shall not be taken into account to the extent that such Swap Contracts improve the position of or otherwise benefit the Borrower or any of its Subsidiaries and (c) the pricing assumptions used in determining PV-10 Value for any particular reserves shall be: (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub, provided that with respect to quotations for calendar years after the third (3rd) calendar year, the quotation for the third (3rd) calendar year shall be applied, (ii) for crude oil, the quotation for deliveries of West Texas Intermediate crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that with respect to quotations for calendar years after the third (3rd) calendar year, the quotation for the third (3rd) calendar year shall be applied and (iii) for natural gas liquids, the quotation for deliveries of natural gas liquids for each such calendar year from December 31, 2014, provided that with respect to quotations for calendar years after the third (3rd) calendar year, the quotation for the third (3rd) calendar year shall be applied; provided that future net revenues calculated using the pricing assumptions set forth in this clause (c) shall be further adjusted to account for the projected average basis differential for the periods utilized for such pricing assumptions based upon market based quotations reasonably determined by the Borrower, with such supporting quotations or data as may be reasonably acceptable to the Lead Lenders.

“Receipts” shall mean all cash or other collections received from operations in the ordinary course of business, other than cash proceeds or collections from Asset Dispositions, Casualty Events (including insurance proceeds or condemnation awards), Extraordinary Receipts or the proceeds of any Loans.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Financing Document.

“Register” has the meaning set forth in Section 2.11.

“Rejection Notice” has the meaning set forth in Section 2.3(f).

“Related Indemnified Person” has the meaning set forth in Section 9.2.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors and sub-advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, subject to the provisions of Section 10.13(d), at any time Lenders holding in the aggregate greater than fifty percent (50%) of the sum of (A) the outstanding Commitment Amounts of the Lenders and (B) the then aggregate outstanding principal balance of the Loans; provided that the Commitment Amount of, and the portion of the aggregate outstanding principal balance of the Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” means the report regarding the Proved Reserves of the Credit Parties provided pursuant to Section 4.1(i) or (j).

“Reserve Documents” has the meaning given in Section 4.1(k).

“Responsible Officer” means any of the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer, or any other officer of the Borrower or a Guarantor acceptable to Lead Lenders, notice of which has been received by the Administrative Agent.

“Restricted Payment” means as to any Person (i) any dividend or other distribution (whether in cash, Capital Stock or other property) on any equity interest in such Person (except those payable solely in Capital Stock of the same class), (ii) any payment by such Person on account of (A) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (B) any option, warrant or other right to acquire any Capital Stock in such Person or (iii) any optional or voluntary payment, purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of the Prepetition Senior Notes or any Prepetition Second Lien Debt.

“RSA” means the Amended and Restated Restructuring Support Agreement dated as of July 11, 2016, among the Debtors, certain holders of the Prepetition Senior Notes, the Prepetition First Lien Lenders party thereto and the Prepetition Second Lien Lenders party thereto, and all exhibits thereto, as amended in accordance with the terms thereof.

“Scheduled Maturity Date” means October 31, 2016; provided, that such date may be extended as agreed in writing by the Credit Parties and each Lender for an additional period not to exceed three (3) months without further approval of the Bankruptcy Court.

“Second Offer” has the meaning set forth in Section 2.3(f).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.1, the Indemnitees and the other Persons the DIP Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securitization” has the meaning set forth in Section 11.8.

“Security Agreement” means that certain Security Agreement dated as of the date hereof, among the Borrower, the Guarantors and the Administrative Agent.

“Security Documents” means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the DIP Obligations and/or (ii) provides, as security for all or any portion of the DIP Obligations, a Lien on any of its assets in favor of the Administrative Agent for its own benefit and the benefit of the Secured Parties, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Settlement Service” has the meaning set forth in Section 11.6(a).

“Stated Rate” has the meaning set forth in Section 2.12(b).

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one (1) or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower. Notwithstanding the foregoing, Warren Development Corp. shall not be deemed a Subsidiary of the Borrower unless it has yet to be liquidated or dissolved at the Availability Date.

“Swap” means any “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code.

“Swap Obligation” means any obligation to pay or perform under any Swap, whether as a party to such Swap or by providing any guarantee of or provision of support for such Swap.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Maturity Date, (b) the date that is 120 days from the entry of the Interim Financing Order unless the Final DIP Order has been entered by the Bankruptcy Court on or before such date, (c) the effective date of a Chapter 11 plan in the Chapter 11 Cases, (d) the consummation of a sale of all or substantially all of the assets of the Credit Parties (unless done pursuant to a confirmed Chapter 11 plan), (e) the conversion of any Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code or the entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases, (f) the date of the payment in full in cash by the Credit Parties of all DIP Obligations and the termination of all Commitments in accordance with the terms hereof or (g) the date of termination of the Commitments and/or the acceleration of all of the DIP Obligations under the DIP Facility following the occurrence and during the continuance of an Event of Default in accordance with Section 8.2.

“Testing Date” shall have the meaning assigned to such term in Section 4.1(q).

“Testing Period” means the two week period ending on the Testing Date; provided, however, that in order to allow for timing variances associated with the receipt of hydrocarbon revenues, upon the Borrower providing the Administrative Agent and the Lead Lenders with notice at least one (1) Business Day prior to the delivery of a Variance Report, the Borrower may, in its sole discretion, extend the Testing Period applicable to such Variance Report so as to take into consideration the Operating Disbursements made and Receipts received during the two (2) Business Days immediately following the Testing Date.

“Trade Date” has the meaning set forth in Section 11.6(a).

“Transactions” means the transactions contemplated by this Agreement to occur on the Closing Date and the payment of fees and expenses incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the Laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” means the United States of America.

“Unused Commitment” means, with respect to each Lender at any time, such Lender’s Commitment at such time, minus the amount of Loans funded prior to such time by such Lender.

“Unused Commitment Fee” has the meaning set forth in Section 2.7(c).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.13(f)(ii)B(3).

“Variance Report” shall have the meaning assigned to such term in Section 4.1(q).

“Warren Energy Services Pipeline Assets” means the midstream assets owned by Warren Energy Services, Inc., a Delaware corporation, including, but not limited to, the ownership interest in gathering and pressuring equipment and a 59-mile pipeline in the Atlantic Rim Area of the Washlake Basin in Wyoming that transports gas from the gathering systems throughout the Spyglass Hill Unit area to the Wyoming Interstate Company interstate gas transportation pipeline.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the Capital Stock (other than, in the case of a corporation, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the

Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent and the Lenders. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3 Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. The words “assets” and “property” shall be construed to have the same meaning and to refer to any and all tangible and intangible asset and properties any type. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence in the Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

ARTICLE 2

LOANS

Section 2.1 Loans and Borrowings; Commitments.

(a) Subject the terms and conditions contained in this Agreement and the DIP Orders and relying on the representations and warranties contained in this Agreement, each Lender severally agrees to make loans denominated in dollars to or for the benefit of the Borrower (the “Loans” and each, a “Loan”) during the Availability Period; provided, however, that (i) the aggregate principal amount of all Loans actually funded by such Lender shall not exceed such Lender’s Commitment and (ii) the aggregate principal amount of all Loans funded by the Lenders shall not exceed the Aggregate Commitment Amount. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

Section 2.2 Advancing Loans; Minimum Amounts.

The Borrower shall deliver to the Administrative Agent a Notice of Borrowing with respect to each proposed Borrowing, such Notice of Borrowing to be delivered no later than noon (Central time) on the fifth (5th) Business Day prior to such proposed Borrowing. Once given, a Notice of Borrowing shall be irrevocable and the Borrower shall be bound thereby. Each request for a Loan shall be in a minimum amount of $1,000,000 and, if in excess of such amount, in an integral multiple of $1,000,000 in excess thereof.

Section 2.3 Mandatory Prepayments.

(a) Termination Date. On the Termination Date, there shall become due, and Borrower shall pay the entire outstanding principal amount of each Loan, together with accrued and unpaid DIP Obligations pertaining thereto.

(b) Indebtedness and Equity Interests. In addition to any other mandatory prepayment pursuant to this Section 2.3, within one (1) Business Days after each date on or after the Closing Date upon which the Borrower or any Subsidiary receives any proceeds from any issuance or incurrence by the Borrower or any Subsidiary of Debt (other than Debt permitted to be issued or incurred pursuant to Section 5.1) or Equity Interests, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Debt or issuance of Equity Interests shall be applied on such date as a mandatory prepayment in accordance with the requirements of Sections 2.3(e), 2.3(f), 2.4 and 8.6.

(c) Asset Dispositions and Casualty Proceeds. In addition to any other mandatory prepayment pursuant to this Section 2.3, within five (5) Business Days after each date on or after the Closing Date upon which any Credit Party receives any Casualty Proceeds or proceeds from any Asset Disposition, an amount equal to 100% of the Net Cash Proceeds therefrom shall be applied on such date as a mandatory prepayment in accordance with the requirements of Sections 2.3(e), 2.3(f), 2.4 and 8.6.

(d) Extraordinary Receipts. In addition to any other mandatory prepayment pursuant to this Section 2.3, within five (5) Business Days after each date on or after the Closing Date upon which any Credit Party receives any Extraordinary Receipts (whether from a single event or a related series of events and whether as one payment or a series of payments), an amount equal to 100% of the amount of Extraordinary Receipts shall be applied on such date as a mandatory prepayment in accordance with the requirements of Sections 2.3(e), 2.3(f), 2.4 and 8.6.

(e) Certificates and Notices. The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under this Section 2.3, a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) not later than noon, Central time, at least two (2) Business Days before the date of such prepayment, prior written notice of such prepayment (which such notice shall be delivered by the Administrative Agent to each Lender on the Business Day of receipt (or the immediately following Business Day if received after noon, Central time, on any Business Day)) (a “Notice of Prepayment”). Each Notice of Prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments pursuant to this Section 2.3 shall be without premium or penalty.

(f) Declining Lenders. Each Lender may reject all or part of its applicable share of any mandatory prepayment of Loans required to be made pursuant to this Section 2.3 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (Central time) one Business Day after the date of such Lender’s receipt of the applicable Notice of Prepayment (any such Lender, a “Declining Lender”); provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance by such Lender of the total amount of such mandatory prepayment of Loans. On such date, the Administrative Agent shall then provide written notice (the “Second Offer”) to Lenders other than the Declining Lenders (such Lenders, the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, with such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 5:00 p.m. (Central time) no later than one (1) Business Day after the date of such notice of a Second Offer; provided, that, if a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Second Offer. The Borrower shall prepay the applicable Loans within one (1) Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation to Accepting Lenders as set forth above shall be retained by the Borrower.

Section 2.4 All Prepayments.

Any prepayment of a Loan on a day other than the last day of an Interest Period therefor shall include accrued and unpaid interest on the principal amount being prepaid and shall be subject to Section 2.7(g)(iv). Prepayments made in accordance with Section 2.3 or Section 2.5 shall be applied in the following order: first, at all times, to the prepayment of the outstanding principal amount of the Loans and any other amounts then due and payable under this Agreement until paid in full; second, at any time after the date on which the Bankruptcy Court issues the Final DIP Order, to the outstanding DIP Obligations in the order specified in this Agreement, until paid in full.

Section 2.5 Optional Prepayments of Loans.

(a) Subject to the provisions of Section 2.7(g)(iv), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that any such partial prepayment of the Loans shall be in an amount equal to $1,000,000 or a higher integral multiple of $500,000; provided, further, that such prepayments shall require written notice to the Administrative Agent not later than noon, Central time, at least two (2) Business Days prior to the date of prepayment.

(b) Optional prepayments of Loans shall be applied in accordance with this Section 2.5 and Section 8.6.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such borrowing by the amount stated therein, together with interest then accrued and unpaid on such principal amount on the date stated therein (and all such amounts shall become due and payable for all purposes hereunder on such date); provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments pursuant to Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6. Promptly following receipt of any such notice of prepayment, the Administrative Agent shall advise the Lenders of the contents thereof.

Section 2.6 Termination, Reduction or Increase of Commitments.

(a) Termination or Reduction of Commitments. The Borrower shall have the right to terminate or permanently reduce the amount of the Commitment Amount, at any time, or from time to time, upon notice given to the Administrative Agent (which shall promptly notify the Lenders) by noon, Central time, not less than three (3) Business Days prior to the date of termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof for any reduction of the Commitment Amount). Any such notice given shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Commitments shall be applied to each Lender according to its Applicable Percentage, and the Commitment Amount of any Lender, once terminated or reduced, may not be reinstated.

(b) [Reserved].

Section 2.7 Interest, Interest Calculations and Certain Fees.

(a) Interest. From and following the Closing Date, the Loans and the other DIP Obligations shall bear interest at the LIBOR Rate plus 11.0% per annum.

(b) Funding Fee. Upon the advancement of the initial Borrowing on or after the Availability Date, the Borrower agrees to pay to the Administrative Agent from the proceeds of such initial Borrowing, for the account of each Lender (excluding any Defaulting Lenders) in proportion to its Pro Rata Share of the Aggregate Commitment Amount, an upfront fee (the “Funding Fee”) of 3.0% multiplied by the Aggregate Commitment Amount. The Funding Fee shall be due and payable on the date such initial Borrowing is advanced to the Borrower.

(c) Unused Commitment Fee. Subject to the provisions of Section 2.17, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender (excluding any Defaulting Lenders), an unused commitment fee (the “Unused Commitment Fee”) equal to 1.0% multiplied by the daily average of each such Lender’s Unused Commitment. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days and shall be payable in arrears on the last day of each calendar month and on the Termination Date for any period then ending for which the Unused Commitment Fee shall not have been previously paid. In the event the Commitments terminate on any date other than the last day of a calendar month, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender (excluding any Defaulting Lenders), on the date of such termination, each such Lender’s Unused Commitment Fee due for the period from the last day of the immediately preceding calendar month to the date such termination occurs.

(d) Exit Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender (excluding any Defaulting Lenders) in proportion to its Pro Rata Share of the Aggregate Commitment Amount, an exit fee (the “Exit Fee”) upon the earlier of (i) prepayment of any portion of the DIP Facility in an amount equal to 2.0% of the principal amount of the DIP Facility so prepaid and (ii) the Termination Date in an amount equal to 2.0% of the aggregate principal amount of the DIP Facility less any amount amounts paid under the immediately preceding clause (i) above; provided, that such Exit Fee shall be waived by the Lenders if the repayment, regardless of whether pursuant to clause (i) or clause (ii) of this Section 2.7(d), is made in cash.

(e) Agent’s Fees. The Borrower shall pay to the Administrative Agent fees in such amounts and at such times as set forth in that certain letter agreement dated June 2, 2016 among the Administrative Agent and the Borrower, as amended from time to time.

(f) Computation of Interest and Related Fees. Interest shall be computed on the basis of a year of 360 days, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded. Interest on each Loan shall be due and payable on each Interest Payment Date; provided that (i) interest accrued pursuant to Section 8.4 shall be payable on demand and (ii) in the event of any prepayment of any Loan pursuant to Section 2.3 or Section 2.5, accrued interest on the principal amount prepaid shall be due and payable on the date of such prepayment. All fees pursuant to the foregoing provisions of this Section 2.7 shall be paid on the dates due, in immediately available funds to the Administrative Agent for appropriate distribution. Once paid, none of the fees shall be refundable under any circumstances, except in the case of any overpayment due to erroneous calculation or invoicing thereof.

(g) LIBOR Provisions.

(i) [Reserved].

(ii) Inability to Determine LIBOR. If prior to commencement of any Interest Period relating to a LIBOR Loan, (x) the Lead Lenders shall have determined (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period or (y) the Administrative Agent shall have been notified by the Required Lenders that LIBOR as determined for such Interest Period (by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market) will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) or making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall promptly provide notice of such determination to the Borrower and the Lenders (which shall be conclusive and binding on the Borrower and the Lenders). In such event the Lenders may make loans based on each Lender’s “prime” lending rate (which determination shall be conclusive and binding absent manifest error).

(iii) Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to the Administrative Agent, the Borrower and the other Lenders. In such an event, the Lenders may make loans based on each Lender’s “prime” lending rate (which determination shall be conclusive and binding absent manifest error).

(iv) LIBOR Breakage Fee. Upon (A) any default by the Borrower in making any borrowing of any LIBOR Loan following the Borrower’s delivery to the Administrative Agent of any applicable Notice of Borrowing or (B) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall promptly pay the Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy thereof furnished to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(h) [Reserved].

(i) [Reserved].

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) Increased Costs. If, after the Closing Date, the adoption or taking effect of, or any change in, any Law, or any change in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by any Lender with any request, guideline or directive (regardless of whether having the force of Law) of any such authority, central bank or comparable agency: (A) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender; (B) shall subject any Lender or the Administrative Agent to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) shall impose on any Lender any other condition affecting its LIBOR Loans, any of its Notes (if any) or its obligation to make LIBOR Loans; and the result of anything described in clauses (A), (B) and (C) above is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes (if any) with respect thereto, then within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall promptly pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefore; provided that, if such adoption, taking effect, or change is given retroactive effect, then the 180-day period referred to above shall be extended to include the retroactive effect thereof. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued.

Section 2.8 Notes; Commitments Several.

(a) The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by a Note executed by the Borrower in an original principal amount equal to the sum of (i) such Lender’s Loans and (ii) such Lender’s Pro Rata Share of the Lenders’ Commitment outstanding at the time of such execution.

(b) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.6 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.6 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.6.

(c) Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.9 [Reserved].

Section 2.10 General Provisions Regarding Payment.

All payments to be made by the Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be paid into the

Payment Account and shall be made without set-off, deduction or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon, Central time, on any date shall be deemed received by the Administrative Agent on such date, and any payments received in the Payment Account after noon, Central time, on any date may be deemed received by the Administrative Agent on the next succeeding Business Day.

Section 2.11 Loan Account.

The Administrative Agent shall maintain a register and loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by Lenders hereunder or under any other Financing Document, and all payments thereon made by the Borrower. All entries in the Loan Account shall be made in accordance with the Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent’s most recent printout or other written statement delivered to the Borrower, shall be conclusive and binding evidence of the amounts due and owing to the Administrative Agent by the Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document.

Section 2.12 Maximum Interest.

(a) Applicable Limit. In no event shall the interest charged with respect to the Notes (if any) or any other obligations of the Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

(b) Maximum Lawful Rate. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c) Application of Excess Interest. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any

Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.13 Taxes.

(a) Gross Up for Taxes. All payments of principal and interest on the Loans and all other amounts payable hereunder or under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any payment to be made by a Credit Party hereunder, then such Credit Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. Without limiting (or duplication of) the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, regardless of whether such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy furnished to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Lender Indemnity. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6 relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, regardless of whether such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set-off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. After any payment of Taxes by any Credit Party to a Governmental Authority as provided in this Section 2.13, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders / Administrative Agent.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation described in Section 2.13(f)(ii)A, (ii)B and (ii)C, below) shall not be required if in the Lender’s reasonable judgment the completion, execution or delivery of such documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

A. any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax; and

B. each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Financing Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) claiming eligibility for benefits of an income Tax treaty to which the United States is a party;

(2) executed originals of Internal Revenue Service Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower or either Parent within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY and accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner.

C. If a payment made to a Lender or the Administrative Agent under any Financing Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail or were unable to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent or the Administrative Agent shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the Administrative Agent has complied with such Lender’s or the Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form of certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iii) On or before the date of this Agreement (or, in the case of any successor or replacement Administrative Agent, the date on which such person becomes the Administrative

Agent hereunder), Wilmington Trust, National Association (or such successor or replacement Administrative Agent) shall deliver to the Borrower two duly executed originals of either (A) Internal Revenue Service Form W-9, or (B)(1) an Internal Revenue Service Form W-8ECI with respect to amounts it receives on its own account, and (2) an Internal Revenue Service Form W-8IMY, as revised April 2014 (or successor form) certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a “United States person” within the meaning of Section 7701(a)(30) of the Code (including for purposes of Chapter 4 of the Code) with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a “United States person” within the meaning of Section 7701(a)(30) of the Code with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1T(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(g) Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(h) For purposes of this Section 2.13, the term “applicable law” includes FATCA.

Section 2.14 Capital Adequacy.

If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital or liquidity requirements, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital or liquidity requirements (regardless of whether having the force of Law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy or liquidity) then from time to time, within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor; provided that, if such adoption, taking effect or change is given retroactive effect, then the 180-day period referred to above shall be extended to include the retroactive effect thereof. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued.

Section 2.15 Mitigation Obligations.

If any Lender requests compensation under either Section 2.7(g)(iv) or Section 2.14, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then, upon the written request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 11.6) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Without limitation of the provisions of Section 9.1, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.16 [Reserved].

Section 2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Lead Lenders and Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7.2 or Section 7.3, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitment Amounts. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitment Amounts, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 Priority and Liens.

(a) The Borrower, on behalf of itself and each of its Subsidiaries, hereby covenants, represents and warrants that, upon entry of the DIP Orders and the delivery and execution of this

Agreement, and subject to the terms of the DIP Orders, the DIP Obligations of the Borrower and the Guarantors shall at all times:

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several super-priority administrative expense claims status in the Chapter 11 Cases senior to all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject only to (A) the Carve Out and (B) except with respect to Property that is otherwise deemed to be unencumbered in accordance with the applicable DIP Orders), the Adequate Protection in favor of the Prepetition First Lien Agent and the Prepetition First Lien Lenders as set forth in the DIP Orders;

(ii) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by a perfected second priority Lien on the Prepetition First Lien Collateral, subject to (A) Permitted Liens and (B) the Carve Out; and

(iii) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by a perfected first priority Lien on any and all owned and hereafter acquired personal Property, real Property and all other assets of the Debtors and their estates, together with any proceeds thereof, that is not Prepetition First Lien Collateral, subject to (A) Permitted Liens and (B) the Carve Out.

(b) All of the Liens described in this Section 2.18 shall be effective and perfected upon entry of the Interim Financing Order or Final Order, as applicable, without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents or notices, or the possession, control or other acts by the Administrative Agent of, or over, any Collateral, as set forth in the Interim Financing Order or Final Order, as applicable. The Lenders, or the Administrative Agent on behalf of the Lenders, shall be permitted, but not required, to make or authorize the making of any filings, deliver any notices or take any other acts as may be desirable under state law in order to reflect the perfection and priority of the Lenders’ claims described herein.

(c) Subject in all respects to the priorities set forth in Section 2.18(a) above and the terms of the DIP Orders, the Borrower and the Guarantors hereby grant to the Administrative Agent on behalf of the Secured Parties a security interest in, and mortgage on, all of the right, title and interest of the Borrower and the Guarantors in all real Property owned or leased by the Borrower or any Guarantor, together in each case with all of the right, title and interest of the Borrower or such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and the Guarantors hereby acknowledge that, pursuant to the DIP Orders, the Liens in favor of the Administrative Agent on behalf of the Secured Parties in all of such real Property owned or leased by the Borrower or any Guarantor shall be perfected without the recordation of any instruments of mortgage or assignment and the Administrative Agent and the other Secured Parties shall have the benefits of the DIP Orders.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

Section 3.1 Existence and Power.

Each Credit Party (i) is an entity as specified on Schedule 3.1, (ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1, and (iii) has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1 (except, in each case, (i) as to those Persons becoming a Credit Party after the Closing Date, as notified to the Administrative Agent and (ii) for such changes occurring after the Closing Date resulting from transactions permitted by Section 5.7(a)). Each Credit Party has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1 (or, as to those Persons becoming a Credit Party after the Closing Date, as notified to the Administrative Agent), no Credit Party has had, over the five (5) year period preceding the Closing Date, any name other than its current name or was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2 Organization and Governmental Authorization; No Contravention.

Subject to the entry of the DIP Orders and subject to any restrictions arising on account of the Borrower’s or any Subsidiary’s status as a “debtor” under the Bankruptcy Code, the execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority (except the filing of the Mortgages and financing statements) and do not violate, conflict with or cause a breach or a default under (i) any Law or any of the Organizational Documents of any Credit Party or (ii) any agreement or instrument binding upon it, except for (a) the Prepetition Second Lien Credit Agreement and related financing documents or the indenture governing the Prepetition Senior Notes and (b) such violations, conflicts, breaches or defaults as could not, with respect to this clause (ii), reasonably be expected to have a Material Adverse Effect.

Section 3.3 Binding Effect.

Subject to the entry of the DIP Orders and subject to any restrictions arising on account of the Borrower’s or any Subsidiary’s status as a “debtor” under the Bankruptcy Code, each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4 Capitalization.

The authorized Capital Stock of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding Capital Stock of each of the Credit Parties are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than Permitted Liens and those in favor of the Administrative Agent for the benefit of the Secured Parties, and such Capital Stock were issued in compliance with all applicable Laws. The identity of the holders of the Capital Stock of each of the Credit Parties (other than the Borrower) and the percentage of their fully diluted ownership of the Capital Stock of each of the Credit Parties (other than the Borrower) as of the Closing Date is set forth on Schedule 3.4. No shares of the Capital Stock of any Credit Party (other than the Borrower), other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Capital Stock of any such entity.

Section 3.5 Financial Information.

(a) Audited Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by Grant Thornton LLP, copies of which have been delivered to the Initial Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders’ equity (or comparable calculation) and cash flows for such period.

(b) No Material Adverse Effect. Since the Petition Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.6 Litigation.

Except as set forth on Schedule 3.6, there is no Litigation pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse decision and that, if adversely decided, could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner draws into question the validity of any of the Financing Documents.

Section 3.7 Ownership of Property.

Each Credit Party is the lawful owner of, has Defensible Title to and is in lawful possession of, or has valid leasehold interests in, all material properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, except as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

Section 3.8 No Default.

Except as Publicly Disclosed, no Default or Event of Default has occurred and is continuing. Except as Publicly Disclosed, no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9 Labor Matters.

As of the Closing Date, there are no strikes or other labor disputes pending or, to the Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, except as could not reasonably be expected to have a Material Adverse Effect. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10 Regulated Entities.

No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11 Margin Regulations.

None of the proceeds from the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock, in either case in violation of Regulation T, U or X of the Federal Reserve Board, or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of and in violation of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Laws Generally. Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b) Anti-Terrorism Laws. None of the Borrower nor the other Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates nor agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement (i) is in violation of or has engaged in any conduct that would be sanctionable under any Anti-Terrorism Law,

(ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. The Borrower and each of the Credit Parties has adopted, maintains and enforces policies, procedures and controls designed to ensure compliance with Anti-Terrorism Laws and intended to ensure no dealings or transactions with any Blocked Person.

Section 3.13 Taxes.

Except subject to a Permitted Contest or where the failure to do so could not reasonably be expected to have a Material Adverse Effect: (i) all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, all Taxes (including real property Taxes and state and local sales and use Taxes) and other charges (whether or not shown to be due and payable in respect thereof) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof and (ii) all Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14 Compliance with ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan is in material compliance with ERISA, the Code and any applicable law. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (1) no liability to the PBGC (other than required premium payments) or to the IRS has been or is expected to be incurred by the Borrower or any ERISA Affiliates with respect to any Plan; (2) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Accounting Standards Codification Topic 715-60; and (3) the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 3.15 Brokers.

Except as set forth on Schedule 3.15, and except for fees payable to the Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

Section 3.16 Environmental Compliance.

Except as set forth in Schedule 3.16, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.17 Intellectual Property.

Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. To the Borrower’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.18 Bankruptcy Orders.

(a) On and after the entry of the Interim Financing Order and prior to the entry of the Final DIP Order, the Interim Financing Order is in full force and effect, and has not been reversed, vacated, stayed or modified, and on and after the entry of the Final DIP Order, the Final DIP Order is in full force and effect, and has not been reversed, vacated, stayed or modified, in each case, without the prior written consent of the Lead Lenders.

(b) No order has been entered in the Chapter 11 Cases (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code or to dismiss any Chapter 11 Case, in each case, without the prior written consent of the Lead Lenders.

Section 3.19 Full Disclosure.

None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents (excluding projections, estimates, and engineering reports), taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading on the date such information is dated or certified in light of the circumstances under which such statements were made. To the best knowledge of the Borrower, the engineering reports delivered to the Administrative Agent and/or the Lenders in connection with this Agreement do not contain any material inaccuracies and/or omissions. The said engineering reports, however, are based upon professional opinions, estimates and projections and the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. All other financial projections and estimates delivered to the Administrative Agent and the Lenders have been prepared on the basis of the assumptions stated therein. Such projections and estimates represent as of such time the Borrower’s best estimate of the Borrower’s future financial performance and such assumptions were as of such time believed by the Borrower to be fair and reasonable in light of then current business conditions; provided that the Borrower can give no assurance that such projections will be attained.

Section 3.20 Reserve Reports, Imbalances and Marketing Matters.

(a) Except as set forth on Schedule 3.20, the Borrower and each Guarantor has Defensible Title to each Mortgaged Property having a book cost in excess of $2,000,000 (except to the extent that (1) such assets have thereafter been disposed of in compliance with this Agreement or (2) leases for such property have expired pursuant to their terms), in each case free and clear of all Liens, except (i) Permitted Liens, (ii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any Governmental Authority, (iii) all lessors’ royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production, (iv) the terms and conditions of joint operating agreements and other oil and gas contracts, (v) all rights to consent by required notices to, and filing with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained in connection with such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions permitted by this Agreement, (vi) any preferential purchase rights, (vii) required third party consents to assignment, (viii) conventional rights of reassignment prior to abandonment and (ix) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, and other documents creating interests comprising the Oil and Gas Properties, Hydrocarbons and Hydrocarbon Interests; provided, however, the exceptions described in clauses (i) through (viii) inclusive above are qualified to include only those exceptions in each case which do not operate to (A) materially reduce the net revenue interest of the Borrower or any Guarantor below that set forth in the Reserve Report, (B) materially increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Borrower or any Guarantor above that set forth in the Reserve Report without a proportionate increase in the net revenue interest of the Borrower or such Guarantor or (C) materially increase the working interest of the Borrower or any Guarantor above that set forth in the Reserve Report without a proportionate increase in the net revenue interest of the Borrower or such Guarantor, and provided further that the foregoing defects, limitations, liens and encumbrances, whether individually material or not, do not in the aggregate create a Material Adverse Effect (the categories of exceptions in clauses (i) through (ix), as so qualified and as any such exceptions may exist from time to time, being referred to as the “Designated Title Exceptions”).

(b) After giving full effect to the Permitted Liens, except as set forth on Schedule 5.2, the Credit Parties own the net interests in production attributable to the wells and units evaluated in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 4.1(i) or (j), as applicable, or except to the extent that (i) such assets have thereafter been disposed of incompliance with this Agreement or (ii) leases for such property have expired pursuant to their terms. Except as provided in paragraph (a) above, the ownership of such Oil and Gas Properties shall not in any material respect obligate the Credit Parties to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in any amount materially in excess of the working interest of each Oil and Gas Property set forth in the Initial Reserve Report or the most recent Reserve Report furnished to the Lenders pursuant to Section 4.1(i) or (j), as applicable. The Credit Parties have paid all royalties payable under the oil and gas leases to which they are operator, except those not yet due or contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings or where failure to so pay could not reasonably be expected to have a Material Adverse Effect. Upon the delivery of each Reserve Report furnished to the Lenders pursuant to Section 4.1(i) or (j) as applicable, the statements made in the preceding sentences of this section shall, as of the date of such Reserve Report, be true in all material respects with respect to such Reserve Reports.

Section 3.21 Maintenance and Development of Properties.

Except as set forth on Schedule 3.21, as of the effective date of each Reserve Report with respect to the Oil and Gas Properties reflected in such Reserve Report, the Oil and Gas Properties (and all properties unitized therewith) are being maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with (i) all applicable Laws, (ii) all oil, gas or other mineral leases and other contracts and agreements forming a part of such Oil and Gas Properties and (iii) with any Permitted Liens burdening such Oil and Gas Properties, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.16, each Credit Party has all governmental licenses and permits necessary or appropriate to own and operate the Oil and Gas Properties, except where a failure to have such licenses or permits could not reasonably be expected to have a Material Adverse Effect, and no Credit Party has received notice of any violations in respect of any such licenses or permits which violation could reasonably be expected to have a Material Adverse Effect.

Section 3.22 Security Documents.

Subject to the entry of the DIP Orders and subject to any restrictions arising on account of the Borrower’s or any Subsidiary’s status as a “debtor” under the Bankruptcy Code, the Security Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When stock certificates representing Collateral are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral (other than the Mortgages described below), when financing statements are filed in the appropriate offices, the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral (to the extent such Collateral can be perfected by the actions described above) and the proceeds thereof, as security for the DIP Obligations, in each case prior and superior in right to any other Person (subject only to Permitted Liens). Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the DIP Obligations, in each case prior and superior in right to any other Person (subject only to Permitted Liens).

ARTICLE 4

AFFIRMATIVE COVENANTS

The Borrower agrees that:

Section 4.1 Financial Statements and Other Reports.

The Borrower will maintain and will cause each Credit Party to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Administrative Agent and the Lenders hereunder, and will deliver to the Administrative Agent and each Lender, upon such Lender’s request, it being understood that certain Lenders may elect not to receive any material non-public information of the Borrower, all of the following deliveries:

(a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the each Fiscal Quarter, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of and at the end of such quarter and the related consolidated statements of operations and cash flows for such quarter, and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such quarter and for such portion of the Fiscal Year ended at the end of such quarter, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures.

(b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of operations, stockholders’ equity (or the comparable item, if the Borrower is not a corporation) and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, reported on without qualification (including with respect to the scope of audit, but excluding any “going concern” qualification) or exception arising out of the scope of audit, audited by independent public accountants of nationally recognized standing and reasonably acceptable to the Lead Lenders.

(c) Compliance Certificates. Together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), (A) a Compliance Certificate and (B) if the Borrower is no longer subject to the public reporting requirements under the rules of the Securities and Exchange Commission, a management report (x) describing the operations and financial condition of the Borrower and its Consolidated Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (y) discussing the reasons for any significant variations as between the fiscal period covered and the portion of the Fiscal Year then elapsed, as between such periods and the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the projections and forecasts delivered pursuant to Section 4.1(h), all such information to be presented in reasonable detail and to be certified by a Responsible Officer to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of the Borrower and its Consolidated Subsidiaries as at the dates and for the periods indicated.

(d) Regulatory Filing Information. Promptly upon their becoming publicly available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor, (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party and (iv) all Swap Contracts entered into by any Credit Party.

(e) Notices of Material Events. Promptly upon any Responsible Officer of any Credit Party obtaining knowledge of (i) the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party in excess of $2,500,000 has given any notice or taken any other action with respect to a claimed default thereunder, (ii) the institution of any Litigation seeking equitable relief or involving an alleged liability of any Credit Party equal to or greater than $2,500,000 above insurance coverage or any adverse determination in any Litigation involving equitable relief or a potential liability of any Credit Party equal to or greater than $2,500,000 above insurance coverage, (iii) the institution of any dispute, litigation, investigation, proceeding or suspension by any Governmental Authority in respect of any Credit Party or any property of any Credit Party that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (iv) any loss, damage or destruction of any Collateral having a fair market value in excess of $2,500,000, regardless of whether covered by insurance, or (v) any other development that results in or could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto.

(f) ERISA Notices. The Borrower or an ERISA Affiliate shall provide, promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Plan; provided, that if the relevant Borrower or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Borrower or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(g) Environmental Notices. Promptly upon any Responsible Officer of any Credit Party obtaining knowledge of any written complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any Responsible Officer of any Credit Party becomes aware of (i) the existence or alleged existence of a violation by any Credit Party of any applicable Environmental Law, which could reasonably be expected to have a Material Adverse Effect, (ii) any release by any Credit Party of any Hazardous Materials into the environment which could reasonably be expected to have a Material Adverse Effect, (iii) the commencement by any Credit Party of any cleanup of any Hazardous Materials, which could reasonably be expected to result in costs to a Credit Party in excess of $2,500,000 above insurance coverage, (iv) any pending legislative or threatened governmental proceeding for the termination, suspension or non-renewal of any Permit of any Credit Party required under any applicable Environmental Law, which termination, suspension or non-renewal could reasonably be expected to have a Material Adverse Effect, or (v) any property of any Credit Party that is or will be subject to a Lien imposed pursuant to any Environmental Law, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto.

(h) Budget. Within sixty (60) days after the conclusion of each Fiscal Year, the Borrower’s annual operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following Fiscal Year in a format reasonably consistent with projections, budgets and forecasts theretofore provided to Lenders, and promptly following the preparation thereof, material updates to any of the foregoing from time to time prepared by management of the Borrower.

(i) Annual Reserve Report. Prior to April 1 of each year, commencing the first such day after the Closing Date, a Reserve Report effective as of December 31 of the preceding year, prepared by independent petroleum engineers chosen by the Borrower and reasonably acceptable to the Lead Lenders, concerning all Oil and Gas Properties owned by any Credit Party that are located in the United States and that have attributable to them Proved Reserves. The report shall (i) be in form reasonably satisfactory to the Lead Lenders, (ii) take into account any “over-produced” status under gas balancing arrangements, (iii) contain information and analysis sufficient to enable the Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission and (iv) distinguish (or be delivered together with a certificate from an appropriate officer of the Borrower that distinguishes) those Oil and Gas Properties treated in the report that are Collateral from those Oil and Gas Properties in the report that are not, which report shall be accompanied by a report detailing the Swap Contracts of the Credit Parties relating to commodity prices that are then currently in effect.

(j) Interim Reserve Report. (i) Prior to October 1 of each year, commencing the first such day after the Closing Date, a Reserve Report effective as of the preceding June 30 by petroleum engineers who are employees of the Borrower (or, at the Borrower’s option, by independent engineers as specified above), in the same form and scope as the report in Section 4.1(i), which report shall be accompanied by updates, if any, to the most recent reports specified in Section 4.1(i) to the extent necessary for such reports to be accurate in all material respects on the date of the applicable Reserve Report provided pursuant to this Section 4.1(j).

(k) Reserve Documents. At the time of delivery of any report pursuant to Section 4.1(i) or (j): (i) a report detailing by lease or unit the gross volume of production and sales attributable to production of Hydrocarbons from the Oil and Gas Properties described in the most recent Reserve Report for the month most recently available and for each prior month since the last report delivered pursuant to this subsection and describing the related severance taxes, other taxes, and leasehold operating expenses attributable to each lease or unit and incurred during each such month, (ii) a list of Persons purchasing any material production of Hydrocarbons from the Oil and Gas Properties, and (iii) such other reports, data and supplemental information necessary to cause the representations and warranties contained in Section 3.20 and Section 3.21 to be true and correct and such other information as may be reasonably requested by the Administrative Agent or the Lead Lenders (the Reserve Report, such certificate and such reports, data and supplemental information, the “Reserve Documents”).

(l) Swap Contracts. Together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a report detailing the Swap Contracts of the Credit Parties relating to commodity prices that are then currently in effect.

(m) Credit Party Information. With reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by the Administrative Agent or any Lender.

(n) Prepetition Second Lien Credit Agreement. Any amendment, or modification or waiver of the Prepetition Second Lien Credit Agreement.

(o) Monthly Financial Statements. As soon as practicable and in any event within twenty-five (25) days after the end of each calendar month (or such later date as the Administrative Agent and the Lead Lenders shall reasonably agree in their sole discretion), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of and at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures.

(p) Telephone Conferences. The Borrower shall participate in telephone conferences with the Prepetition First Lien Agent and the Administrative Agent and their respective professionals no less than once per week and more frequently during normal business hours as requested by the Prepetition First Lien Agent and Administrative Agent (or their respective professionals) in writing (including via electronic mail) upon at least one (1) Business Day’s notice.

(q) Budget and Variance Report. As soon as available and in any event (i) on the fourth Business Day of each fourth week, commencing with June 9, 2016, a 13-Week Budget, in form and substance reasonably acceptable to the Lead Lenders and the Administrative Agent (such budget, together with the Initial Budget, the “Budget”), which shall reflect the Borrower’s good-faith projection of all weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such thirteen-week period, including but not limited to, (x) the ad valorem, severance and production taxes and lease operating expenses attributable to Oil and Gas Properties and incurred for such thirteen-week period (including transportation, gathering and marketing costs) and all categories of applicable expenses, and (y) other capital expenditures, collections, payroll, and other material cash outlays, and (ii) on the fourth Business Day of each week, commencing with June 23, 2016, a variance report (a “Variance Report”), in form and substance consistent with the format of the form of Initial Budget set forth in Exhibit I and reasonably acceptable to the Lead Lenders, detailing the following: (A) the aggregate Receipts of the Borrower and its Subsidiaries during the Testing Period and the aggregate Operating Disbursements and other disbursements, in each case made by the Borrower and its Subsidiaries during such Testing Period; and (B) any variance (whether plus or minus and expressed as a percentage) (1) between the aggregate Receipts of the Borrower and its Subsidiaries during such Testing Period against the aggregate Receipts set forth in the most recently delivered Budget for such Testing Period (excluding in each case, any joint interest Receipts) and (2) between the aggregate Operating Disbursements made during such Testing Period by the Borrower and its Subsidiaries against the aggregate Operating Disbursements set forth in the most recently delivered Budget for such Testing Period. For purposes of the foregoing, the “Testing Date” shall mean the last Business Day of every week occurring after the Closing Date, which initial Testing Date shall be on June 17, 2016.

(r) Motions and Pleadings. The Borrower shall deliver to the Administrative Agent and the Lead Lenders and give the Administrative Agent and the Lead Lenders the opportunity to comment on all motions, pleadings, statements, applications, notices and other documents to be filed by the Debtors in the Chapter 11 Cases no less than two (2) Business Days prior to filing (or, if not reasonably practicable, as soon as practicable under the circumstances).

(s) Adverse Motions. The Borrower shall contest, if requested by the Administrative Agent or the Lead Lenders, any motion seeking entry of an order, and entry of an order, that is materially adverse to the interests of the Administrative Agent or the Lenders or their respective material rights and remedies under the DIP Facility.

(t) Updates. The Borrower shall deliver to the Administrative Agent and the Lenders bi-weekly updates with respect to asset sales and periodic updates on other matters reasonably requested by the Administrative Agent and the Required Lenders.

(u) Plans and Disclosure Statements. The Borrower shall deliver to the Administrative Agent and the Lenders and their legal counsel, as soon as practicable in advance of filing with the Bankruptcy Court, any plan of reorganization or liquidation and/or any disclosure statement related to such plan (each of which must be in form and substance satisfactory to the Administrative Agent and the Required Lenders).

(v) Final Order. The Borrower shall deliver to the Administrative Agent and the Lenders and their counsel, as soon as practicable in advance of filing with the Bankruptcy Court, the proposed form of Final DIP Order (which must be in form and substance satisfactory to the

Administrative Agent and the Required Lenders) and all other proposed material orders and pleadings related to the DIP Facilities (which must be in form and substance satisfactory to the Administrative Agent and the Required Lenders).

Documents required to be delivered pursuant to Section 4.1(a), Section 4.1(b) or Section 4.1(e) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at http://www.warrenresources.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website reasonably acceptable to the Administrative Agent and the Lead Lenders to which each Lender and the Administrative Agent have access; provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents, and the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificate required by Section 4.1(c) to the Administrative Agent, which shall then promptly furnish such compliance certificate to the Lenders. Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery of copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 4.2 Payment and Performance of DIP Obligations.

The Borrower (i) will pay and discharge, and cause each other Credit Party to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (A) that may be the subject of a Permitted Contest and (B) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each other Credit Party to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any other Credit Party to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Maintenance of Existence.

The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.17.

Section 4.4 Maintenance of Property; Insurance.

(a) Maintenance of Property and Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep and maintain all operating equipment material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to the Lead Lenders. The Borrower will not, and will not permit any other Credit Party to, bring or keep any article on any business location of any Credit Party, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 4.4(a), or would otherwise be prohibited by the terms thereof.

(b) Evidence of Insurance Coverage. On or prior to the Closing Date, and at all times thereafter, the Borrower will cause the Administrative Agent to be named as an additional insured and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance reasonably acceptable to the Lead Lenders. The Borrower will deliver to the Administrative Agent and the Lenders (i) on the Closing Date, a certificate from the Borrower’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers of applicable rights of subrogation against loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will endeavor to give notice thereof to each additional insured and loss payee at least thirty (30) days prior thereto, (ii) on an annual basis, and upon the request of any Lender through the Administrative Agent from time to time, full information as to the insurance carried, (iii) within five (5) Business Days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

(c) Right to Purchase Insurance. In the event the Borrower fails to provide the Administrative Agent with evidence of the insurance coverage required by this Agreement within three (3) Business Days after request therefor, the Administrative Agent may after twenty (20) days’ notice to the Borrower, purchase insurance at the Borrower’s expense to protect the Administrative Agent’s interests in the Collateral. This insurance may, but need not, protect the Borrower’s interests. The coverage purchased by the Administrative Agent may not pay any claim made by the Borrower or any claim that is made against the Borrower in connection with the Collateral. The Borrower may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that the Borrower has obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance to the fullest extent provided by Law, including interest and other charges imposed by the Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the DIP Obligations. The costs of the insurance may be more than the cost of insurance that the Borrower is able to obtain on its own.

Section 4.5 Compliance with Laws.

The Borrower will comply, and cause each other Credit Party to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6 Inspection of Property, Books and Records.

The Borrower will keep, and will cause each other Credit Party to keep, proper books of record and account in accordance with GAAP; and will permit, and will cause each other Credit Party to permit, at the sole cost of the Borrower or any applicable other Credit Party, representatives of the Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with the Administrative Agent) or is made during the existence and continuance of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective inventory and accounts and to discuss their respective affairs, finances and accounts with their respective officers, as often as may reasonably be desired, subject in all cases to any confidentiality restrictions that may be applicable to the Borrower and its Subsidiaries and to any confidentiality restrictions that the Borrower reasonably imposes on the Persons receiving such information; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to disclose to the Administrative Agent or any agents or representatives thereof any information that is the subject of attorney-client privilege or attorney’s work product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information; and provided, further, that the Borrower will use commercially reasonable efforts to furnish such information (excluding information covered by confidentiality restrictions in agreements relating to seismic, geologic or geophysical data or similar technical and business matters relating to the exploration for oil and gas), which requirement shall be satisfied if the Administrative Agent is offered the opportunity to review such confidential information by executing or otherwise becoming a party to the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Borrower. In the absence of an Event of Default, the Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the Borrower or any other applicable Credit Party commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

Section 4.7 Use of Proceeds.

(a) The proceeds of the Loans will be used by the Borrower only for the following purposes: (i) to pay certain costs, fees and expenses related to the Chapter 11 Cases, including without limitation any Professional Fees, (ii) to pay Adequate Protection Payments and (iii) to fund the working capital needs, capital improvements and expenditures of the Credit Parties during the Chapter 11 Cases.

(b) The proceeds of the Loans shall be applied by the Borrower for uses solely to the extent that any such application of proceeds shall be in compliance with the covenant set forth in Section 5.26, including the Permitted Variances.

(c) The proceeds of the Loans shall not be used (i) to permit the Borrower, any Guarantor or any of their representatives to challenge or otherwise contest or institute any proceeding to determine (x) the validity, perfection or priority of security interests in favor of any of the Lenders or the Prepetition First Lien Lenders, or (y) the enforceability of the obligations of the Borrower or any Guarantor under this Agreement or the Prepetition First Lien Credit Agreement, (ii) to investigate, commence, prosecute or defend any claim, motion, proceeding or cause of action against any of the Lenders or the Prepetition First Lien Secured Parties, each in such capacity, and their respective agents, attorneys, advisors or representatives, including, without limitation, any lender liability claims or subordination claims, or (iii) to fund acquisitions, capital expenditures, capital leases, or any other expenditure other than as set forth in the Budget or the Carve Out.

(d) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

Section 4.8 Lenders’ Meetings.

Promptly after the delivery to the Administrative Agent and the Lenders of Reserve Reports pursuant to Section 4.1(i) or Section 4.1(j), the Borrower will, in each case to the extent reasonably requested by either the Administrative Agent or the Lead Lenders, conduct a meeting of the Administrative Agent and the Lenders to discuss the most recently reported financial results and the financial condition and engineering projections of the Borrower and its Subsidiaries, at which shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by the Administrative Agent or the Lead Lenders, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to the Borrower.

Section 4.9 Hazardous Materials; Remediation.

If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of the Borrower or any other Credit Party, which could reasonably be expected to have a Material Adverse Effect, the Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by the Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 4.10 Further Assurances.

(a) General. The Borrower will, and will cause each other Credit Party, at its own cost and expense, to promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as the Administrative Agent or the Lead Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing

Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired. Notwithstanding anything in this Agreement or any Security Document to the contrary, no Guarantor shall be required to guarantee (or grant a Lien to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of such Guarantor.

(b) New Subsidiaries. Without limiting the generality of the foregoing, in the event the Borrower or any of its Subsidiaries shall form any new Subsidiary after the date hereof, the Borrower or the respective Subsidiary will cause such new Subsidiary, within five (5) Business Days following such formation, (i) to execute a Guarantee (in form and substance reasonably acceptable to the Administrative Agent and the Lead Lenders) guaranteeing payment and performance of all of the DIP Obligations and to execute a joinder to the Security Agreement and to take such other action (including, without limitation, authorizing the filing of such UCC financing statements and delivering certificates in respect of the Capital Stock of such Subsidiary) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to the extent required by Section 4.10(e), (ii) to execute such other Security Documents and Collateral Documents, in form and substance reasonably acceptable to the Administrative Agent and the Lead Lenders, as may be required or requested by the Administrative Agent and the Lead Lenders in connection with the actions contemplated hereby and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent and the Lead Lenders shall have reasonably required or requested.

(c) Capital Stock. The Borrower will, and will cause each of its Subsidiaries, to take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary and that the Administrative Agent shall have, for the benefit of the Secured Parties, a first priority Lien on all Capital Stock of each Subsidiary. Subject to the foregoing limitations, in the event that any additional Capital Stock shall be issued by any Subsidiary, the Borrower shall or shall cause each of its Subsidiaries to, promptly following such issuance, deliver to the Administrative Agent, to the extent required by the applicable Financing Documents, the certificates evidencing such Capital Stock, accompanied by undated powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to such Financing Documents.

(d) Mortgage of Oil and Gas Property. Prior to March 1 and September 1 of each calendar year, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent substantially all (but in any event at least 95%) of the total PV-10 Value of Proved Reserves attributable to the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to any exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 95% of such total PV-10 Value, then on or prior to such March 1 or September 1, as applicable, the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the DIP Obligations a first-priority Lien (subject only to Permitted Liens) under the Mortgages on additional Oil and Gas

Properties not already subject to such a Lien under the Mortgages such that after giving effect thereto, the Mortgaged Properties will represent at least 95% of the total PV-10 Value of Proved Reserves attributable to the Oil and Gas Properties evaluated by the relevant Reserve Report. Notwithstanding the foregoing, it is understood and agreed that the Borrower shall use commercially reasonable efforts to ensure that the Mortgaged Properties represent substantially all of the total PV-10 Value of Proved Reserves attributable to the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to any exploration and production activities, acquisitions, dispositions and production.

(e) Other Collateral. Upon the Administrative Agent’s request, the Borrower will, and will cause its Subsidiaries to, grant Liens as security for the DIP Obligations on (i) assets and interests related to the Mortgaged Properties, including related operating equipment, accounts, inventory, contract rights and all products, proceeds and other interests related to the ownership, operation and or production of the Mortgaged Properties and (ii) all other material facilities (including gathering, transportation, compression, processing, treating and storage facilities) and other material real and personal property owned by it from time to time (excluding any Excluded Property (as defined in the Mortgages)); provided, further, that notwithstanding anything to the contrary, the Collateral shall include any assets of the Debtors that were excluded from or did not constitute Collateral under the Prepetition First Lien Credit Agreement (including, without limitation, the Warren Energy Services Pipeline Assets).

(f) Production Proceeds. Notwithstanding that by the terms of the Mortgages, the Credit Parties are and will be assigning to the Administrative Agent for the benefit of the Secured Parties all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred, the Credit Parties may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Mortgages. Upon the occurrence of an Event of Default, the Administrative Agent may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all Production Proceeds then held by the Credit Parties or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether intentional or inadvertent, by the Administrative Agent or the Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by the Administrative Agent or the Lenders to the Credit Parties constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Administrative Agent or the Lenders to collect other Production Proceeds thereafter.

(g) Title Information. Promptly upon request of the Administrative Agent given at the direction of the Required Lenders, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent in connection with previous Reserve Reports or otherwise, title information evidencing the Credit Parties have Defensible Title on at least 70% of the total PV-10 value of Proved Reserves attributable to the Oil and Gas Properties evaluated by such Reserve Report. If the Borrower has provided title information for Oil and Gas Properties under the preceding sentence, the Borrower shall, within sixty (60) days of notice from the Administrative Agent or the Lead Lenders that material title defects or exceptions exist with respect to such Oil and Gas Properties such that the Credit Parties do not have Defensible Title to at least 70% of the PV-10 value of Proved Reserves attributable to the Oil and Gas Properties evaluated by such Reserve Report, either (1) cure any such material title defects or exceptions (including defects or exceptions as to priority) raised by such information, (2) substitute acceptable Mortgaged Properties having at least an equivalent value such that the Credit Parties do have Defensible Title to at least 70% of the PV-10 value of Proved Reserves attributable to the Oil and Gas Properties evaluated by such Reserve Report, or (3) deliver title information in form and substance acceptable to the Administrative Agent or the Lead Lenders so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information evidencing that the Credit Parties have Defensible Title on at least 70% of the PV-10 value of Proved Reserves attributable to the Oil and Gas Properties evaluated by such Reserve Report.

Section 4.11 Post-Closing Obligations.

The Credit Parties will cause each obligation specified on Schedule 4.11 hereto to be completed no later than the date set forth with respect to such obligations on such schedule, or such later date as the Administrative Agent and the Lead Lenders shall reasonably agree.

Section 4.12 Production Report and Lease Operating Statements.

Within sixty (60) days after the end of each calendar month, commencing with the calendar month ending May 31, 2016, the Borrower shall deliver to the Administrative Agent and the Lead Lenders a report certified by a Responsible Officer setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

Section 4.13 Cash Management and Certain Prepetition Obligations.

The Borrower and its Subsidiaries shall be permitted to maintain their cash management system as it existed prior to the Petition Date for the benefit of the entire DIP Facility and to honor any prepetition obligations related to the use thereof, with such changes as may be required by an order of the Bankruptcy Court and/or as may be made with the consent of the Administrative Agent and the Lead Lenders; provided that the Borrower and its Subsidiaries shall not be permitted to honor prepetition checks outstanding as of the Petition Date other than checks for prepetition payments authorized by the Bankruptcy Court, including, for the avoidance of doubt, any payments authorized under the order granting the motion (if any) filed by the Credit Parties in the Chapter 11 Cases for authority to pay working interest disbursements, royalty payments and similar payments and disbursements in the ordinary course of business, which shall be in form and substance satisfactory to the Required Lenders.

Section 4.14 Contracts and Leases.

Neither the Borrower nor any of its Subsidiaries shall, except as otherwise permitted pursuant to the DIP Orders, any Agreed Restructuring Plan or a motion filed by or after consultation of the Administrative Agent and the Lead Lenders or a motion to assume the RSA, assume, assume and assign or reject any executory contract or unexpired lease not assumed, assumed and assigned or rejected on or before the date hereof.

Section 4.15 Milestones.

The Credit Parties shall comply with and achieve each of the Milestones (as the same may be extended from time to time with the consent of the Administrative Agent and the Lead Lenders).

ARTICLE 5

NEGATIVE COVENANTS

Until the Discharge of DIP Obligations, the Credit Parties covenant and agree with the Lenders that:

Section 5.1 Debt.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

(a) Debt incurred under the Financing Documents;

(b) Debt outstanding on the date of this Agreement and set forth on Schedule 5.1, including, for the avoidance of doubt, Debt outstanding under the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement and the aggregate principal amount of the Prepetition Senior Notes, in each case, on the date of this Agreement;

(c) Intercompany Debt arising from loans made by (i) the Borrower to any Guarantor, (ii) any Guarantor to the Borrower, or (iii) any Guarantor to any other Guarantor; provided, however, that upon the request of the Administrative Agent at any time, any such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to the Administrative Agent and the Lead Lenders, and the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the DIP Obligations;

(d) Guarantees by the Borrower of Debt of any Subsidiary permitted hereunder and by any Subsidiary of Debt of the Borrower or any other Subsidiary permitted hereunder;

(e) Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Debt permitted by this clause (e) shall not exceed $1,000,000 at any time outstanding;

(f) Debt, if any, arising under Swap Contracts, to the extent permitted under Section 5.6;

(g) [reserved];

(h) Debt of any Person that becomes a Subsidiary after the Closing Date; provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(i) [reserved];

(j) Debt incurred to finance the acquisition of equipment, provided that the amount of such Debt does not exceed the purchase price of such equipment;

(k) [reserved];

(l) any Contingent Obligation permitted by Section 5.3;

(m) Debt incurred pursuant to an Excluded Property Leaseback;

(n) Debt incurred under Bonds;

(o) Debt constituting letters of credit and bank guaranties, to the extent that such letters of credit and bank guaranties are fully cash collateralized, in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.

Section 5.2 Liens.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens created by the Security Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 5.2; provided that (i) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property (together with receivables, intangibles and proceeds thereof) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets (together with receivables, intangibles and proceeds thereof) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Debt permitted by Section 5.1(e), (ii) such security interests and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property of the Borrower or any Subsidiary;

(f) Liens securing obligations and liabilities of the Borrower and any Subsidiary under Swap Contracts with Eligible Swap Counterparties to the extent such Swap Contracts are permitted hereunder;

(g) [reserved];

(h) [reserved];

(i) [reserved];

(j) Liens granted to secure letters of credit and bank guaranties permitted pursuant to Section 5.1(o) in an amount not to exceed the amount of Debt permitted under Section 5.1(o);

(k) Prepetition Liens;

(l) Adequate Protection Liens;

(m) Liens arising under the DIP Orders; and

(n) any Non-Primed Excepted Liens.

Section 5.3 Contingent Obligations.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for:

(a) Contingent Obligations arising in respect of the Debt under the Financing Documents;

(b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c) Contingent Obligations existing or arising under any Swap Contract, provided that (i) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction and (ii) such obligations are (or were) entered into by the Borrower or another Credit Party in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.3 and Contingent Obligations with respect to Debt permitted under Section 5.1;

(e) Contingent Obligations incurred in the Ordinary Course of Business with respect to Bonds;

(f) Contingent Obligations arising under indemnity agreements in connection with mortgagee title insurance policies;

(g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.7;

(h) Contingent Obligations in favor of any of the Credit Parties; and

(i) Contingent Obligations to the extent constituting a Permitted Lien.

Section 5.4 Restricted Payments.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided that the foregoing shall not restrict or prohibit (a) dividends or distributions made by any Subsidiary, directly or indirectly, to the Borrower or to any Subsidiary that is a Wholly-Owned Subsidiary of the Borrower and (b) dividends declared and paid by Subsidiaries ratably with respect to their Capital Stock (or on a basis more favorable to the Borrower and its Subsidiaries). The Borrower will not, and will not permit any other Credit Party to, issue preferred Capital Stock providing for Restricted Payments not permitted by this Section 5.4.

Section 5.5 Restrictive Agreements.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than (1) other investments in Capital Stock of joint ventures permitted under Section 5.8 and (2) investments permitted under Section 5.8(j) if such restriction or conditions apply only to the property or assets that are the subject of such investment), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.5 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or other assets that is to be sold and such sale is permitted hereunder, (iv) paragraph (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (v) paragraph (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) existing restrictions with respect to a Person acquired by the Borrower or any of its Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person other than the Person, or the property or assets of the Person, so acquired, (vii) restrictions contained in any agreement or instrument relating to Swap Contracts to the extent, in the good faith judgment of the Borrower, such restrictions, at the time such Debt is incurred, either (A) are on customary market terms for Debt of such type, so long as the Borrower has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability the Borrower and the other Subsidiaries to meet their ongoing payment obligations under the Financing Documents, or (B) are not materially more restrictive, taken as a whole with respect to the Borrower and the other Subsidiaries, than the restrictions in the Financing Documents, (viii) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the Ordinary Course of Business of the Borrower and its Subsidiaries, and (ix) non-material, ordinary course of business provisions and conditions contained in the existing operating units, farmout exchange, joint exploration, transportation and related oil and gas agreements executed in the ordinary course of business.

Section 5.6 Swap Contracts.

The Borrower will not, and will not permit any other Credit Party to, enter into any Swap Contracts other than Swap Contracts in respect of commodities (i) with Eligible Swap Counterparties, (ii) with durations not to exceed 120 months at any time, and (iii) the notional volumes for which (when aggregated with other commodity Swap Contracts then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Contracts) do not exceed, as of the date such Swap Contract is executed, 85% of the Projected Oil and Gas Production from Proved Developed Producing Reserves attributable to the Oil and Gas Properties for each month during the period during which such Swap Contract is in effect for each of crude oil and natural gas, calculated separately; provided that (x) such limitations in clauses (i) and (ii) of this Section 5.6 do not apply to forward agreements requiring the physical delivery of Hydrocarbons and (y) such limitation in clause (iii) of this Section 5.6 shall not apply to Swap Contracts in respect of commodities that are floor prices or puts for which no further payment obligation is owed by such Credit Party and not in excess of 100% of Proved Developed Producing Reserves attributable to the Oil and Gas Properties for each month during the period during which such Swap Contract is in effect for each of crude oil and natural gas, calculated separately. Not later than thirty (30) days after consummation of an Asset Disposition in respect of Oil and Gas Properties which, together with any other Asset Dispositions of Oil and Gas Properties not theretofore taken into account in connection with this sentence, reduces by more than 5% the Credit Parties’ aggregate Projected Oil and Gas Production from Proved Developed Producing Reserves, the Borrower will cause the notional volumes of Swap Contracts maintained by the Borrower and the other Credit Parties in respect of commodities not to exceed in the aggregate the amounts that would be permitted under clause (iii) of the preceding sentence if such Swap Contracts were entered into immediately after giving effect to such Asset Disposition.

Section 5.7 Consolidations, Mergers and Sales of Assets.

(a) The Borrower will not, and will not permit any other Credit Party to, directly or indirectly consolidate or merge with or into any other Person. Any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

(b) Except as otherwise consented to in writing by the Lead Lenders, the Borrower will not, and will not permit any other Credit Party to, directly or indirectly, consummate any Asset Disposition (including, without limitation, any Asset Disposition under Section 363 of the Bankruptcy Code or under a chapter 11 plan and the entry into any overriding royalty interest, net profit interest, volumetric production payment or similar transactions or amending any such existing agreements in a manner that would increase or extend any obligations thereunder).

Section 5.8 Investments.

The Borrower will not, and will not permit any Credit Party to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) (x) all or substantially all of the property and assets or business of another Person or (y) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) [reserved];

(c) [reserved];

(d) Guarantees constituting Debt permitted by Section 5.1;

(e) investments consisting of Swap Contracts to the extent permitted under Section 5.6;

(f) [reserved];

(g) trade credits and accounts arising in the Ordinary Course of Business;

(h) [reserved];

(i) investments made in any debtor of the Borrower or any Subsidiary as a result of the receipt of stock, obligations or securities in settlement of debts created in the Ordinary Course of Business and owing to the Borrower or any Subsidiary;

(j) [reserved];

(k) [reserved];

(l) [reserved];

(m) repurchase of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price or such options or warrants or the payment of withholding taxes through the issuance of Capital Stock;

(n) the purchase of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(o) any other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together will all other investments made pursuant to this clause (o) do not exceed $1,000,000 outstanding at any time;

(p) [reserved];

(q) [reserved];

(r) [reserved]; and

(s) Dispositions permitted by Section 5.7 to the extent constituting Investments.

Section 5.9 Transactions with Affiliates.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, except (i) as expressly permitted by this Agreement, (ii) as otherwise disclosed on Schedule 5.9, and (iii) for transactions which contain terms that are no less favorable to the Borrower or any other Credit Party, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, (iv) any Restricted Payment permitted by Section 5.4 or a disposition of Excluded Property, (v) with respect to any Person serving as an officer, director, employee or consultant of the Borrower or any Subsidiary, (1) the payment of reasonable compensation, benefits or indemnification liabilities in connection with his or her services in such capacity provided that the payment of any such compensation, benefits or indemnification liabilities are approved by a majority of the disinterested members of the Board of Directors of the Borrower or by the compensation committee of the Borrower, (2) the making of advances for travel or other business expenses in the Ordinary Course of Business or (3) such Person’s participation in any benefit or compensation and (vi) with respect to transactions among Credit Parties.

Section 5.10 Modification of Certain Documents; Limitation on Repayment of Debt; Restriction on Adequate Protection Payments.

(a) The Borrower will not, directly or indirectly, amend or otherwise modify any Organizational Documents of the Borrower, except for such amendments or other modifications required by Law or which are not materially adverse to the interests of the Administrative Agent or any Lender and which, in each instance, are fully disclosed to the Administrative Agent.

(b) The Borrower will not, directly or indirectly, amend or modify, or permit the amendment or modification of, any provision of any agreement governing (i) the Prepetition Second Lien Debt except for such amendments or other modifications that are not materially adverse to the interest of the Administrative Agent or any Lender and which, in each instance, are fully disclosed to the Administrative Agent and the Lead Lenders or (ii) the Prepetition Senior Notes (other than to amend or delete any covenant, event of default, mandatory prepayment or obligation to offer to purchase Prepetition Senior Notes, in each case, that are favorable to the interests of the Administrative Agent and any Lenders).

(c) The Borrower will not, directly or indirectly, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Debt for borrowed money, including, for the avoidance of doubt, any Prepetition Second Lien Debt or Prepetition Senior Notes.

(d) The Borrower will not, and will not permit any other Credit Party to, make any adequate protection payments to, or otherwise provide adequate protection payments for, the Prepetition Second Lien Secured Parties except as permitted by the DIP Orders.

Section 5.11 Fiscal Year.

The Borrower will not, and will not permit any other Credit Party to, change its Fiscal Year.

Section 5.12 Conduct of Business.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.12 and businesses reasonably related thereto.

Section 5.13 Capital Stock.

The Borrower will not, and will not cause or permit any Subsidiary to, permit a Lien (other than a Lien created under a Financing Document, a Lien securing Prepetition Second Lien Debt or an involuntary Permitted Lien) to be placed on any of the Capital Stock owned by the Borrower or such Subsidiary in any other Person.

Section 5.14 Limitation on Sale and Leaseback Transactions.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Borrower or any of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset; provided this Section 5.14 shall not prohibit (i) any sale-leaseback resulting from the incurrence of any lease of any capital asset entered into within 180 days of the acquisition of such capital asset for the purpose of providing permanent financing of such asset, provided that the Debt related thereto is permitted by Section 5.1 or (ii) any Excluded Property Leaseback.

Section 5.15 Bank Accounts.

The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, establish any new bank account (excluding any account established after notice to the

Administrative Agent exclusively for payroll or petty cash) without the prior written consent of the Administrative Agent, and provided that in each case, the Administrative Agent, the Borrower or such other Credit Party and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of the Administrative Agent in such bank account, agrees to comply with instructions originated by the Administrative Agent directing disposition of the funds in such bank account without further consent from the Borrower, and agrees to subordinate and limit any security interest such bank may have in such bank account on terms reasonably satisfactory to the Administrative Agent.

Section 5.16 Compliance with Anti-Corruption Laws.

(a) None of the Borrower, its Subsidiaries, or to the knowledge of Borrower or any Subsidiary, their respective directors, officers, agents, employees or other persons that act for or on behalf of the Borrower or its Subsidiaries (individually and collectively, “Borrower Representative”) has taken any act that would violate the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, or any other applicable anti-bribery law (the “Anti-Corruption Laws”).

(b) Without limiting the foregoing, none of the Borrower or any Subsidiary, or to the knowledge of the Borrower or any Subsidiary, any Borrower Representative has offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority, quasi-governmental authority, public international organization, to any political party or official thereof, or to any candidate for political office (individually and collectively, “Government Official”) or to any person under circumstances where the Borrower, its Subsidiaries or Borrower Representatives knew or had reason to know or believe that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any person, in each case for the purpose of (i) influencing any act or decision of such person in his official capacity as a Government Official, (ii) inducing such person to perform or omit to perform any activity related to his legal duties, (iii) securing any improper advantage, or (iv) inducing such person to influence or affect any act or decision of any Governmental Authority, quasi-governmental authority, public international organization, in each case, in order to assist the Borrower, its Subsidiaries or any Borrower Representatives in obtaining or retaining business for or with, or in directing business to, the Borrower or any other person.

Section 5.17 Compliance with Anti-Terrorism Laws.

The Borrower will not, and will not permit any other Credit Party to, engage in any activities which could cause them to become a Blocked Person. The Borrower shall immediately notify the Administrative Agent if the Borrower has knowledge that the Borrower, any additional Credit Party or any of their respective Affiliates or their respective employees or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower will not, and will not permit any other Credit Party to, directly or indirectly, (x) engage in any business, transaction or dealing in or with any Blocked Person, or with any government, country or territory where such activities would violate Anti-Terrorism Law or (y) act in any manner that will result in a violation of any Anti-Terrorism Law.

Section 5.18 Subsidiaries.

The Borrower shall not, and shall not permit any of its Subsidiaries to, create, acquire or permit to exist (a) any Foreign Subsidiary or (b) any Subsidiary that is not a Wholly-Owned Subsidiary.

Section 5.19 Prepetition Secured Obligations.

Until Discharge of DIP Obligations, the Borrower will not, and will not permit any Credit Party to, use the proceeds of the Loans or cash collateral to pay Prepetition Secured Obligations, except as permitted by the DIP Orders or this Agreement.

Section 5.20 Changes to DIP Orders.

Without the consent of the Administrative Agent and the Lead Lenders, none of the Debtors shall file a motion (or support any motion) seeking to amend or otherwise modify any DIP Order in any manner adverse to the Lenders.

Section 5.21 [Reserved].

Section 5.22 Superpriority Administrative Expense Claims.

The Borrower will not, and will not permit any other Credit Party to, create or permit to exist any other superpriority administrative expense claim or “claim” that is pari passu with or senior to the claims of the Lenders under the DIP Facility (in each case, other than the Carve Out and certain hedging obligations to be approved by the Required Lenders).

Section 5.23 Use of DIP Facility Proceeds.

Borrower will not, and will not permit any other Credit Party to, use any proceeds of the DIP Facility for purposes other than those described in this Agreement and contained in the Interim Financing Order and Final Order.

Section 5.24 Rejection of Oil and Gas Leases.

The Borrower will not, and will not permit any other Credit Party to, reject any oil and gas lease without the prior written consent of the Lead Lenders or permit any oil and gas lease to expire without prior consultation with the Required Lenders at least thirty (30) days before the filing of any motion for rejection or the deemed rejection of any oil and gas lease.

Section 5.25 Section 506(c) Claims.

The Borrower will not, and will not permit any other Credit Party to, make any claims under Section 506(c) of the Bankruptcy Code. Furthermore, the Borrower will waive the applicability of Section 506(c) of the Bankruptcy Code against the GSO Lenders, as Prepetition First Lien Lenders.

Section 5.26 Budget Covenant; Permitted Variances

(a) The Budget shall be tested on a weekly basis (of Monday through Sunday, beginning on Monday at 12:01 a.m., Central Time, on June 6, 2016) on the last Business Day of each week as required under Section 4.1(q). Any deviation from the Budget in excess of the Permitted Variances (as described below in Section 5.26(b)) shall constitute non-compliance with the Budget and the terms of the Financing Documents; provided that the Lead Lenders shall have the authority to provide written pre-approval for any deviations in excess of the Permitted Variances.

(b) As of any Testing Date, for the Testing Period ending on such Testing Date, the Borrower shall not allow (i) the aggregate Operating Disbursements made by the Credit Parties during such Testing Period (reduced by any applicable accrued and unused Carry Forward Amounts) to be greater than 115% of the aggregate Operating Disbursements for the Credit Parties set forth in the Budget for such Testing Period or (ii) the aggregate Receipts received by the Credit Parties during such Testing Period (increased by any applicable accrued and unused Carry Forward Amounts) to be less than 85% of the aggregate Receipts for the Credit Parties set forth in the Budget for such Testing Period (the variance in Operating Disbursements described in the foregoing clause (i) and the variance in Receipts described in the foregoing clause (ii), the “Permitted Variances”). Notwithstanding the foregoing provisions of this Section 5.26(b), joint interest Receipts shall be excluded in calculating both the aggregate Receipts received by the Credit Parties during any Testing Period and the aggregate Receipts for the Credit Parties set forth in the Budget for any Testing Period, and thus shall not factor into the calculation of the variance in Receipts set forth in clause (ii) of the preceding sentence.

Section 5.27 Capital Expenditures.

The Borrower shall not allow the aggregate capital expenditures (excluding capitalized interest and internal costs and net of amounts to be billed to working interest partners) incurred by the Borrower and its Subsidiaries to exceed $2,500,000; provided, that it is understood and agreed that expenditures incurred in connection with (i) plugging and abandonment activities and (ii) workover activities shall not be deemed to be capital expenditures for purposes of this Section 5.27.

Section 5.28 Material Contracts.

Without the consent of the Lead Lenders, none of the Debtors shall amend any Material Contracts, including any Swap Contracts.

ARTICLE 6

[RESERVED]

ARTICLE 7

CONDITIONS

Section 7.1 Conditions Precedent to Effectiveness.

This Agreement shall not become effective until the date on which the following condition is satisfied, which such condition shall be the sole and exclusive condition to the effectiveness of this Agreement:

(a) The Administrative Agent and the Lenders shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent and the Lead Lenders (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

Section 7.2 Conditions Precedent to Availability of Loans.

The obligation of the Lenders to make the Loans shall commence as of the Business Day (the “Availability Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Administrative Agent and the Lenders in their sole discretion:

(a) the Petition Date shall have occurred;

(b) the Interim Financing Order authorizing and approving the use of cash collateral during the Interim Period shall have been entered by the Bankruptcy Court and such Interim Financing Order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Lead Lenders;

(c) the Debtors shall have entered into the RSA;

(d) the Final Order authorizing and approving the DIP Facility and the transactions contemplated hereby, shall have been entered by the Bankruptcy Court not later than forty-five (45) days after the entry of the Interim Financing Order and such Final Order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Lead Lenders;

(e) the Administrative Agent and the Lenders shall have received duly executed and delivered counterparts of this Agreement and the other Financing Documents;

(f) the Administrative Agent and the Lenders shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer with similar responsibilities of each Credit Party, or in the event that such Credit Party is a limited partnership, of such Credit Party’s general partner, certifying as of the Availability Date: (i) resolutions of its board of directors, managers or members authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of such Person, authorized to execute, deliver and perform, as applicable, this Agreement, any notes, the Guaranty, the Security Documents, and all other Financing Documents to be delivered by such Person; (iii) the Organizational Documents of such Person as in effect as of the Availability Date; (iv) the good standing certificate for such Person, from its state of incorporation, formation or organization, as applicable, dated as of a recent date; and (v) as may be reasonably required by the Administrative Agent and the Lead Lenders, certificate(s) of authority for such Person from states wherein such Person is required to be qualified to conduct business, evidencing such Person’s qualification to do business in such state, dated as of a recent date, provided that, if requested by the Borrower, the certificates described in this clause (v) may be provided within a reasonable period of time after the Availability Date, such period of time to be agreed by the Borrower, the Administrative Agent and the Lead Lenders;

(g) the Administrative Agent and Lenders shall have received a written legal opinion addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lenders from Andrews Kurth LLP, special counsel to the Credit Parties (the Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion);

(h) all first-day motions filed by the Credit Parties (including any motions related to any critical vendor or supplier motions) and related orders entered by the Bankruptcy Court in the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lenders. All motions related to the DIP Facility and cash management shall be in form and substance satisfactory to the Administrative Agent and the Lead Lenders in their sole discretion;

(i) all governmental and third-party consents and approvals, in each case, necessary in connection with the DIP Facility shall have been obtained and remain in effect;

(j) the making of the Loans shall not violate any Requirement of Law and shall not have been enjoined, whether temporarily, preliminarily, or permanently;

(k) all fees, expenses and other amounts due (including the reasonable and documented fees and expenses of counsel) required to be paid to the Administrative Agent and the Lenders on or before the Availability Date shall have been paid (or will be paid with the proceeds of any Borrowing);

(l) the Administrative Agent and the Lead Lenders shall have received the Initial Budget, together with a certificate of a Responsible Officer of the Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower and each other Credit Party to be reasonable at the time made and from the best information then available to the Borrower and each other Credit Party;

(m) the Administrative Agent and the Lead Lenders shall have received the results of lien, judgment and other customary UCC searches as of a recent date prior to the Closing Date in each jurisdiction requested by the Administrative Agent and the Lenders and such search results shall reveal no Liens on any of the assets of the Credit Parties except for (a) Permitted Liens or (b) Liens discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent and the Lead Lenders;

(n) the Administrative Agent and the Lead Lenders shall have received copies of insurance certificates, if applicable, evidencing insurance required to be maintained by the Borrower and the Subsidiaries pursuant to Section 4.4, each of which shall name the Secured Parties, as additional insureds on any such liability insurance and, if casualty insurance is obtained, name the Administrative Agent as additional loss payee under any such casualty insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lead Lenders (provided that if such endorsement or amendment cannot be delivered by the Closing Date, the Administrative Agent (at the direction of the Lead Lenders) may consent to such endorsement or amendment being delivered at such later date as it reasonably deems appropriate in the circumstances);

(o) the Administrative Agent and the Lenders shall have a valid and perfected first priority lien on and security interest in the Collateral, including, but not limited to the Collateral that secured the Prepetition First Lien Obligations, and all filing and recording fees and taxes with respect to such liens and security interests shall have been duly paid; and

(p) the Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that is requested by the Administrative Agent or any Initial Lender in writing at least five (5) Business Days prior to the Closing Date.

For purposes of determining compliance with the conditions specified in this Section 7.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Availability Date specifying its objection thereto.

Section 7.3 Conditions to Extensions of Credit.

The obligation of each Lender to make any Loan during the Availability Period is subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.2;

(b) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist; and

(c) the Final DIP Order shall be in full force and effect and shall not have been reversed, modified, stayed or amended, unless such reversal, modification, stay or amendment is acceptable to the Administrative Agent and the Lead Lenders in accordance with the terms of the Financing Documents.

Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower on the date thereof that the conditions in Section 7.3 are (or will be) satisfied on and as of the date of the applicable Borrowing.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1 Events of Default.

For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of Law or otherwise, shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document and, in the case of any such payment (other than any principal payment), such failure shall continue unremedied for a period of three (3) Business Days;

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 4.1(e), 4.1(f), 4.3, 4.7, 4.11, 4.13, 4.14, 4.15 or Article 5, provided, however, the imposition of a lien under Section 303(k) or 4068 of ERISA or under Section 430(k) of the Code shall not be regarded as a failure to perform the covenants contained in Article 5 unless such lien or liens could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied or waived within five (5) Business Days after the earlier of (i) receipt by the Borrower of notice from the Administrative Agent or the Lead Lenders of such default or (ii) the actual knowledge of the Borrower or any other Credit Party of such default;

(d) any representation, warranty, certification or statement made by any Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any material respect when made (or deemed made);

(e) (i) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or Prepetition Senior Notes or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Prepetition Senior Notes or in respect of any Swap Contract if the effect of such occurrence is (A) to cause or to permit the holder or holders of any such Debt or Prepetition Senior Notes, or the counterparty under any such Swap Contract, to cause Debt, Prepetition Senior Notes or other liabilities to become or be declared immediately due and payable or (B) to require any mandatory payment, purchase, redemption, retirement, defeasance, surrender, cancellation or acquisition of Debt or Prepetition Senior Notes or to require any Credit Party to offer to pay, purchase, redeem, retire, defease, surrender, cancel or acquire Debt or Prepetition Senior Notes, in the case of any or all of the foregoing under this clause (i) in respect of Debt, Prepetition Senior Notes or Swap Contracts having an individual principal amount in excess of $10,000,000 (or any amount, solely with respect to Swap Contracts) or having an aggregate principal amount in excess of $10,000,000 (or any amount, solely with respect to Swap Contracts); provided that this paragraph (e) shall not apply to (x) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt or (y) any payment, purchase, redemption, retirement, defeasance, surrender, cancellation or acquisition of Debt or Prepetition Senior Notes satisfied by the conversion, exchange or issuance of Capital Stock permitted to be issued hereunder; or (ii) the occurrence of any event requiring the prepayment of any subordinated Debt prior to the repayment of the DIP Obligations;

(f) the occurrence of any Material Adverse Effect;

(g) [reserved];

(h) an ERISA Event shall have occurred that, in the opinion of the Lead Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(i) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has not denied coverage) aggregating in excess of $5,000,000 shall be rendered against the Borrower or any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(j) a Change in Control shall occur;

(k) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and (to the extent perfection is obtained by filing) perfected Lien on a material portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien (except Permitted Liens), or any Credit Party shall so assert;

(l) any Debtor files, or supports a motion that has been filed, to reject the RSA;

(m) an order shall be entered dismissing a Chapter 11 Case or converting a Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code;

(n) an order with respect to any of the Chapter 11 Cases shall be entered appointing, or any Credit Party shall file an application for an order with respect to any of the Chapter 11 Cases seeking the appointment of, in either case without the prior written consent of the Lead Lenders, (i) a trustee under Section 1104 of the United States Bankruptcy Code or (ii) an examiner or any other Person with enlarged powers relating to the operation of the business of any Credit Party (i.e., powers beyond those set forth in Sections 1104(d) and 1106(a)(3) and (4) of the United States Bankruptcy Code) under Section 1106(b)(3) and 1106(b)(4) of the United States Bankruptcy Code;

(o) an order shall be entered that is not stayed pending appeal granting relief from the automatic stay under the Chapter 11 Cases to any creditor of a Credit Party with respect to any claim against any property of such Credit Party that, when taken together with all other such claims with respect to which orders entered on the docket of the Bankruptcy Court that are not stayed pending appeal granting relief from the automatic stay under the Chapter 11 Cases with respect to the Credit Parties’ Collateral, exceeds $250,000;

(p) an order shall be entered with respect to the Chapter 11 Cases, without the prior written consent of the Lead Lenders, (i) to revoke, reverse, stay, vacate or otherwise modify the DIP Orders or this Agreement in a manner adverse to any Secured Party or in a manner inconsistent with the Financing Documents, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Secured Parties in respect of the DIP Obligations, or the Prepetition First Lien Secured Parties in respect of the Prepetition First Lien Obligations, in each case other than the Carve Out and the Non-Primed Excepted Liens (to the extent, and only to the extent, set forth in the DIP Orders), (iii) to terminate or deny use of cash collateral by the Credit Parties, or (iv) to grant or permit the grant of a lien that is equal in priority with or senior to the Liens securing the DIP Obligations or the Prepetition First Lien Obligations other than the Carve Out and the Non-Primed Excepted Liens (to the extent, and only to the extent, set forth in the DIP Orders);

(q) failure of the Credit Parties to comply with the DIP Orders in any material respect;

(r) any material portion of the Collateral purported to be covered thereby, ceases to be, or otherwise fails to be, covered by any Lien or super-priority claim granted with respect to this Agreement, the Interim Financing Order or the Final DIP Order to be valid, perfected and enforceable in all respects with the priority described herein;

(s) an application for an order described in clause (r) above shall be made by (i) a Credit Party or (ii) a Person other than a Credit Party and such application is not contested on a timely basis, by the Credit Parties in good faith, in each case, other than any such application made in contemplation of the Discharge of DIP Obligations, provided that concurrently therewith the Discharge of DIP Obligations occurs;

(t) the commencement of any adversary proceeding, contested matter or other action by any Credit Party asserting in writing any claims or defenses against any of the Prepetition First Lien Agent or the Prepetition First Lien Secured Parties with respect to the obligations of any Credit Party thereunder or the Liens granted to Prepetition First Lien Agent or Prepetition First Lien Secured Parties to secure the Prepetition First Lien Obligations, except as permitted under the Interim Financing Order or the Final DIP Order;

(u) failure to timely comply with any of the Milestones, except to the extent such Milestone is extended to a later date with the consent of the Lead Lenders;

(v) the Interim Financing Order or the Final DIP Order, as the case may be, is stayed, amended, modified, reversed, or vacated in any manner adverse to the Lenders;

(w) an order is entered by the Bankruptcy Court that dismisses one of more of the Chapter 11 Cases and that does not provide for termination of the DIP Facility and payment in full in cash of all DIP Obligations;

(x) an order is entered by the Bankruptcy Court charging any of the Liens, including under Section 506(c) or Section 552(b) of the Bankruptcy Code, or the commencement of other actions adverse to the Lenders or their rights and remedies under the DIP Facility in any Chapter 11 Case; or

(y) the Debtors take any action in support of any of the conditions or events set forth in Sections 8.1(f), 8.1(n), 8.1(o), 8.1(p), 8.1(u), 8.1(v), 8.1(w) or 8.1(x), including failing to contest any application or request by another party in support of any of the foregoing.

Section 8.2 Acceleration and Suspension or Termination of Loans and Commitments.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall, if so requested by Lead Lenders, (i) by notice to the Borrower suspend or terminate the Commitment and the obligations of the Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders) and/or (ii) by notice to the Borrower declare all or any portion of the DIP Obligations to be, and such DIP Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Borrower will pay the same.

Section 8.3 [Reserved].

Section 8.4 Default Rate of Interest and Suspension of LIBOR Rate Options.

At the election of the Lead Lenders, after written notice thereof to the Administrative Agent, after the occurrence of an Event of Default and for so long as it continues, any portion of the Loans and other DIP Obligations that are overdue shall bear interest at a rate that is two percent (2.0%) in excess of the rate otherwise payable under this Agreement.

Section 8.5 Set-off Rights.

During the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower (any prior or contemporaneous notice being hereby expressly waived) to set-off and to appropriate and to apply any and all (i) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of the Borrower or any of its Subsidiaries (regardless of whether such balances are then due to the Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of the Borrower or any of its Subsidiaries, against and on account of any of the DIP Obligations; except that no Lender shall exercise any such right without the prior written consent of the Administrative Agent. Any Lender exercising a right to set-off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the DIP Obligations as would be necessary to cause all Lenders to share the amount so set-off with each other Lender in accordance with their respective Pro Rata Share of the DIP Obligations. The Borrower agrees, to the fullest extent permitted by Law, that any Lender or any of such Lender’s Affiliates may exercise its right to set-off with respect to the DIP Obligations as provided in this Section 8.5. In the event that any Defaulting Lender shall exercise any such right of set-off,

(x) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the DIP Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.

Section 8.6 Application of Proceeds.

(a) As to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent from or on behalf of the Borrower or any Guarantor of all or any part of the DIP Obligations, and, as between the Borrower on the one hand and the Administrative Agent and the Lenders on the other, the Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the DIP Obligations in such manner as Administrative Agent may deem advisable or as directed by the Required Lenders notwithstanding any previous application by the Administrative Agent.

(b) After Event of Default. Following the occurrence and continuance of an Event of Default, the Administrative Agent shall apply any and all payments received by the Administrative Agent in respect of the DIP Obligations, and any and all proceeds of Collateral received by the Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral, second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral, third, to accrued and unpaid interest on the DIP Obligations, fourth, to the principal amount of the DIP Obligations outstanding, and fifth, to any other indebtedness or obligations of the Borrower owing to the Administrative Agent or any Lender under the Financing Documents.

(c) [Reserved].

(d) Residuary. Any balance remaining after giving effect to the applications set forth in this Section 8.6 shall be delivered to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out any of the applications set forth in this Section 8.6, amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.

ARTICLE 9

EXPENSES AND INDEMNITY

Section 9.1 Expenses.

The Borrower hereby agrees to promptly pay (a) (i) all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lead Lenders (with respect to counsel, limited to fees, disbursements and other charges for one counsel to each of (x) the Administrative Agent and its respective Affiliates and (y) the Lenders; and if reasonably requested by the Administrative Agent or the Lead Lenders, special regulatory counsel to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole) and one local counsel in any relevant jurisdiction to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole)) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, (ii) reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lead Lenders (with respect to counsel, limited to fees, disbursements and other charges for one counsel to each of (x) the Administrative Agent and its respective Affiliates and (y) the Lenders; and if reasonably requested by the Administrative Agent or the Lead Lenders, special regulatory counsel to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole) and one local counsel in any relevant jurisdiction to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole)) in connection with the performance by the Administrative Agent or the Lead Lenders of their rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (B) any periodic public record searches conducted by or at the request of the Administrative Agent or the Lead Lenders (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (b) without limitation of the preceding clause (a), all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lead Lenders (with respect to counsel, limited to fees, disbursements and other charges for one counsel to each of (x) the Administrative Agent and its respective Affiliates and (y) the Lenders; and if reasonably requested by the Administrative Agent or the Lead Lenders, special regulatory counsel to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole) and one local counsel in any relevant jurisdiction to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole)) in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (c) without limitation of the preceding clause (a), all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lead Lenders (with respect to counsel, limited to fees, disbursements and other charges for one counsel to each of (x) the Administrative Agent and its respective Affiliates and (y) the Lenders; and if reasonably requested by the Administrative Agent or the Lead Lenders, special regulatory counsel to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole) and one local counsel in any relevant jurisdiction to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole)) in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral, (d) without limitation of the preceding clause (a), all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lead Lenders in connection with the Administrative Agent’s or Lead Lenders’ reservation of funds in anticipation of the funding of the initial Loans to be made hereunder, provided that the Borrower or any Affiliate has requested or consented to such reservation of funds and (e) all reasonable and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (with respect to counsel, limited to fees, disbursements and other charges for one counsel to each of (x) the Administrative Agent and its respective Affiliates and (y) the Lenders; and if reasonably requested by the Administrative Agent or the Lead Lenders, special regulatory counsel to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole) and one local counsel in any relevant jurisdiction to each of (x) the Administrative Agent and (y) the Lenders (taken as a whole); and, solely in the case of an actual or perceived conflict of interest, one additional counsel for the Administrative Agent or Lender affected by such conflict) in connection with any claim, litigation, dispute, suit, investigation or proceeding relating to the Transactions, any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents.

Section 9.2 Indemnity.

The Borrower hereby agrees to indemnify, pay and hold harmless the Administrative Agent, the Lenders and their respective Affiliates and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of the Administrative Agent, the Lenders and their respective Affiliates (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Administrative Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Borrower, any other Credit Party or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Borrower or any other Credit Party, (ii) the Transactions and (iii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from the gross negligence or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons (as determined by a final non-appealable judgment of a court of competent jurisdiction). To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. For purposes of this paragraph, “Related Indemnified Person” shall mean, with respect to an Indemnitee, (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective trustees, agents, investment advisors, collateral managers, servicers and counsel of such Indemnitee or any of its controlling Persons or controlled Affiliates.

ARTICLE 10

ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as the Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 11.5 and to the terms of the other Financing Documents, the Administrative Agent and the Lead Lenders are authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders. Other than to the extent set forth in Section 10.12, the provisions of this Article 10 are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as a non-fiduciary agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency, fiduciary or trust with or for the Lenders, the Borrower or any other Credit Party. Subject to the provisions of this Article 10, including but not limited to Section 10.5 and Section 10.7, the Administrative Agent hereby agrees to act on the instructions of the Lead Lenders, the Required Lenders or all the Lenders, as the context requires herein and the other Financing Documents, and/or upon the express conditions contained herein and the other Financing Documents, as applicable. The Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its own agents or employees. The Administrative Agent is authorized to appoint co-agents or sub-agents to act for it in connection with any right or power under the Financing Documents as are delegated to the Administrative Agent by the terms thereof in respect of any jurisdiction or any Collateral, and all provision hereof benefiting the Administrative Agent shall benefit such co-agents and sub-agents, including provisions regarding indemnification.

Section 10.2 Administrative Agent and Affiliates.

The Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3 Action by Administrative Agent.

The duties of the Administrative Agent shall be mechanical and administrative in nature. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a) be subject to any implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Lead Lenders or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Administrative Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable Requirements of Law; and

(c) except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each party to this Agreement acknowledges and agrees that the Administrative Agent and the Lead Lenders or the Required Lenders may use an outside service provider for the tracking of all UCC financing statements or similar statements under the laws of any other jurisdiction required to be filed pursuant to the Financing Documents and notification to the Administrative Agent, the Lead Lenders or the Required Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

Section 10.4 Consultation with Experts; Delegation of Duties.

In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not incur any liability for any action or inaction taken by a subagent so long as such subagent is appointed with due care.

Section 10.5 Liability of Administrative Agent.

Neither the Administrative Agent, any Lender nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents, except that the Administrative Agent shall be liable with respect to its specific duties set forth hereunder, but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither the Administrative Agent, any Lead Lender nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document, (iii) the satisfaction of any condition specified in any Financing Document, (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith, (v) the existence or non-existence of any Default or Event of Default; (vi) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, or (vii) the financial condition of any Credit Party. Neither the Administrative Agent nor any Lead Lender shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In addition, the Administrative Agent shall not be liable for any action taken or not taken by it (x) with the consent or at the request of the Lead Lenders or Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5), or (y) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.

Section 10.6 Indemnification.

Each Lender shall, in accordance with its Pro Rata Share, indemnify the Administrative Agent and the Lead Lender (to the extent not reimbursed by the Borrower within ten (10) days) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder. If any indemnity furnished to the Administrative Agent or the Lead Lender for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Lead Lenders until such additional indemnity is furnished.

Section 10.7 Right to Request and Act on Instructions.

The Administrative Agent and the Lead Lenders may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Lead Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent or Lead Lender as a result of the Administrative Agent or Lead Lender, as applicable, acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the Lead Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Lead Lenders (or such other applicable portion of Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 10.6, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

Section 10.8 Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 10.9 Collateral Matters.

(a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) release any Lien granted to or held by the Administrative Agent under any Security Document (A) upon termination of the Commitment and payment in full of all DIP Obligations or (B) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that the Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents), (ii) release or subordinate any Lien granted to or held by the Administrative Agent under any Security Document constituting property described in Section 5.2(d) (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in Section 5.2(d)), and (iii) release any Guarantor from the Guaranty (and release any Lien granted to or held by Administrative Agent on the assets of such Guarantor and the equity interests in such Guarantor) at such time as such Guarantor ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 10.9.

(b) The Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Administrative Agent upon any Collateral to the extent set forth above; provided, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) other than in connection with the payment in full of all DIP Obligations (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted) and termination of this Agreement, such release shall not in any manner discharge, affect or impair the DIP Obligations or any security interest in, or mortgage or lien upon (or obligations of a Credit Party in respect of) the Collateral retained by any Credit Party.

(c) The Administrative Agent shall have no obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the liens and security interests granted to the Administrative Agent pursuant hereto or any of the Financing Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Agreement or in any of the other Financing Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Administrative Agent shall have no duty or liability whatsoever to any Lender.

Section 10.10 Agency for Perfection.

Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent’s instructions or transfer control to Administrative Agent in accordance with Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 8.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

Section 10.11 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify each Lender of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Lead Lenders, or the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Lenders.

Section 10.12 Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Lead Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default exists), to appoint a successor Administrative Agent. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder and notice of such acceptance to the retiring Administrative Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the retiring Administrative Agent’s resignation shall become immediately effective and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). Until such time as the Lead Lenders appoint a successor Administrative Agent as provided for above in this Section 10.12, all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. If no such successor shall have been so appointed by the Lead Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, the Administrative Agent shall have the exclusive right, upon one (1) Business Days’ notice to the Borrower and the Lenders, to make its resignation effective immediately. From and following the effectiveness of such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Lead Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as the Administrative Agent. Any successor Administrative Agent shall provide the applicable documentation described in Section 2.13(f)(iii) to the Borrower on or prior to the date on which it becomes the Administrative Agent hereunder.

Section 10.13 Disbursements of Loans; Payment and Sharing of Payment.

(a) Loan Advances, Payments and Settlements; Interest and Fee Payments.

(i) Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (Central time) on the day prior to the date of a proposed borrowing of Loans, that such Lender will not make available the amount that would constitute its applicable percentage of such borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. Each Lender shall reimburse the Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by the Administrative Agent pursuant to the first sentence of this clause (i), or if the Administrative Agent so requests, each Lender will remit to the Administrative Agent its Pro Rata Share of any Loan before the Administrative Agent disburses the same to the Borrower. If the Administrative Agent elects to require that each Lender make funds available to the Administrative Agent, prior to a disbursement by the Administrative Agent to the Borrower, the Administrative Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s Pro Rata Share of the Loan requested by the Borrower no later than noon, Central time, on the date of funding of such Loan, and each such Lender shall pay the Administrative Agent on such date such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by the Administrative Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such amount to the Administrative Agent. Any repayment required by the Borrower pursuant to this Section 10.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to the Borrower to but excluding the date of payment at the LIBOR Rate then applicable to Loans. Nothing in this Section 10.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii) On the Closing Date, the Administrative Agent, on behalf of Lenders, may elect to advance to the Borrower the full amount of the initial Loans to be made on the Closing Date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Loans to the Borrower in a timely manner on such date. If the Administrative Agent elects to advance the initial Loans to the Borrower in such manner, the Administrative Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Loans unless Administrative Agent receives such Lender’s Pro Rata Share of such Loans by 3:00 p.m., Central time, on the Closing Date.

(iii) The provisions of this Section 10.13(a) shall be deemed to be binding upon the Administrative Agent and the Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to the Borrower or any other Credit Party.

(b) [Reserved].

(c) Return of Payments.

(i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(d) Defaulting Lenders. The failure of any Defaulting Lender to make any Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Loan or payment, but neither any other Lender nor the Administrative Agent shall be responsible for the failure of any Defaulting Lender to make a Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Lead Lenders” or “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document except that neither the Commitment Amount of such Lender may be increased or extended without the consent of such Lender.

(e) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of any Loan (other than the application of funds arising from the existence of a Defaulting Lender or pursuant to the terms of Section 2.7(i)(v) or Section 2.14) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section 10.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by Law, exercise all its rights of payment (including pursuant to Section 8.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar Law, any Lender receives a secured claim in lieu of a set-off to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

Section 10.14 Right to Perform, Preserve and Protect.

If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, the Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Borrower’s expense. The Administrative Agent is further authorized by the Borrower and the Lenders to make expenditures from time to time which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by the Borrower, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other DIP Obligations. The Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 10.14. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 10.14, in accordance with the provisions of Section 10.6.

Section 10.15 Additional Titled Agents.

Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving (or whose Affiliate is serving) as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and in the Commitment, such Person shall be deemed to have concurrently resigned as such Additional Titled Agent.

Section 10.16 Administrative Agent May File Proof of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Subsidiary, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to:

(a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Debt that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article 9 allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their agents and counsel, and any other amounts due the Administrative Agent under Article 9.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Debt or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Survival.

All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Financing Documents. The provisions of Sections 2.13 and 2.14 and Articles 9, 10 and 11 shall survive the payment of the DIP Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement.

Section 11.2 No Waivers.

No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 11.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to the Borrower and the Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower; provided, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions only in accordance with the provisions of Section 11.3(c). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent.

(b) The Administrative Agent agrees that the receipt of the communications by the Administrative Agent at its e-mail address as provided herein shall constitute effective delivery of the communications to the Administrative Agent for purposes of the Financing Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform (as defined below) shall constitute effective delivery of the communications to such Lender for purposes of the Financing Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission.

(c) The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), (b) the Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications, and (c) certain of the Lenders may be “public-side” Lenders (i.e., Lenders, or representatives thereof, that do not wish to receive material nonpublic information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly (after being given a reasonable opportunity to review such Borrower Materials) that any such document contains material non-public information: (1) the Financing Documents and (2) notification of changes in the terms of the Financing Documents.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.4 Severability.

In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.5 Amendments and Waivers.

(a) General Provisions. Except as otherwise set forth herein, no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Borrower and the Lead Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all Lenders directly and adversely affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest or fees with respect to any Loan, (B) postpone the date fixed for, or waive, any payment (other than a payment pursuant to Section 2.3(b), Section 2.3(c) or Section 2.3(d)) of principal of or interest on any Loan or any fees hereunder or postpone the date of termination of the commitment of any Lender hereunder, (C) increase the Commitment Amount of a Lender (or reinstate any Commitment Amount of a Lender terminated pursuant to Section 8.2), (D) change the definition of either or both terms

Lead Lenders and Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder, (E) release all or substantially all of the Collateral or release all or substantially all of the value of the Guarantees, except, in each case with respect to this clause (E), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder), (F) amend, waive or otherwise modify this Section 11.5(a) or the definitions of the terms used in this Section 11.5(a) insofar as the definitions affect the substance of this Section 11.5(a), (G) reduce the required percentages of Mortgaged Properties pursuant to Section 4.10(d), or (H) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release the Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (H), pursuant to a merger or consolidation permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly and adversely affected by an amendment, waiver or other modification of the type described in the preceding clauses (D), (E), (F), (G) and (H) of the preceding sentence.

(b) [Reserved].

Section 11.6 Assignments; Participations; Replacement of Lenders.

(a) Assignments.

(i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loans and interest in the Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the Commitment and outstanding Loans; provided, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. The Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until the Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, such other information regarding such Eligible Assignee as the Administrative Agent reasonably shall require and a processing fee of $3,500; provided, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii) From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 11.1), provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been Defaulting Lender. Upon the request of the Eligible Assignee

(and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Borrower shall execute and deliver to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount equal to the sum of (x) such Eligible Assignee’s Loans and (y) such Eligible Assignee’s Pro Rata Share of the Commitment outstanding at the time of such execution (and, as applicable, Notes in the principal amount equal to the sum of (x) the Loans retained by the assigning Lender and (y) the assigning Lender’s retained Pro Rata Share of the Commitment). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrower any prior Note held by it.

(iii) Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its offices a copy of each Assignment Agreement delivered to it and the Register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Loans owing to, such Lender pursuant to the terms hereof. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

(iv) Notwithstanding the foregoing provisions of this Section 11.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v) Notwithstanding the foregoing provisions of this Section 11.6(a) or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Loans and Commitment Amounts via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to Lenders by Administrative Agent (the “Settlement Service”). At any time when Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.6(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitment Amounts pursuant to the Settlement Service. With the prior approval of each of the Administrative Agent and the Borrower, as applicable, the Administrative Agent’s and the Borrower’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer affected through the Settlement Service. Assignments and assumptions of the Loans and Commitment Amounts shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b) Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) the Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (iii) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 11.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.7(h)(v) and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.7(h)(v), 2.13 and 11.6(c) as if it were an assignee under paragraph (a) of this Section and (ii) shall not be entitled to receive any greater payment under Sections 2.7(h)(v) and 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) by any Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. The Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 8.5. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing

Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) First Out, Second Out Tranches. The Borrower and the Administrative Agent agree to execute and deliver amendments to this Agreement in form and substance reasonably satisfactory to the Borrower (such approval not to be unreasonably withheld, delayed or conditioned) and the Administrative Agent within fifteen (15) days of written request from the Lead Lenders if such amendments act only to change the priority or allocation of payments by the Borrower among the Lenders hereunder (or among existing and new Lenders after giving effect to any permitted assignment under Section 11.6(a)). Notwithstanding the provisions of Section 11.5, each Lender agrees to execute and deliver such amendments within fifteen (15) days of written request from the Lead Lenders which do not change the priority or allocation of payments to such Lender.

(d) Credit Party Assignments.

No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of the Administrative Agent and each Lender.

Section 11.7 Headings.

Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 11.8 Confidentiality.

The Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their and their investment advisers’ and sub-advisers’ respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, funding sources, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided that any such Persons shall have agreed to be bound by the provisions of this Section 11.8, (iii) as required by Law, subpoena, judicial order or similar order whether or not in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of Capital Stock which represent an interest in, or which are collateralized, in whole or in party, by the Loans. Confidential information shall not include information that either (A) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (B) is disclosed to such Person by a Person other than a Credit Party, provided the Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of the Administrative Agent and the Lenders under this Section 11.8 shall supersede and replace the obligations of the Administrative Agent and the Lenders under any confidentiality agreement in respect of this financing executed and delivered by the Administrative Agent or any Lender prior to the date hereof.

Section 11.9 Waiver of Consequential and Other Damages.

To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.10 Marshaling; Payments Set Aside.

Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the DIP Obligations. To the extent that the Borrower makes any payment or the Administrative Agent enforces its Liens or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the DIP Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Section 11.11 GOVERNING LAW; SUBMISSION TO JURISDICTION.

EXCEPT AS OTHERWISE SET FORTH IN THE MORTGAGES, THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR

FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 11.12 WAIVER OF JURY TRIAL.

EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 11.13 Publication; Advertisement.

Each Lender and each Credit Party hereby authorizes the Arranger to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which the Arranger elects to submit for publication. In addition, each Lender and each Credit Party agrees that the Arranger may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, the Arranger shall provide the Borrower with an opportunity to review and confer with the Arranger regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, the Arranger may, from time to time, publish such information in any media form desired by the Arranger, until such time that the Borrower shall have requested the Arranger cease any such further publication.

Section 11.14 Counterparts; Integration.

This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.15 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.16 USA PATRIOT Act Notification.

The Administrative Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Administrative Agent or such Lender, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 11.17 [Reserved].

Section 11.18 [Reserved].

Section 11.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WARREN RESOURCES, INC.

By:
Name:	James A. Watt
Title:	President, Chief Executive Officer and
Chief Restructuring Officer

Address:	1331 17th Street
Suite 720
Denver, CO 80202
Attention: President, Chief Executive
Officer and Chief Restructuring
Officer

Facsimile number:
E-mail Address:
Taxpayer Identification Number: 11-3024080

with a copy to (which shall not constitute notice):

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attention: Jeffrey M. Butler
Telephone: (713) 220-4417
E-mail: jeffbutler@andrewskurth.com

Borrower’s Account Designation:

JPMorgan Chase Bank
One Chase Plaza
New York, NY 10081
ABA No.: 021000021
Account No.: 459-1-517471
Account Name: Warren Resources, Inc.
489 Fifth Avenue, 32nd Floor
New York, NY 10017

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:

Address for notices:

Wilmington Trust, N.A.
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Meghan McCauley
Telephone: (612) 217-5647
Facsimile: (612) 217-5651
E-mail: MMcCauley@WilmingtonTrust.com

with a copy to:

Lindquist & Vennum LLP
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Mark C. Dietzen, Esq.
Telephone: (612) 371-2452
Facsimile: (612) 371-3207
E-mail: MDietzen@Lindquist.com

Payment Account:
Wilmington Trust, N.A.
Wilmington, DE
ABA No.: 031100092
Account No.: 116314-000
Account Name: Corporate Capital Markets
Account Name: Warren Resources, Inc. (DIP)

Annex A

Commitment Amounts

(as of the Closing Date)

Exhibit A to Credit Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A – Page 1

	1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

	2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

	3.	Borrower: Warren Resources, Inc.

4.	Administrative Agent: Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Debtor-In-Possession Credit Agreement, dated as of June [●] 2016, among Warren Resources, Inc. the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent

	6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[8]		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ][9]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][10] Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

WARREN RESOURCES, INC.

By:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit A – Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

Exhibit A – Page 4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A – Page 5

Exhibit B to Credit Agreement

[FORM OF]

COMPLIANCE CERTIFICATE

WARREN RESOURCES, INC.

Date:             ,

This certificate is given by                     , a Responsible Officer of Warren Resources, Inc. (“Borrower”), pursuant to Section 4.1(c) of that certain Debtor-In-Possession Credit Agreement, dated as of June [●], 2016, among Borrower, Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer on behalf of Borrower hereby certifies to Administrative Agent and Lenders that:

(a) the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and the Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements; and

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto.

Exhibit B – Page 1

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this      day of             ,         .

WARREN RESOURCES, INC.

By
Name:
Title:	of Borrower

Exhibit B – Page 2

Schedule 1 to

Compliance Certificate

[Borrower to list any existing Defaults or Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is undertaking and proposes to take in respect thereof. If no Defaults and no Events of Default are then in existence, such schedule should read “None”.]

Exhibit B – Page 3

Exhibit C to Credit Agreement

[FORM OF]

Notice of Borrowing

WARREN RESOURCES, INC.

Date:             ,

This certificate is given by                     , a Responsible Officer of Warren Resources, Inc. (“Borrower”), on behalf of Borrower pursuant to Section 2.2 of that certain Debtor-In-Possession Credit Agreement, dated as of June [●], 2016, among Borrower, Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower’s request to: [complete as appropriate]

(a) on [ date ] borrow $[        ] of [●], which [●] shall be LIBOR Loans having an Interest Period of one (1) month;

(b) on [ date ] continue $[        ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of one (1) month.

The undersigned officer hereby certifies that except as set forth on Exhibit A hereto, both before and after giving effect to the request in item (a) above each of the conditions precedent set forth in [Section 7.2 and Section 7.3] have been satisfied.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this      day of             ,         .

WARREN RESOURCES, INC.

By
Name
Title

Exhibit C – Page 1

Exhibit E-1 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Debtor-In-Possession Credit Agreement, dated as of June [●], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Warren Resources, Inc., a Maryland limited partnership (the “Borrower”), the financial institutions or other entities from time to time parties thereto (collectively, the “Lenders”), and Wilmington Trust, National Association, as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Financing Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN (or applicable successor IRS Form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Exhibit E-1 – Page 1

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:             , 20[    ]

Exhibit E-1 – Page 2

Exhibit E-2 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Debtor-In-Possession Credit Agreement, dated as of June [●], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Warren Resources, Inc., a Maryland limited partnership (the “Borrower”), the financial institutions or other entities from time to time parties thereto (collectively, the “Lenders”), and Wilmington Trust, National Association, as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of payments on such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Financing Document are effectively connected with the conduct by the undersigned or its direct or indirect partners/members claiming the benefit of the portfolio interest exemption of a U.S. trade or business (the certifications stating (iii)-(vi), a “Portfolio Interest Certificate”).

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by (i) an IRS Form W-8IMY from each of its direct or indirect partners/members that are partnerships and (ii) an IRS Form W-8BEN (or applicable successor IRS Form) and Portfolio Interest Certificate from each of its direct or indirect partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Exhibit E-2 – Page 1

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:             , 20[    ]

Exhibit E-2 – Page 2

Exhibit E-3 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Debtor-In-Possession Credit Agreement, dated as of June [●], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Warren Resources, Inc., a Maryland limited partnership (the “Borrower”), the financial institutions or other entities from time to time parties thereto (collectively, the “Lenders”), and Wilmington Trust, National Association, as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f)(ii)(B)(4) and Section 11.6(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Financing Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN (or applicable successor IRS Form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Exhibit E-3 – Page 1

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:             , 20[    ]

Exhibit E-3 – Page 2

Exhibit E-4 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Debtor-In-Possession Credit Agreement, dated as of June [●], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Warren Resources, Inc., a Maryland limited partnership (the “Borrower”), the financial institutions or other entities from time to time parties thereto (collectively, the “Lenders”), and Wilmington Trust, National Association, as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f)(ii)(B)(4) and Section 11.6(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of payments on such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Financing Document are effectively connected with the conduct by the undersigned or its direct or indirect partners/members claiming the benefit of the portfolio interest exemption of a U.S. trade or business (the certifications stating (iii)-(vi), a “Portfolio Interest Certificate”).

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by (i) an IRS Form W-8IMY from each of its direct or indirect partners/members that are partnerships and (ii) an IRS Form W-8BEN (or applicable successor IRS Form) and Portfolio Interest Certificate from each of its direct or indirect partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Exhibit E-4 – Page 1

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:             , 20[    ]

Exhibit E-4 – Page 2

Exhibit F to Credit Agreement

[FORM OF]

NOTE

FOR VALUE RECEIVED, the undersigned, a Maryland corporation (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Debtor-In-Possession Credit Agreement, dated as of June [●], 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the ratable account of the Lender in Dollars in immediately available funds by wire transfer to the Payment Account. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in Section 2.7 of the Credit Agreement. This Note is subject to mandatory prepayments and to voluntary prepayments and to all other terms and conditions as provided in the Credit Agreement.

This Note is one of the promissory notes referred to in the Credit Agreement and is entitled to the benefits thereof. This Note is also entitled to the benefits of the other Financing Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by an account or accounts maintained by the Lender and by the register and subaccounts maintained by the Administrative Agent in accordance with the Credit Agreement. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege hereunder or under the Financing Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent of any right,

Exhibit F – Page 1

remedy, power or privilege hereunder or under any Financing Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

WARREN RESOURCES, INC.

By:
Name:
Title:

Exhibit F – Page 2

Exhibit C

Joinder

This Joinder is entered into as of              ,          by the undersigned (the “Joining Party”) in order to become a party (as a Consenting Debt Claims Holder) to the Restructuring Support Agreement, dated as of July [    ], 2016 (the “Restructuring Support Agreement”), by and among (i) Warren Resources, Inc., a Maryland corporation (the “Parent Debtor”), (ii) certain subsidiaries of the Parent Debtor and (iii) certain creditors of the Parent Debtor named therein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Restructuring Support Agreement, which is attached to this Joinder as Annex I (as the same may be hereafter amended, restated, or otherwise modified from time to time) as if the Joining Party were an original signatory to the Restructuring Support Agreement. From and after the date hereof, the Joining Party shall hereafter be deemed to be a “Consenting Debt Claims Holder” for all purposes under the Restructuring Support Agreement.

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[NAME OF JOINING PARTY]

BY:
NAME:
TITLE:

AGGREGATE PRINCIPAL AMOUNT OF DEBT CLAIMS: $

Exhibit D

Form of

Final Financing Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: WARREN RESOURCES, INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 16-32760 (MI) (Jointly Administered)

FINAL ORDER (A) AUTHORIZING USE OF CASH COLLATERAL,

(B) APPROVING POSTPETITION FINANCING, (C) GRANTING LIENS AND

PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS, (D)

GRANTING ADEQUATE PROTECTION, AND (E) MODIFYING AUTOMATIC STAY

[This Final Order Relates to the Motion at Docket No. 15

and the Interim Order at Docket No. 48]

Upon the emergency motion (the “Motion”),2 of the above-captioned debtors and debtors in possession (each, a “Debtor,” and, collectively, the “Debtors”) in the above-captioned cases (collectively, the “Chapter 11 Cases”), for entry of this final order (this “Final Order”) authorizing the use of Cash Collateral (defined below) on a final basis and entry into the DIP Facility, all as more fully set forth in the Motion; and the interim hearing on the Motion having been held before this Court on June 3, 2016 (the “Interim Hearing”); and the final hearing on the Motion having been held before this Court on July 13, 2016 (the “Final Hearing,” and together with the Interim Hearing, the “Hearings”); and this Court having reviewed the Motion, the Declaration of James A. Watt, President, Chief Executive Officer and Chief Restructuring

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number (if any), are: (i) Warren Resources, Inc. (4080); (ii) Warren E&P, Inc. (4052); (iii) Warren Resources of California, Inc. (0072); (iv) Warren Marcellus, LLC (0150); (v) Warren Energy Services, LLC (4748); and (vi) Warren Management Corp. The Debtors’ service address is: 11 Greenway Plaza, Suite 3050, Houston, Texas 77046.
[2]	All capitalized terms used but not defined herein shall have the meanings ascribed to them in the DIP Credit Agreement (as defined herein).

Officer of Warren Resources, Inc., et al., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 16] and the evidence submitted or adduced, and the arguments of counsel made, at the Hearings; and this Court having determined that the legal and factual bases set forth in the Motion and at Hearings establish just cause for the relief granted herein; and upon all of the proceedings had before this Court and after due deliberation and consideration, and good and sufficient cause appearing therefor, THIS COURT HEREBY FINDS AND CONCLUDES AS FOLLOWS:3

A. Commencement of Cases. On June 2, 2016 (the “Petition Date”), each of the Debtors filed with this Court a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Debtors are operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) has not appointed an official committee of unsecured creditors in the Chapter 11 Cases (such committee, if any, the “Committee”). No party has requested the appointment of an examiner or trustee in the Chapter 11 Cases.

B. Jurisdiction; Venue. This Court has jurisdiction over the Chapter 11 Cases and the Motion pursuant to 28 U.S.C. § 1334. Consideration of the Motion constitutes a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The statutory predicates for the relief sought herein are sections 105, 361, 362, 363, 364, 502, 506, 507, 510, 546, and 551 of the Bankruptcy Code, rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Court’s Procedures for Complex Chapter 11 Bankruptcy Cases, dated as of January 20, 2009 (the “Complex Case Procedures”). Venue of the Chapter 11 Cases in this district is proper pursuant to 28 U.S.C. § 1408.

[3]	Pursuant to Bankruptcy Rule 7052, any findings of fact contained herein that may be construed as matters of law shall be treated as conclusions of law as if set forth below, and vice versa.

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C. DIP Facility. The Debtors seek authority to obtain secured, superpriority postpetition loans, advances, and other financial accommodations (the “DIP Facility”), on a final basis, pursuant to the terms and conditions of that certain Debtor-In-Possession Credit Agreement, a copy of which is annexed hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “DIP Credit Agreement,” and, together with all Financing Documents (as defined in the DIP Credit Agreement), collectively, the “DIP Credit Documents”), by and among Warren Resources, Inc. (the “Parent Debtor”), the other borrowers party thereto from time to time, the guarantors party thereto from time to time, Wilmington Trust, National Association as administrative agent and collateral agent (solely in such capacities, collectively, the “DIP Agent”), and the lenders from time to time party thereto (in such capacity, each, a “DIP Lender,” and, collectively, the “DIP Lenders”). The DIP Agent, the DIP Lenders, and the other Secured Parties (as defined under the DIP Credit Agreement) are collectively referred to herein as the “DIP Secured Parties.”

D. Notice. On the Petition Date, the Debtors filed the Motion with this Court, and pursuant to Bankruptcy Rules 2002, 4001, and 9014, and the Local Bankruptcy Rules, the Debtors provided notice of the Motion to the following parties and/or to their counsel as indicated below (collectively, the “Notice Parties”): (a) the Office of the United States Trustee for the Southern District of Texas; (b) counsel for the Prepetition First Lien Lenders and the DIP Lenders; (c) the Prepetition First Lien Agent and the DIP Agent; (d) counsel for the Prepetition Second Lien Lenders; (e) the Prepetition Second Lien Agent; (f) counsel for the ad hoc group of Senior Noteholders; (g) the indenture trustee for the Senior Notes; (h) the 30 largest unsecured

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non-insider creditors of the Debtors (on a consolidated basis); (j) the Internal Revenue Service; (k) any persons who have filed a request for notice pursuant to Bankruptcy Rule 2002; and (l) the Securities and Exchange Commission. On June 3, 2016, the Court entered the Interim Order Authorizing Use of Cash Collateral [Docket No. 48] (the “Interim Order”), which set the Final Hearing (defined below) and objection deadline for the Motion, and the Interim Order was served on the Notice Parties. On June [    ], 2016, the Debtors filed the proposed form of this Final Order [Docket No.     ].

E. Debtors’ Stipulations Regarding Prepetition First Lien Indebtedness. Subject to paragraphs 21 and 22 of this Final Order, the Debtors admit, stipulate, and agree as follows:

i. Prepetition First Lien Credit Agreement. The Parent Debtor, as borrower, Wilmington Trust, N.A., as administrative agent (in its capacity as such, the “Prepetition First Lien Agent”), and the lenders party thereto (in their respective capacities as such, the “Prepetition First Lien Lenders”) are parties to that certain credit agreement dated as of May 22, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Prepetition First Lien Credit Agreement,” and, together with all Financing Documents (as defined in the Prepetition First Lien Credit Agreement), in each case as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Prepetition First Lien Credit Documents”). The Debtors, the Prepetition First Lien Agent, and the Prepetition First Lien Lenders are among the parties to the Restructuring Support Agreement, dated as of June 2, 2016 (as amended, modified, or supplemented from time to time in accordance with the terms thereof, the “RSA”).

ii. Prepetition First Lien Indebtedness. The principal amount of the obligations owed by the Obligor Debtors (as defined below), on a joint and several basis, to the

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Prepetition First Lien Agent and Prepetition First Lien Lenders under the Prepetition First Lien Credit Agreement, exclusive of accrued but unpaid interest, costs, fees, and expenses, was not less than $248,014,432.14 as of the Petition Date. All obligations of the Obligor Debtors arising under or in connection with the Prepetition First Lien Credit Agreement (including the “Obligations” as defined in the Prepetition First Lien Credit Agreement) or any other Prepetition First Lien Credit Document shall collectively be referred to herein as the “Prepetition First Lien Indebtedness.”

iii. First Lien Guarantee. Pursuant to a Guarantee and Collateral Agreement, dated as of May 22, 2015, Debtors Warren Resources of California, Inc., Warren Marcellus LLC, and Warren E&P, Inc. (collectively, the “Debtor Guarantor Parties” and together with the Parent Debtor, the “Obligor Debtors”) each unconditionally guaranteed, jointly and severally, to the Prepetition First Lien Agent and the Prepetition First Lien Lenders the punctual and complete performance, payment and satisfaction when due and at all times thereafter of all of the Prepetition First Lien Indebtedness.

iv. Prepetition First Liens, Prepetition Collateral. Pursuant to the Security Documents and other Financing Documents (as such terms are defined in the Prepetition First Lien Credit Agreement), the Prepetition First Lien Agent was granted, for its benefit and the benefit of the Prepetition First Lien Lenders and the other Secured Parties (as such term is defined in the Prepetition First Lien Credit Agreement), first-priority and properly perfected continuing liens, mortgages, and security interests (subject to liens expressly permitted under the Security Documents and other Financing Documents (as such terms are defined in the Prepetition First Lien Credit Agreement)) on and in the Prepetition Collateral (as defined in this sub-paragraph) to secure the repayment of the Prepetition First Lien Indebtedness. Such liens,

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mortgages, and security interests of the Prepetition First Lien Agent on and in the Prepetition Collateral are referred to herein as the “Prepetition First Liens.” The “Prepetition Collateral” shall mean the “Collateral” (as defined in the Prepetition First Lien Credit Agreement).

F. Debtors’ Stipulations Regarding Prepetition Second Lien Indebtedness. Without prejudice to the rights of any other party, but subject to paragraphs 21 and 22 of this Final Order, the Debtors admit, stipulate, and agree as follows:

i. Prepetition Second Lien Credit Agreement. The Parent Debtor, as borrower, Cortland Products Corp., as administrative agent (in its capacity as such, the “Prepetition Second Lien Agent”), and the lenders party thereto (in their respective capacities as such, the “Prepetition Second Lien Lenders”) are parties to that certain credit agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Second Lien Credit Agreement,” and, together with all Financing Documents (as defined in the Prepetition Second Lien Credit Agreement), in each case as amended, restated, supplemented, or otherwise modified from time to time, collectively, the “Prepetition Second Lien Credit Documents” and together with the Prepetition First Lien Credit Documents, the “Prepetition Indebtedness Documents”).

ii. Prepetition Second Lien Indebtedness. The principal amount of the obligations owed by the Obligor Debtors, on a joint and several basis, to the Prepetition Second Lien Agent and Prepetition Second Lien Lenders under the Prepetition Second Lien Credit Agreement, exclusive of accrued but unpaid interest, costs, fees, and expenses, was not less than $52,000,000 as of the Petition Date. All obligations of the Debtors arising under or in connection with the Prepetition Second Lien Credit Agreement (including the “Obligations” as defined in the Prepetition Second Lien Credit Agreement) or any other Prepetition Second Lien

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Credit Document shall collectively be referred to herein as the “Prepetition Second Lien Indebtedness,” and, together with the Prepetition First Lien Indebtedness, collectively, the “Prepetition Secured Indebtedness.”

iii. Second Lien Guarantee. Pursuant to a Guarantee and Collateral Agreement, dated as of October 22, 2015, the Debtor Guarantor Parties unconditionally guaranteed, jointly and severally, to the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders the punctual and complete performance, payment and satisfaction when due and at all times thereafter of all of the Prepetition Second Lien Indebtedness.

iv. Prepetition Second Liens. Pursuant to the Security Documents and other Financing Documents (as such terms are defined in the Prepetition Second Lien Credit Agreement), the Prepetition Second Lien Agent was granted, for its benefit and the benefit of the Prepetition Second Lien Lenders, second priority and continuing liens, mortgages and security interests (subject to liens expressly permitted under the Security Documents and other Financing Documents (as such terms are defined in the Prepetition Second Lien Credit Agreement)) on and in the Prepetition Collateral, subject to the terms and conditions of the Prepetition Intercreditor Agreement (as defined herein), to secure the repayment of the Prepetition Second Lien Indebtedness. Such liens, mortgages and security interests of the Prepetition Second Lien Agent on and in the Prepetition Collateral are referred to herein as the “Prepetition Second Liens,” and, together with the Prepetition First Liens, collectively, the “Prepetition Liens.” For the avoidance of doubt, nothing contained in this Final Order is a finding or determination concerning whether or to the extent that any claims of the Prepetition Second Lien Lenders are secured claims and the parties reserve all of their rights in respect of same, including, but not limited to, all rights relating to the value of the Prepetition Collateral.

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G. Prepetition Intercreditor Agreement. Pursuant to that certain Intercreditor Agreement, dated as of October 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Intercreditor Agreement”), and subject to the terms and conditions therein, the Prepetition Second Liens are junior and subordinate to the Prepetition First Liens on and in the Prepetition Collateral, in each case notwithstanding the date, manner or order of grant, attachment or perfection of any such liens and notwithstanding any provision of the Uniform Commercial Code or any other applicable law to the contrary.

H. Cash Collateral. Solely for purposes of this Final Order, “Cash Collateral” shall mean and include all “cash collateral” as defined by section 363(a) of the Bankruptcy Code and shall include and consist of all right, title, and interest in the Debtors’ cash, if any, that constitutes Prepetition Collateral in which any of the Prepetition First Lien Agent Prepetition First Lien Lenders, Prepetition Second Lien Agent or Prepetition Second Lien Lenders (together, the “Prepetition Secured Parties”) or any DIP Credit Party has an interest.

I. Factual Findings Regarding Use of Cash Collateral and the DIP Facility.

i. Good cause has been shown for the entry of this Final Order.

ii. The Debtors are unable to obtain sufficient financing on more favorable terms from sources other than the DIP Lenders under the DIP Credit Documents and are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtors are also unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2), and 364(c)(3) of the Bankruptcy Code without the Debtors granting to the DIP Agent and the other DIP Secured Parties, subject to the Carve Out as provided for herein, the DIP Superpriority Claims (as defined herein) and the DIP Liens, as applicable, under the terms and conditions set forth in this Final Order and in the DIP Credit

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Documents. The only source of secured credit available to the Debtors, other than the use of Cash Collateral, is the DIP Facility. The Debtors require both financing under the DIP Facility and the continued use of Cash Collateral under the terms of this Final Order to satisfy their postpetition liquidity needs.

iii. The DIP Agent and the DIP Lenders are willing to provide the DIP Facility, and the Prepetition First Lien Agent, the Prepetition First Lien Lenders, the Prepetition Second Lien Agent, and the Prepetition Second Lien Lenders (collectively, the “Prepetition Secured Parties”) are willing to consent to the use of their Cash Collateral, subject to the terms and conditions set forth in the DIP Credit Documents and the provisions of this Final Order, as applicable; provided that the DIP Liens, the Superpriority Claims, the Adequate Protection Obligations (as defined below), and other protections granted by this Final Order and the DIP Credit Documents will not be affected by any subsequent reversal or modification of this Final Order or any other order, as provided in section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility and the use of Cash Collateral approved by this Final Order. The DIP Agent and the DIP Lenders have acted in good faith in agreeing to provide the DIP Facility approved by this Final Order, as further evidenced by the DIP Credit Documents, and the Prepetition Secured Parties have acted in good faith in consenting to the Debtors’ use of their Cash Collateral pursuant to the terms of this Final Order, and their reliance on the assurances referred to above is in good faith.

iv. The DIP Credit Documents, and the DIP Facility provided for thereunder, and the use of Cash Collateral, each as authorized hereunder, have been negotiated in good faith and at arm’s length among the Debtors, the DIP Secured Parties, and the Prepetition Secured Parties, respectively, and the terms of the DIP Facility and the use of Cash Collateral,

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respectively, are fair and reasonable under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration. All of the obligations and the rights granted in this Final Order, including without limitation, all loans made to, or guaranties issued by, the Debtors pursuant to the DIP Credit Documents (all of the foregoing collectively, the “DIP Obligations”), and the Adequate Protection Obligations, are being extended or received, as applicable, by the DIP Secured Parties, the Prepetition Secured Parties, and their affiliates (and the successors and assigns of each of the foregoing) in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Final Order or any provision hereof is vacated, reversed, or modified, on appeal or otherwise.

v. Consent to Entry of this Final Order. The Prepetition First Lien Agent and the Prepetition First Lien Lenders, as well as the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders (which are, pursuant to the Prepetition Intercreditor Agreement, prohibited from contesting the Debtors’ use of Cash Collateral and other Prepetition Collateral and the Debtors’ entry into the DIP Facility, in each case, solely to the extent provided in the Prepetition Intercreditor Agreement) consent to the Debtors’ use of Cash Collateral and other Prepetition Collateral and the Debtors’ entry into the DIP Facility on the terms and conditions set forth in this Final Order (including in accordance with the Approved Budget, subject to and including any Permitted Variances). Nothing in this Final Order, including any of the provisions herein with respect to adequate protection, shall constitute, or be deemed to constitute, a finding or conclusion of law that the interests of the Prepetition Secured Parties are, will be, or could be adequately protected with respect to any non-consensual postpetition financing or use of Cash Collateral.

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J. Validity and Allowance of Prepetition Indebtedness. Without prejudice to the rights of any other non-debtor party, but subject to paragraphs 21 and 22 of this Final Order, the Debtors admit, stipulate and agree with the Prepetition First Lien Agent, the Prepetition First Lien Lenders, the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders that, on and as of the Petition Date:

i. the Prepetition First Lien Credit Documents and the Prepetition Second Lien Credit Documents are valid and binding agreements and obligations of the Obligor Debtors party thereto and will continue in full force and effect notwithstanding any use of Cash Collateral permitted hereunder;

ii. the Prepetition First Lien Indebtedness is an allowed claim against each of the Obligor Debtors under section 502(a) of the Bankruptcy Code, without defense, counterclaim, or offset of any kind, in an aggregate principal amount of not less than as set forth in this Final Order above, plus all accrued and hereafter accruing and unpaid interest, costs, fees, and expenses related thereto (including, for the avoidance of doubt, any Make-Whole Amount (as defined in the Prepetition First Lien Credit Agreement));

iii. the Prepetition Second Lien Indebtedness is an allowed claim against each of the Obligor Debtors under section 502(a) of the Bankruptcy Code, without defense, counterclaim, or offset of any kind, in an aggregate principal amount of not less than as set forth in this Final Order above (including, for the avoidance of doubt, any Make-Whole Amount (as defined in the Prepetition Second Lien Credit Agreement));

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iv. the Prepetition First Liens constitute valid, binding, enforceable, and perfected first priority liens and security interests on and in the Prepetition Collateral, senior and superior in all respects to the Prepetition Second Liens (if any) and subject only to the Prior Liens (as defined herein), and are not subject to avoidance, reduction, disallowance, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law (except insofar as such liens are subordinated to the DIP Liens and Carve-Out (as defined herein) in accordance with the provisions of this Final Order);

v. the Prepetition Second Liens constitute valid, binding, enforceable, and perfected second priority liens and security interests on and in the Prepetition Collateral, and subject only to the Prior Liens (as defined herein), and are not subject to avoidance, reduction, disallowance, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law (except insofar as such liens are subordinated to the DIP Liens, the Prepetition First Liens and Carve-Out (as defined herein) in accordance with the provisions of the Intercreditor Agreement and this Final Order);

vi. no portion of the Prepetition First Lien Indebtedness, or any amounts previously paid to the Prepetition First Lien Agent or any Prepetition First Lien Lender on account of or with respect the Prepetition First Lien Indebtedness, are subject to avoidance, reduction, disgorgement, disallowance, offset, impairment, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law;

vii. other than pursuant to the terms and conditions of the Intercreditor Agreement and this Final Order, no portion of the Prepetition Second Lien Indebtedness, or any amounts previously paid to the Prepetition Second Lien Agent or any Prepetition Second Lien Lender on account of or with respect the Prepetition Second Lien Indebtedness, are subject to avoidance, reduction, disgorgement, disallowance, offset, impairment, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law; and

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viii. the Debtors have no valid claims (as such term is defined in section 101(5) of the Bankruptcy Code) or causes of action against any of the Prepetition First Lien Agent or Prepetition First Lien Lenders, Prepetition Second Lien Agent, Prepetition Second Lien Lenders, or their respective affiliates, subsidiaries, parents, officers, shareholders, directors, employees, investment advisers and sub-advisers, attorneys, and/or agents (in each, solely in their respective capacities as such) with respect to the Prepetition Credit Documents, whether arising at law or at equity, including any disgorgement, recharacterization, subordination, avoidance, or otherwise under or pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

K. Reservation of Rights. Subject to paragraphs 21 and 22 of this Final Order, none of the foregoing admissions, stipulations, or agreements by the Debtors shall be binding on any party other than the Debtors and shall not affect the rights of the Committee (if any) or any non-Debtor person or entity, with respect to their respective rights to assert, pursue, or otherwise allege any claims or causes of action against the Prepetition First Lien Agent, Prepetition First Lien Lenders, the Prepetition Second Lien Agent or the Prepetition Second Lien Lenders. Notwithstanding anything in this Final Order to the contrary, but subject to paragraphs 21 and 22 of this Final Order, all non-Debtor persons and entities reserve all of their respective rights as to the value of the Prepetition Collateral and may at any time during the Chapter 11 Cases seek and obtain a determination of this Court under section 506(a) of the Bankruptcy Code that all or any portion of the Prepetition First Lien Indebtedness and/or Prepetition Second Lien Indebtedness constitute unsecured deficiency claims.

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L. Immediate Entry of this Final Order. The Debtors have requested immediate entry of this Final Order pursuant to, and have complied with, Bankruptcy Rule 4001(b)(2), Local Bankruptcy Rule 4001-2, and the Complex Case Procedures. For the reasons stated above and as stated on the record at the Hearings, this Court concludes that immediate entry of this Final Order is in the best interests of the Debtors’ estates and creditors.

M. Release. Subject to paragraphs 21 and 22 of this Final Order, the Debtors hereby forever, unconditionally and irrevocably release, discharge and acquit the Prepetition Secured Parties, and each of their respective successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, investment advisers and sub-advisers, attorneys, and agents, past, present and future, and their respective heirs, predecessors, successors, and assigns (collectively, the “Releasees”) of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses (including the fees, costs, and expense of counsel), debts, liens, actions, and causes of action of any and every nature whatsoever, whether arising in law or otherwise, and whether or not known or matured, arising out of or relating to, as applicable, the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Credit Agreement or the Prepetition Senior Liens and/or the transactions contemplated under this Final Order including, without limitation, (i) any “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising under the Bankruptcy Code, and (iii) any and all claims and causes of action with respect to the validity, priority, perfection, or avoidability of the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Credit Agreement, the Prepetition Secured Obligations, and the Prepetition Liens. Subject to paragraphs 21 and 22 of this Final Order, the Debtors further waive and release any defense, right of counterclaim, right of set-off, or deduction to the payment of the Prepetition Secured

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Obligations that the Debtors now have or may claim to have against the Releasees, arising out of, connected with, or relating to any and all acts, omissions, or events occurring prior to the Bankruptcy Court entering this Final Order

BASED UPON THE FOREGOING FINDINGS, STIPULATIONS, AND CONCLUSIONS, AND UPON THE RECORD MADE BEFORE THIS COURT AT THE HEARINGS ON THE MOTION, AND GOOD AND SUFFICIENT CAUSE APPEARING THEREFOR, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Motion Granted. The Motion is granted on a final basis as set forth in this Final Order. Subject to the terms hereof, this Final Order is valid immediately and is fully effective upon its entry. All objections to the entry of this Final Order that have not been resolved or withdrawn are hereby overruled. This Court has and retains exclusive jurisdiction to enforce this Final Order according to its terms and conditions.

2. Authorization of the DIP Financing and DIP Credit Documents. The Debtors are expressly and immediately authorized and empowered to (a) execute and deliver the DIP Credit Documents, (b) incur and to perform the DIP Obligations in accordance with, and subject to, the terms of this Final Order, the DIP Credit Documents, and the Budget, subject to any Permitted Variances, (c) deliver all instruments and documents that may be necessary or required for performance by the Debtors under the DIP Facility and the creation and perfection of the DIP Liens described in and provided for by this Final Order and the DIP Credit Documents. The Debtors are hereby authorized and directed to pay the principal, interest, fees, expenses, and other amounts (including on account of any indemnification obligations set forth in the DIP Credit Documents) described in the DIP Credit Documents as such become due and without need to obtain further Court approval, including commitment fees, closing fees, administrative fees, any additional fees

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set forth in the DIP Credit Documents, and the fees and disbursements of the DIP Secured Parties’ attorneys, advisers, accountants, and other consultants, whether or not the transactions contemplated hereby are consummated, all to the extent provided in the DIP Credit Documents, including all accrued but unpaid fees, costs, and expenses of Kirkland & Ellis LLP (without further notice to or approval by the Court, the U.S. Trustee, or any other party) in connection with the Chapter 11 Cases incurred prior to the date hereof. All collections and proceeds, whether from ordinary course collections, asset sales, debt issuances, insurance recoveries, condemnations, or otherwise, will be deposited and applied as required by this Final Order and the DIP Credit Documents. Upon execution and delivery of the DIP Credit Documents, the obligations under the DIP Facility shall represent valid and binding, and joint and several, obligations of the Debtors, enforceable against each of the Debtors and their estates in accordance with their terms.

3. Authorization to Borrow. Until the Termination Date, and subject to the terms, conditions and limitations on availability set forth in the DIP Credit Documents, the DIP Facility and this Final Order, and to prevent immediate and irreparable harm to the Debtors’ estates, the Debtors are hereby authorized, to request extensions of credit under the DIP Facility up to an aggregate principal amount of $20,000,000 at any one time outstanding. No DIP Secured Party shall have any obligation to make any loan or advance under the DIP Credit Documents unless all applicable conditions precedent under the DIP Credit Documents and this Final Order have been satisfied in full or waived by such DIP Secured Party.

4. DIP Obligations. The DIP Credit Documents and this Final Order shall constitute and evidence the validity and binding effect of all of the obligations and the rights granted in this Final Order, including all DIP Obligations, which DIP Obligations shall be enforceable against

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the Debtors, their estates, and any successors thereto, including any trustee or other estate representative appointed in the Chapter 11 Cases, or any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases (collectively, “Successor Cases”). Upon entry of this Final Order, the DIP Obligations will include all loans and any other indebtedness or obligations, contingent or absolute, which may now or from time to time be owing by any of the Debtors to any of the DIP Secured Parties under the DIP Credit Documents or this Final Order, including, without limitation, all principal, accrued interest, costs, fees, expenses, and other amounts owed pursuant to the DIP Credit Documents, and shall be joint and several obligations of the Debtors in all respects.

5. DIP Lien Priority. As security for the DIP Obligations, effective and perfected as of entry of this Final Order and without the necessity of the execution by the Debtors (or recordation or other filing) of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, or the possession or control by any DIP Secured Party of, or over, any DIP Collateral, the following security interests and liens, hereby are granted by the Debtors to each of the DIP Secured Parties (all property of the Debtors identified in clauses (a), (b), and (c) below being collectively referred to as the “DIP Collateral”), subject only to the Carve Out (all such liens on and security interests in the DIP Collateral granted to the DIP Secured Parties, pursuant to this Final Order, the DIP Credit Documents, the “DIP Liens”):

a. First Lien on Any Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code and subject to the Carve Out, a valid, binding, continuing, enforceable, fully-perfected, first priority senior security interest in and lien upon all prepetition and postpetition property of the Debtors, whether existing on the Petition Date or thereafter acquired,

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that, on or as of the Petition Date or the date acquired (if acquired after the Petition Date) is not subject to valid, perfected, and non-avoidable liens, if any (collectively, “Unencumbered Property”), including (i) any unencumbered cash of the Debtors (wherever maintained) and any investment of such cash, inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, equity interests, and any claims and causes of the Debtors; (ii) any claims and causes of action against any directors or officers of the Debtors as well as including any proceeds of, or property recovered in connection with, any successful claims and causes of action against any directors or officers of the Debtors; and (iii) excluding any claims and causes of action of the Debtors under sections 544, 545, 547, 548, 549, and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code or other applicable law (collectively, the “Avoidance Actions”), but including, solely to the extent that all other DIP Collateral is insufficient to satisfy the DIP Claims secured by the DIP Liens as set forth in this Final Order, any proceeds of, or property recovered in connection with, any successful Avoidance Action (whether by judgment, settlement or otherwise, and unencumbered or not, the “Avoidance Proceeds”).

b. Liens Senior to Prepetition Secured Parties’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code and subject to the Carve Out, a valid, binding, continuing, enforceable, fully-perfected, first priority (subject to any Permitted Encumbrances, as defined in the DIP Credit Agreement) senior priming security interest in and lien upon all prepetition and postpetition property of the Debtors (including any Cash Collateral), whether now existing or hereafter acquired, of the same nature, scope, and type as the Prepetition Collateral, excluding any Avoidance Actions but including, solely to the extent that all other DIP Collateral is insufficient to satisfy the DIP Claims secured by the DIP Liens as set forth in the Final Order, Avoidance Proceeds. Such security interests and liens shall be senior in all respects to the interests in such property of the Prepetition

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Secured Parties arising from current and future liens of the Prepetition Secured Parties (including the Adequate Protection First Liens and Adequate Protection Second Liens granted hereunder) and shall be subject to the Carve Out in all respects.

c. Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code and subject to the Carve Out, a valid, binding, continuing, enforceable, fully-perfected security interest in and lien upon all prepetition and postpetition property of the Debtors (other than the property described in clauses (a) or (b) of this paragraph 5, as to which the liens and security interests in favor of the DIP Agent for the benefit of the DIP Secured Parties, will be as described in such clauses) excluding any Avoidance Actions but including, solely to the extent that all other DIP Collateral is insufficient to satisfy the DIP Claims secured by the DIP Liens as set forth in this Final Order, Avoidance Proceeds, whether now existing or hereafter acquired, that is (i) subject to valid, perfected, and unavoidable liens in existence immediately prior to the Petition Date or (ii) subject to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, which security interests and liens in favor of the DIP Secured Parties, are junior to such valid, perfected, and unavoidable liens.

d. Liens Senior to Certain Other Liens. The DIP Liens shall not be subject or subordinate to (a) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (b) any liens arising after the Petition Date including, without limitation, any liens or security interests granted in favor of any federal, state, municipal, or other governmental unit, commission, board, or court for any liability of the Debtors. For the avoidance of doubt, the DIP Liens shall be subject to the Carve Out in all respects.

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e. Superpriority Claims. Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed senior administrative expense claims against each of the Debtors with priority over any and all other administrative expenses, adequate protection claims, diminution claims (including all Adequate Protection First Liens and Adequate Protection Second Liens) and all other claims against the Debtors, now existing or hereafter arising, of any kind or nature whatsoever, including all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546, 726, 1113, or 1114 of the Bankruptcy Code (the “DIP Superpriority Claims”), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and postpetition property of the Debtors and their estates and all proceeds thereof, excluding Avoidance Actions (as defined below) but including, solely to the extent that all other DIP Collateral is insufficient to satisfy the DIP Claims secured by the DIP Liens as set forth in this Final Order, without limitation, all Avoidance Proceeds (as defined below), subject only to the Carve Out.

6. Amendments. Without further order of the Court, the Debtors and the DIP Secured Parties are hereby authorized to implement, in accordance with the terms of the respective DIP Credit Documents, any modifications to the Budget, any extension of the maturity subject to the conditions set forth in the DIP Credit Documents, non-material modifications of the DIP Credit Documents (that do not shorten the maturity of the extensions of credit thereunder, increase the commitments thereunder, or otherwise do not materially change the terms of the DIP Credit Documents in a manner adverse to the interests of the Debtors) or

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waivers with respect to the DIP Credit Documents; provided that any material modification or amendment to the respective DIP Credit Documents not expressly authorized hereby or pursuant to the DIP Credit Documents shall be subject to Court approval after notice and a hearing. To the extent any modification, amendment, supplement or waiver of the DIP Credit Documents adversely affects the rights, interests, protections or recoveries of the Consenting Senior Noteholders, in their capacities as general unsecured creditors of the Debtors and Debtors’ estates, under the RSA, Restructuring Term Sheet (as defined in the RSA) and Agreed Restructuring Plan (as defined in the RSA), any such modification, amendment, supplement or waiver shall require written consent of the Consenting Senior Noteholders in accordance with the terms of the RSA.

7. Authorization to Use Cash Collateral. The Debtors are authorized, subject to the terms and conditions of the DIP Credit Documents and this Final Order, to use Cash Collateral, including any Cash Collateral on which the DIP Secured Parties and the Prepetition Secured Parties hold a lien, in each case, solely in accordance with and pursuant to the terms and provisions of this Final Order. The Debtors’ right to use any Cash Collateral shall be in accordance with the DIP Credit Agreement and the Budget4 (subject to Permitted Variances), and such right shall terminate automatically upon the earliest of the Scheduled Maturity Date (as defined in the DIP Credit Agreement) and a Termination Date (as defined herein); provided that

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Attached hereto as Exhibit B is a summary of the budget setting forth the Debtors’ anticipated cash receipts and expenditures during each week through November 23, 2016 (the “Budget”). The “Budget” shall mean the thirteen-week budget, in form and substance acceptable to the DIP Agent, acting as the direction of the Required Lenders (as defined under the DIP Credit Agreement) (as the same may be modified from time to time consistent with the terms of the DIP Credit Documents, and subject to such variances as may be permitted thereby), which shall reflect the Debtors’ good-faith projection of all weekly cash receipts and disbursements in connection with the operation of the Debtors’ business during such thirteen-week period, delivered on the fourth business day of each fourth week, commencing with June 9, 2016, delivered by the Debtors to the DIP Agent, Prepetition First Lien Agent, counsel to the Prepetition First Lien Lenders, the Prepetition Second Lien Agent, counsel to the Prepetition Second Lien Lenders, and counsel to the Consenting Senior Noteholders (as defined in the RSA).

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the Debtors reserve all rights, if any, to make a subsequent request for authority to use Cash Collateral. If the Prepetition First Lien Agent (acting at the direction of the Prepetition First Lien Lenders (as defined by the Prepetition First Lien Credit Agreement)) permits the use of Cash Collateral in excess of any terms and conditions set forth in this Final Order (including the Budget, subject to and including any Permitted Variance), such uses shall be entitled to the rights, priorities, benefits, and protections of this Final Order. Each Debtor shall be deemed to have expended any unencumbered cash of the Debtors that was available to it as of or after the Petition Date before expending any Cash Collateral. The Debtors are authorized to use Cash Collateral in accordance with the Budget in an amount that would not cause either: (a) Total Operating Disbursements (as defined in the Budget) to exceed 115 percent of the amount expressly budgeted therefor in the Budget for any Testing Period;5 or (b) the Total Net Cash Flow from Operations, exclusive of any Royalties (as each such term is defined in the Budget), to exceed a 15 percent unfavorable variance of the amount expressly budgeted therefor in the Budget for any Testing Period (a “Permitted Variance”). The “Permitted Variance” shall include any amounts set forth in clauses (a) and (b) of this paragraph that are not expended in a given Testing Period, and such amounts shall carry forward into, and be available for use in, future Testing Periods.

8. Accounts. All Cash Collateral, proceeds from the sale, transfer, or other disposition of any Prepetition Collateral, Postpetition Collateral and/or DIP Collateral and all other proceeds of such Prepetition Collateral, Postpetition Collateral, and/or DIP Collateral, of

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“Testing Period” means the two week period ending on the Testing Date; provided that to allow for timing variances associated with the receipt of hydrocarbon revenues, upon the Debtors providing the DIP Agent and the Prepetition First Lien Agent with notice at least one business day prior to the delivery of a Variance Report, the Debtors may, in their sole discretion, extend the Testing Period applicable to such Variance Report so as to take into consideration the Total Operating Disbursements made and Receipts (as such terms are defined in the Budget) received during the two business days immediately following the Testing Date. “Testing Date” shall mean the last business day of every week occurring after the Petition Date, which initial Testing Date shall be on June 17, 2016.

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any kind which is now or shall come into any Debtor’s possession, custody or control, or to which any Debtor is now or shall become entitled, shall be promptly deposited in the same bank accounts (other than any “lockbox” or other restricted accounts) into which the collections and proceeds of the Prepetition Collateral were deposited or expressly permitted to be deposited under the Prepetition First Lien Credit Agreement and for which the Prepetition First Lien Agent has Prepetition First Liens perfected pursuant to deposit account control agreements (the “Deposit Accounts”).

9. Accounting of Cash Collateral. The Debtors shall, pursuant to section 363(c)(4) of the Bankruptcy Code, account for all Cash Collateral which is now, and which may hereafter be, in their possession, custody, or control. The Prepetition Liens on the Prepetition Collateral shall continue to attach to the Cash Collateral to the same extent and priority as they did before the Petition Date irrespective of the commingling of the Cash Collateral with other cash of the Debtors. Any failure by the Debtors on or after the Petition Date to comply with the segregation requirements of section 363(c)(4) of the Bankruptcy Code in respect of any Cash Collateral shall not be used as a basis to challenge the Prepetition First Lien Indebtedness or the Prepetition Second Lien Indebtedness, or the extent, validity, enforceability, or perfected status of the Prepetition Liens in the Cash Collateral.

10. Variance Reports; Permitted Variances. On the fourth business day of each week, the Debtors shall deliver to the DIP Agent, the Prepetition First Lien Agent, counsel to the Required Lenders (as defined under both the DIP Credit Agreement and the Prepetition First Lien Credit Agreement), counsel to the Prepetition Second Lien Lenders and counsel to the Consenting Senior Noteholders (as defined in the RSA) a variance report (a “Variance Report”), in form and substance consistent with the format of the form of Budget and acceptable to the DIP

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Agent and the Prepetition First Lien Agent, detailing the following: (i) the aggregate receipts of the Debtors during the Testing Period and the aggregate Total Operating Disbursements and other disbursements, in each case made by the Debtors during such Testing Period; and (ii) any variance (whether plus or minus and expressed as a percentage) (a) between the aggregate receipts of the Debtors during such Testing Period against the aggregate receipts set forth in the most recently delivered Budget for such Testing Period (excluding in each case, any joint interest receipts) and (a) between the aggregate Total Operating Disbursements made during such Testing Period by the Debtors against the aggregate Total Operating Disbursements set forth in the most recently delivered Budget for such Testing Period.

11. Fees and Expenses of Agents and Lenders. The Debtors shall no later than fourteen (14) days after the Debtors’ receipt of a summary statement setting forth the applicable timekeepers, as well as the hours worked by and expenses incurred by such timekeepers, in connection with the Chapter 11 Cases (with copies provided via electronic mail to the U.S. Trustee, counsel to the Prepetition First Lien Lenders, Stroock & Stroock & Lavan LLP, as counsel to the Consenting Senior Noteholders (as defined in the RSA), Bracewell LLP, as counsel to the Prepetition Second Lien Lenders and counsel for the Committee, if any, (collectively, the “Fee Notice Parties”)), indefeasibly pay or reimburse, as and when due, (i) the DIP Agent, the Required Lenders (as defined by the DIP Credit Agreement), the Prepetition First Lien Agent, and the Required Lenders (as defined by the Prepetition First Lien Credit Agreement) for their respective reasonable fees and out-of-pocket costs, expenses and charges payable or otherwise reimbursable under the Prepetition First Lien Credit Documents; (ii) the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders for their respective reasonable fees and out of pocket costs, expenses and charges payable or otherwise reimbursable

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under the Prepetition Second Lien Credit Documents (collectively, the “Lender Professional Fees”), including the reasonable prepetition and postpetition fees, costs, and expenses of Lindquist & Vennum LLP, as counsel to the Prepetition First Lien Agent and the DIP Agent, Kirkland & Ellis LLP and Zack Clement PLLC, each as counsel for the Required Lenders (as defined by the DIP Credit Agreement), the Required Lenders (as defined by the Prepetition First Lien Credit Agreement), any other advisors or professionals retained by the DIP Agent, the Required Lenders (as defined by the DIP Credit Agreement), the Prepetition First Lien Agent, or the Required Lenders (as defined by the Prepetition First Lien Credit Agreement), and Bracewell LLP, as counsel to the Prepetition Second Lien Lenders; and (iii) the reasonable and documented fees and expenses of Stroock & Stroock & Lavan LLP and Haynes & Boone, LLP as counsel to the Consenting Senior Noteholders in accordance with the terms of the Amended and Restated Restructuring Support Agreement dated as of July 11, 2016, as applicable, without the need for prior notice to or approval by the Court. The Debtors and the Fee Notice Parties may object to the reasonableness of the fees, costs and expenses included in any such professional fee invoice; provided that, any such objection shall be barred and deemed waived unless filed with this Court and served on the applicable professional by 12:00 p.m., prevailing Central Time, on the date that is no later than fourteen (14) days after the objecting party’s receipt of the applicable professional fee invoice. If such objection is timely received, the Debtors shall promptly pay the portion of such invoice not subject to such objection, and this Court shall determine any such objection unless otherwise resolved by the applicable parties. Any hearing on an objection to payment of any fees, costs, and expenses of the DIP Agent, the Required Lenders (as defined by the DIP Credit Agreement), the Prepetition First Lien Agent, the Required Lenders (as defined by the Prepetition First Lien Credit Agreement), the Prepetition Second Lien Agent and the

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Prepetition Second Lien Lenders set forth in a professional fee invoice shall be limited to the reasonableness of the particular items or categories of the fees, costs, and expenses which are the subject of such objection and whether the DIP Agent, the Required Lenders (as defined by the DIP Credit Agreement), the Prepetition First Lien Agent, the Required Lenders (as defined by the Prepetition First Lien Credit Agreement), the Prepetition Second Lien Agent or the Prepetition Second Lien Lenders are entitled to such fees, costs and expenses under the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Documents or this Final Order. For the avoidance of doubt, none of the fees, costs, and expenses of the DIP Agent, the DIP Lenders (as defined by the DIP Credit Agreement), Prepetition First Lien Agent, the Prepetition First Lien Lenders (as defined by the Prepetition First Lien Credit Agreement), the Prepetition Second Lien Agent or the Prepetition Second Lien Lenders shall be subject to Court approval or U.S. Trustee guidelines, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court.

12. Swap Contracts. The Debtors will not enter into any Swap Contracts other than Swap Contracts in respect of commodities (a) with Eligible Swap Counterparties, (b) with durations not to exceed 120 months at any time, and (c) the notional volumes for which (when aggregated with other commodity Swap Contracts then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Contracts) do not exceed, as of the date such Swap Contract is executed, 85 percent of the Projected Oil and Gas Production from Proved Developed Producing Reserves attributable to the Oil and Gas Properties for each month during the period during which such Swap Contract is in effect for each of crude oil and natural gas, calculated separately; provided that (x) such limitations in clauses (a) and (b) do not apply to forward agreements requiring the physical delivery of Hydrocarbons and (y) such limitation in

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clause (c) shall not apply to Swap Contracts in respect of commodities that are floor prices or puts for which no further payment obligation is owed by a Debtor and not in excess of 100 percent of Proved Developed Producing Reserves attributable to the Oil and Gas Properties for each month during the period during which such Swap Contract is in effect for each of crude oil and natural gas, calculated separately. Not later than thirty (30) days after consummation of an Asset Disposition in respect of Oil and Gas Properties which, together with any other Asset Dispositions of Oil and Gas Properties not theretofore taken into account in connection with this sentence, reduces by more than 5 percent the Debtors’ aggregate Projected Oil and Gas Production from Proved Developed Producing Reserves, the Debtors will cause the notional volumes of Swap Contracts maintained by the Debtors in respect of commodities not to exceed in the aggregate the amounts that would be permitted under clause (c) of the preceding sentence if such Swap Contracts were entered into immediately after giving effect to such Asset Disposition.

13. Postpetition Collateral Defined. As used in this Final Order, the term “Postpetition Collateral” means the Prepetition Collateral and all other prepetition and postpetition real and personal, tangible and intangible property and assets of each of the Debtors of any kind or nature whatsoever, wherever located, whether now existing or hereafter acquired or arising, including all cash (including all Cash Collateral, wherever held), cash equivalents, bank accounts, accounts (other than, for the avoidance of doubt, any account established in connection with the Carve-Out) including all right, title, and interest of the Debtors, if any, other receivables, chattel paper, contract rights, Oil and Gas Properties, Hedging Agreements, Hydrocarbons, Hydrocarbon Interests, Mortgage Properties (each as defined in the Prepetition First Lien Credit Agreement), oil and gas leasehold interests, inventory, instruments, documents,

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securities (whether or not marketable), equipment, goods, fixtures, real property interests, intellectual property, general intangibles, investment property, supporting obligations, letter of credit rights, commercial tort claims, 100 percent of the capital stock of each Debtor’s direct and indirect domestic subsidiaries, all intercompany notes held by the Debtors, trademarks, trade names, licenses, rights to payment including tax refund claims, and causes of action (including any and all avoidance actions under section 549 of the Bankruptcy Code in respect of the Prepetition Collateral and related proceeds and recoveries from such actions), and in each case the proceeds, products, offspring, rents, and profits of all of the foregoing, including insurance proceeds. The Postpetition Collateral shall not include any Avoidance Actions; provided that, upon entry of this Final Order, the Postpetition Collateral shall include the Avoidance Action Proceeds.

14. Prior Lien Defined. As used in this Final Order, the term “Prior Liens” means only valid, enforceable, and non-avoidable liens and security interests in the Prepetition Collateral or any other property or assets of the Debtors that were perfected prior to the Petition Date (or perfected on or after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code), to the extent not subject to avoidance, disallowance, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law and which (a) with respect to the Prepetition First Liens are senior in priority to the Prepetition First Liens and (b) with respect to the Prepetition Second Liens are senior in priority to the Prepetition Second Liens, in each case under applicable law and after giving effect to any lien release, subordination, or intercreditor agreements. For the avoidance of doubt, the Prior Liens shall not include, or be deemed to include, any or all of the Prepetition First Liens, Adequate Protection First Liens (as defined herein), Prepetition Second Liens, and/or Adequate Protection Second Liens (as defined herein). All parties retain and reserve all their rights to dispute the validity, priority, enforceability, and perfection of any asserted Prior Lien.

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15. Adequate Protection First Lien Obligations. As adequate protection for the Prepetition First Lien Agent’s interest in the Prepetition Collateral, the Prepetition First Lien Agent and Prepetition First Lien Lenders are hereby granted the following (but only to the extent of the diminution in the value of the Prepetition Collateral from and after the Petition Date as provided in this Final Order):

a. Replacement Liens. Pursuant to sections 361(2), 362, 363(c)(2), and 363(e) of the Bankruptcy Code, the Prepetition First Lien Agent, for its benefit and the benefit of the Prepetition First Lien Lenders, is hereby granted by each Debtor continuing valid, binding, enforceable, and perfected first priority liens and security interests in and on all of the Postpetition Collateral, including the Avoidance Action Proceeds (the “Adequate Protection First Liens”). The Adequate Protection First Liens shall be subordinate only to the DIP Liens, Prepetition First Liens, the Prior Liens (if any), and the Carve-Out and shall be senior and superior to the Prepetition Second Liens and Adequate Protection Second Liens (if any). The Adequate Protection First Liens shall not be subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code.

b. Adequate Protection First Lien Claim. Pursuant to sections 503(b) and 507(b) of the Bankruptcy Code, the Prepetition First Lien Agent and the Prepetition First Lien Lenders shall have an allowed administrative expense claim and such claim will be a superpriority administrative expense claim in accordance with section 507(b) of the Bankruptcy Code (the “Adequate Protection First Lien Claim”) against each Debtor and its respective estate

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on a joint and several basis. The Adequate Protection First Lien Claim shall be subordinate only to the Carve-Out and shall be senior and superior in right of time and payment to the Prepetition Second Lien Indebtedness and the Adequate Protection Second Lien Claim (as defined herein). The Adequate Protection First Lien Claim shall be payable from, and have recourse to, the Postpetition Collateral, including the Avoidance Action Proceeds.

c. Adequate Protection Payments. The Prepetition First Lien Agent shall receive additional adequate protection in the form of the following payments: (i) the current payment of the Lender Professional Fees attributable to it; and (ii) until repayment in full of the Prepetition First Lien Facility Obligations, payment of all accrued and unpaid interest at the contractual rate set forth in Section 8.4 of the Prepetition First Lien Credit Agreement at the time set forth in the Prepetition First Lien Credit Agreement. If the Court later determines that the First Lien Claim is undersecured under section 506 of the Bankruptcy Code, the Court will later determine the recharacterization (if any) of such payments.

d. Adequate Protection First Lien Obligations. The Adequate Protection First Liens and the Adequate Protection First Lien Claim shall secure the payment of the Prepetition First Lien Indebtedness in an amount equal to any diminution in the value of the Prepetition Collateral from and after the Petition Date (collectively, the “Adequate Protection First Lien Obligations”) resulting from the following: (a) the sale, use, or lease by the Debtors of the Prepetition Collateral, including the Cash Collateral; (b) the imposition of the automatic stay pursuant to section 362(a) of the Bankruptcy Code; (c) the physical deterioration, consumption, use, sale, lease, disposition, or shrinkage of the Prepetition Collateral; or (d) the imposition and use of the Carve-Out (to the extent that the Carve-Out is funded following the issuance of a Carve-Out Trigger Notice). Other than the Carve-Out and the Prior Liens (if any), no other claims,

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administrative expenses, liens or security interests, whether for postpetition financing, adequate protection or otherwise (and whether or not such claims or administrative expenses may become secured by a judgment lien or other nonconsensual lien, levy, or attachment), shall be senior or equal to or pari passu with the Prepetition First Liens, Adequate Protection First Liens or Adequate Protection First Lien Claims in the Chapter 11 Cases or any Successor Cases, without the express written consent (including via email) of the Prepetition First Lien Agent (acting at the direction of the Required Lenders (as defined by the Prepetition First Lien Credit Agreement)) or further order of this Court.

16. Adequate Protection Second Lien Obligations. Solely to the extent that the Prepetition Second Lien Indebtedness is secured, until the indefeasible repayment in full in cash of the Prepetition Second Lien Indebtedness, as adequate protection for the Prepetition Second Lien Agent’s interest in the Prepetition Collateral, the Prepetition Second Lien Agent and Prepetition Second Lien Lenders are hereby granted the following (but only to the extent of the diminution in the value of the Prepetition Second Lien Agent’s interests in the Prepetition Collateral from and after the Petition Date as provided herein):

a. Replacement Liens. Pursuant to sections 361(2), 362, 363(c)(2), and 363(e) of the Bankruptcy Code, the Prepetition Second Lien Agent, for its benefit and the benefit of the Prepetition Second Lien Lenders, is hereby granted by each Debtor continuing valid, binding, enforceable, and perfected second priority liens and security interests in and on all of the Postpetition Collateral, including the Avoidance Action Proceeds (the “Adequate Protection Second Liens”). The Adequate Protection Second Liens shall be junior and subordinate in all respects to the DIP Liens, the Carve-Out, the Prior Liens (if any), the Prepetition First Liens, and the Adequate Protection First Liens.

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b. Adequate Protection Second Lien Claim. Pursuant to sections 503(b) and 507(b) of the Bankruptcy Code, the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders shall have an allowed administrative expense claim and such claim will be a superpriority administrative expense claim in accordance with section 507(b) of the Bankruptcy Code (the “Adequate Protection Second Lien Claim” and together with Adequate Protection First Lien Claim, the “Adequate Protection Superpriority Claims”) against each Debtor and its respective estate on a joint and several basis. The Adequate Protection Second Lien Claim shall be junior and subordinate in right of time and payment to the indefeasible repayment in full in cash of the Carve-Out, the DIP Claims, the Prepetition First Lien Indebtedness, and the Adequate Protection First Lien Claim. The Adequate Protection Second Lien Claim shall be payable from, and have recourse to, the Postpetition Collateral, including Avoidance Action Proceeds.

c. Adequate Protection Payments. The Prepetition Second Lien Agent and the Prepetition Second Lien Lenders shall receive additional adequate protection in the form of the current payment of the Lender Professional Fees attributable to them.

d. Adequate Protection Second Lien Obligations. The Adequate Protection Second Liens and Adequate Protection Second Lien Claim shall secure the payment of the Prepetition Second Lien Indebtedness in an amount equal to any diminution in the value of the Prepetition Second Lien Agent’s interests in the Prepetition Collateral from and after the Petition Date (solely to the extent that any interest of the Prepetition Second Lien Lenders in the Prepetition Collateral is secured) (collectively, the “Adequate Protection Second Lien Obligations,” and together with the Adequate Protection First Lien Obligations, collectively the “Adequate Protection Obligations”) resulting from the following: (i) the sale, use, or lease by the Debtors of the Prepetition Collateral, including the Cash Collateral, (ii) the imposition of the automatic stay pursuant to section 362(a) of the Bankruptcy Code, (iii) the physical deterioration, consumption, use, sale, lease, disposition, or shrinkage of the Prepetition Collateral or (iv) the imposition and use of the Carve-Out (to the extent that the Carve-Out is funded following the issuance of a Carve-Out Trigger Notice).

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17. Perfection of the Adequate Protection Superpriority Claims. The Adequate Protection First Liens and, to the extent applicable, the Adequate Protection Second Liens, shall be, and they hereby are, deemed duly perfected and recorded under all applicable federal or state or other laws as of the Petition Date, and no notice, filing, mortgage recordation, novation, possession, control, further order, or other act, shall be required to effect such perfection and all liens on any Deposit Accounts or securities shall, pursuant to this Final Order, and hereby are deemed to confer “control” for purposes of sections 8-106, 9-104 and 9-106 of the New York Uniform Commercial Code as in effect on the date hereof or similar applicable laws. The Prepetition First Lien Agent, as applicable, may, but shall not be required to, file a certified copy of this Final Order in any filing or recording office in any state, county, or other jurisdiction in which any Debtor has real or personal property and such filing or recording shall be accepted and shall constitute sufficient evidence of perfection of such applicable parties’ interests in the Postpetition Collateral, as applicable, at the time and on the date of entry of this Final Order, but with the priorities as set forth herein and notwithstanding the date, manner or order of grant, attachment or perfection of any such adequate protection liens. The Adequate Protection First Liens shall be deemed legal, valid, binding, enforceable, and perfected liens, not subject to subordination, impairment or avoidance, for all purposes in the Chapter 11 Cases and any Successor Case except as expressly provided in this Final Order.

18. Preservation of Value; No Priming Liens. To obtain the consent of the Prepetition First Lien Agent and the Prepetition First Lien Lenders to entry of this Final Order, the Debtors’ use of Cash Collateral shall be conditioned upon the Debtors’ observance of and timely

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performance with the terms, provisions, covenants, and agreements specified in the Prepetition First Lien Credit Documents pertaining to the maintenance, preservation, and inspection of the Prepetition Collateral, other than any terms, provisions, covenants, and agreements specified in the Prepetition First Lien Credit Documents related to financial covenants or that are otherwise materially inconsistent with the covenants set forth in the DIP Credit Documents. The Debtors shall also continue to timely (after giving effect to any applicable grace period) comply with the reporting obligations and requirements set forth in the Prepetition First Lien Credit Documents and Prepetition Second Lien Credit Documents and, upon written request (including via email) of the Prepetition First Lien Agent, the Prepetition Second Lien Agent or the Prepetition Second Lien Lenders, shall use commercially reasonable efforts to provide such parties (and their respective professionals) with such other reporting and financial information as may be reasonably available and requested by the DIP Agent, Prepetition First Lien Agent, the Prepetition Second Lien Agent, or the Prepetition Second Lien Lenders from time to time. Except to the extent otherwise permitted by the Prepetition First Lien Credit Agreement or as expressly set forth in this Final Order or the Budget, subject to and including any Permitted Variances, the Debtors shall not compromise or discount the amount, or extend the time for payment, of any of their accounts receivable (by way of discount, offset or otherwise) without the prior written consent (including via email) of the Prepetition First Lien Agent (acting at the direction of the Required Lenders (as defined by the Prepetition First Lien Credit Agreement)). Except to the extent approved in writing (including via email) by the DIP Agent and the Prepetition First Lien Agent (acting at the direction of the Required Lenders (as defined by the Prepetition First Lien Credit Agreement)), the Debtors shall not grant mortgages, security interests, or liens on or in the Postpetition Collateral to any party other than the Prepetition First

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Lien Agent (or its designee) if such mortgages, security interests, or liens would be senior to or otherwise prime, or be pari passu with, the Prepetition First Liens or Adequate Protection First Liens, whether pursuant to section 364(d) of the Bankruptcy Code, for adequate protection or otherwise, absent further order of the Court. Except to the extent approved in writing (including via email) by the Prepetition Second Lien Agent (acting at the direction of the Required Lenders (as defined by the Prepetition Second Lien Credit Agreement)), the Debtors shall not grant mortgages, security interests, or liens on or in the Postpetition Collateral to any party other than the Prepetition Second Lien Agent (or its designee) if such mortgages, security interests, or liens would be senior to or otherwise prime, or be pari passu with, the Prepetition Second Liens or Adequate Protection Second Liens, whether pursuant to section 364(d) of the Bankruptcy Code, for adequate protection or otherwise, absent further order of the Court; provided that the Debtors may grant mortgages, security interests, or liens on or in the Postpetition Collateral to the Prepetition First Lien Agent without the consent of the Prepetition Second Lien Agent if the Debtors concurrently therewith grant such mortgages, security interests, or liens on or in the Postpetition Collateral to the Prepetition Second Lien Agent on a second priority basis in accordance with the Intercreditor Agreement.

19. No Lien Alteration. The Prepetition Secured Parties shall not be subject to an “equities of the case” claim under section 552(b) of the Bankruptcy Code with respect to any of their respective interests in the Prepetition Collateral. Accordingly, any valid, perfected, and non-avoidable liens created by the Prepetition First Lien Credit Documents or the Prepetition Second Lien Credit Documents in any Prepetition Collateral shall attach with the same respective validity, priority, and perfection in and to any and all proceeds of such Prepetition Collateral, subject to the Carve-Out and Prior Liens (if any).

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20. Section 506(c) Waiver. No costs or expenses of administration or other charge, lien, assessment or claim incurred at any time (including any expenses set forth in the Budget) by any Debtor or any other person or entity shall be imposed against any or all of the Prepetition Secured Parties, their respective claims, or their respective collateral under section 506(c) of the Bankruptcy Code or otherwise, and the Debtors, on behalf of their estates, waive any such rights.

21. Restriction on Use of Cash Collateral and Proceeds of the DIP Facility. Notwithstanding anything to the contrary herein or in any other order by this Court, other than as set forth in the last sentence of this paragraph, none of the proceeds of the Loans and none of the DIP Obligations, the Cash Collateral, the DIP Collateral, or the Carve Out may be used for the following purposes, including any fees or expenses incurred by any professional in connection therewith: (a) an assertion or joinder in (but excluding any investigation into) any claim, counter-claim, action, proceeding, application, motion, defense, or other contested matter seeking any order, judgment, determination or similar relief (i) challenging the legality, validity, priority, perfection, or enforceability of any amount due under the DIP Credit Documents, the Prepetition First Lien Indebtedness, the Prepetition Second Lien Indebtedness, or the Prepetition Indebtedness Documents or the liens, security interests, or claims granted under this Final Order, the DIP Credit Documents, or the Prepetition Indebtedness Documents; (ii) invalidating, setting aside, recharacterizing, avoiding, or subordinating in whole or in part any amount due under the DIP Credit Documents, the Prepetition First Lien Indebtedness, the Prepetition Second Lien Indebtedness, or the Prepetition Indebtedness Documents or the liens, security interests, or claims granted under this Final Order, the DIP Credit Documents, or the Prepetition Indebtedness Documents; (iii) challenging or objecting to payment of any amount due under the DIP Credit Documents, the Prepetition First Lien Indebtedness, the Prepetition Second Lien

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Indebtedness, or the Prepetition Indebtedness Documents pursuant to the chapter 11 plan of reorganization in any of the Cases; (iv) preventing, hindering, or delaying the assertion or enforcement by any of the DIP Secured Parties or the Prepetition Secured Parties of any of their respective liens, claims, rights, or security interests or realization upon the Prepetition Collateral, the DIP Collateral, the DIP Liens, the Prepetition First Lien Indebtedness, the Prepetition Second Lien Indebtedness, or the DIP Obligations; or (v) seeking to modify any of the rights granted to any of the DIP Secured Parties or the Prepetition Secured Parties hereunder or under the DIP Credit Documents or the Prepetition Indebtedness Documents, in each of the foregoing cases without such parties’ prior written consent; (b) the commencement or prosecution of any action or proceeding of any claims, causes of action, or defenses against any of the DIP Secured Parties or the Prepetition Secured Parties or any of their respective officers, directors, employees, agents, attorneys, affiliates, assigns, or successors, including, without limitation, any attempt to recover or avoid any claim or interest from any of the DIP Secured Parties or the Prepetition Secured Parties under Chapter 5 of the Bankruptcy Code; or (c) selling or otherwise disposing of any DIP Collateral, using or seeking to use any insurance proceeds, or incurring any indebtedness, in each case to the extent not permitted under the DIP Credit Documents or without the Administrative Agent’s express prior written consent. Notwithstanding anything to the contrary, up to $25,000 of the Prepetition Collateral, Cash Collateral or the Carve Out may be used for the payment or reimbursement of Estate Professional Fees incurred in connection with, or with respect to, any action, suit, arbitration, proceeding, application, motion, complaint, adversary proceeding, or other litigation of any type, kind or nature whatsoever (or in the investigation, preparation or prosecution of any of the foregoing) against any of the Prepetition First Lien Agent, Prepetition First Lien Lenders, Prepetition Second Lien Agent or Prepetition

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Second Lien Lenders. For the avoidance of doubt, nothing in this Final Order shall prohibit or restrict the use of the proceeds of the Loans, Cash Collateral or the Carve Out by the Debtors in any dispute over the value of the Debtors’ assets and any dispute concerning the extent to which the Prepetition Second Lien Agent or Prepetition Second Lien Lenders are in fact secured or hold secured claims.

22. Preservation of Third-Party Rights.

a. Subject to paragraph 23 of this Final Order and the limitations specified in this paragraph 22 of this Final Order, the stipulations, admissions, releases, and waivers contained in paragraphs E, F, H, I, K and M of this Final Order (collectively, the “Challenge Matters”) shall be binding on all Persons, entities, and parties in interest, including the Committee (if any) and any subsequent trustee of the Debtors’ estates, whether in the Chapter 11 Cases or any Successor Case, unless, and solely to the extent that, any such party in interest with standing and requisite authority, has filed a complaint or other appropriate pleadings commencing an adversary proceeding challenging or otherwise contesting the Challenge Matters (a “Challenge Proceeding”) prior to the “Action Filing Deadline,” which means the date that is the later of 60 days after the Petition Date (i.e. August 1, 2016) and 45 days after the appointment of the Committee (if any). For the avoidance of any doubt, the extent to which the Debtors’ cash constitutes Cash Collateral for purposes of this Final Order shall not constitute a “Challenge Matter,” and all rights with respect thereto are fully reserved and preserved. To the extent no such party in interest obtains standing (if necessary) and timely and properly commences such Challenge Proceeding prior to the Action Filing Deadline, then, without further notice, motion, or application to, order of, or hearing before, this Court and without the need or requirement to file any proof of claim, the Challenge Matters shall become binding, conclusive, and final on the Committee (if any) and the

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Debtors (and any subsequent trustee of the Debtors’ estates) and any other Person, entity or party in interest in the Chapter 11 Cases and any Successor Case, and the Prepetition First Lien Indebtedness, the Prepetition First Liens, the Prepetition Second Lien Indebtedness and the Prepetition Second Liens shall be deemed enforceable, valid, non-avoidable, and perfected for all purposes in the Chapter 11 Cases and any Successor Case and shall not be subject to challenge or objection by any Person, entity, or other party in interest.

b. Notwithstanding anything to the contrary herein, if any such Challenge Proceeding is properly and timely commenced, the Challenge Matters shall nonetheless remain binding on all Persons, entities, and parties in interest and preclusive as provided in the foregoing sub-paragraph above except to the extent that such Challenge Matters are expressly challenged in such Challenge Proceeding.

c. Nothing in this Final Order confers standing on any Person, entity, or party in interest (including the Committee) to assert any claim on behalf of any Debtor or any estate of any Debtor, or relieves any Person, entity, or party in interest (including the Committee, if any) from any requirement under the Bankruptcy Code or otherwise to obtain standing and authorization from this Court prior to asserting any claim on behalf of any Debtor or any estate of any Debtor; provided that, if the Committee timely files a motion with this Court seeking standing to bring such a claim or challenge (the “Standing Action”) prior to the expiration of the Action Filing Deadline and the Committee thereafter diligently and in good faith pursues the prompt entry of a final order regarding such Standing Action, then the Action Filing Deadline with respect to the Committee only (and no other Person or entity) will be tolled until ten (10) days after the date on which this Court enters an order granting or denying the Standing Action.

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23. Rights Reserved; No Waiver. The entry of this Final Order is without prejudice to, and does not expressly or implicitly constitute a waiver of, any of the following: (a) the right of the Prepetition Secured Parties to seek any other or supplemental relief in respect of any Debtor, including the right to seek additional adequate protection; or (b) any of the rights of the Prepetition Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including the right to: (i) request modification of the automatic stay of section 362 of the Bankruptcy Code; (ii) request dismissal of any of the Chapter 11 Cases or a Successor Case, conversion of any of the Chapter 11 Cases to cases under chapter 7, or appointment of a chapter 11 trustee or examiner with expanded powers; or (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans. Except as specifically set forth herein regarding the use of Cash Collateral, nothing contained in this Final Order shall be in lieu of, or limit, prejudice or otherwise affect, any rights, claims, liens, security interests or priorities of the Prepetition Secured Parties under the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Documents, the Prepetition Intercreditor Agreement, or applicable law, and all such rights, claims, liens, security interests and priorities are reserved. Nothing in this Final Order shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Prepetition Secured Parties hereunder is insufficient during the Chapter 11 Cases or any Successor Case.

24. Carve-Out.

a. As used in this Final Order, the term “Carve-Out” means the sum, without duplication, of the following: (i) the unpaid fees payable to the United States Trustee and Clerk of the Bankruptcy Court pursuant to Section 1930(a) of Title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in clause (iii) below); (ii) all

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reasonable fees and expenses up to an aggregate amount of $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) subject in all respects to the Budget, to the extent allowed at any time by order of this Court, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Estate Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (collectively, the “Debtor Professionals”), including any transaction fee(s) for the Debtors’ financial advisor and reasonable fees and costs for the Debtors’ board of directors, and the Committee (if any) appointed in the Chapter 11 Cases pursuant to section 1103 of the Bankruptcy Code (the “Committee Professionals,” and, together with the Debtor Professionals, the “Professional Persons”), which fees and expenses were incurred at any time before or on the first business day following delivery by the Prepetition First Lien Agent of a Carve Out Trigger Notice (as defined below), whether allowed by order of this Court prior to or after delivery of a Carve-Out Trigger Notice; (iv) Estate Professional Fees in an aggregate amount not to exceed $500,000 (plus, solely with respect to the Debtor Professionals, any unused retainers held by the Debtor Professionals, for fees and expenses incurred after such date) incurred after the first business day following delivery by the Prepetition First Lien Agent of the Carve-Out Trigger Notice, to the extent allowed at any time by order of this Court, whether by interim order, procedural order, or otherwise (the amount set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”); and (v) subject in all respects to the Budget, all unpaid allowed administrative expenses incurred at any time before or on the first business day following delivery by the DIP Agent of a Carve-Out Trigger Notice.

b. Carve-Out Trigger Notice. For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by electronic mail (or other electronic

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means) by the DIP Agent to the Debtors, their lead restructuring counsel, and the Fee Notice Parties, which notice may be delivered following the occurrence and during the continuation of a Termination Event that is not cured by the Debtors or otherwise stayed or invalidated by the Court stating that the Post-Carve-Out Trigger Notice Cap has been invoked. On the day on which a Carve-Out Trigger Notice is given by the DIP Agent to the Debtors, the Carve-Out Trigger Notice shall constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amount of Estate Professional Fees and the Post-Carve-Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such then unpaid Professional Fees and the Carve-Out Trigger Notice Cap (the “Pre-Carve-Out Trigger Notice Reserve”) prior to any and all other claims.

c. Payment of Estate Professional Fees Prior to the Carve-Out Trigger Notice. Any payment or reimbursement made prior to the delivery of the Carve-Out Trigger Notice in respect of any Estate Professional Fees shall not reduce the Carve-Out.

d. Payment of Carve Out On or After Carve Out Trigger Notice. Any payment or reimbursement made on or after the delivery of the Carve Out Trigger Notice in respect of any Estate Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis.

e. Other Related Matters. Any funding or payment of the Carve Out shall be added to, and made a part of the Prepetition First Lien Indebtedness secured by the Collateral and shall be otherwise entitled to the protections granted under this Final Order, the Prepetition First Lien Credit Documents, the Bankruptcy Code, and applicable law.

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f. No Lender Guaranty. None of the Prepetition Secured Parties shall be responsible for the direct payment or reimbursement of any of the Professional Persons incurred in connection with the Chapter 11 Cases or any Successor Case. Nothing contained herein shall be construed: (i) to obligate the Prepetition Secured Parties in any way to pay compensation to or reimburse expenses of any Professional Persons or member of the Committee (if any) other than to allow Cash Collateral to be used in accordance with this Final Order, including, but not limited to, funding the Carve Out, or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement; or (ii) as a consent to the allowance of any professional fees or expenses of any Estate Professionals or shall affect the right of the Prepetition Secured Parties to object to the allowance and payment of such fees and expenses.

25. No Duty to Monitor Compliance. The Prepetition Secured Parties may assume the Debtors will comply with this Final Order and the Budget and shall not: (a) have any obligation with respect to the Debtors’ use of Cash Collateral (other than its consent to the use of Cash Collateral in accordance with and subject to terms of this Final Order); (b) be obligated to directly pay any expenses incurred or authorized to be incurred pursuant to this Final Order (including any amounts specified in the Budget); or (c) be obligated to ensure or monitor that sufficient Cash Collateral exists to pay any expenses incurred or authorized to be incurred pursuant to this Final Order.

26. Survival. The provisions of this Final Order and any actions taken pursuant hereto shall: (a) survive the Termination Declaration Date and entry of any order: (i) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) substantively consolidating any of the Debtors or their respective estates; or (iii) dismissing or closing any of the Chapter 11 Cases; and (b) shall continue in full force and effect notwithstanding the Termination Declaration Date or entry of any such order described in this paragraph.

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27. Effect of Modification or Appeal. Any subsequent stay, modification, reversal, amendment or vacatur of this Final Order shall not alter, modify, impair, or otherwise affect the validity, priority, perfection or enforceability of any claim, lien, or security interest of the Prepetition Secured Parties to the extent authorized, created or granted pursuant to this Final Order and outstanding or existing immediately prior to the actual receipt of written notice (including via email) by the Prepetition First Lien Agent and Prepetition Second Lien Agent of the effective date of such stay, modification, reversal, amendment or vacatur. Notwithstanding any such stay, modification, reversal, amendment or vacatur, all uses of Cash Collateral and other Prepetition Collateral by the Debtors prior to the actual receipt of written notice (including via email) by the Prepetition First Lien Agent and Prepetition Second Lien Agent of the effective date of such stay, modification, reversal, amendment or vacatur, shall be governed in all respects by the original provisions of this Final Order and the Prepetition Secured Parties shall be entitled to all of the rights, privileges, remedies, protections and benefits granted herein and all rights provided by the Bankruptcy Code.

28. No Marshaling. Solely subject to the terms of paragraph 5 of this Final Order, the DIP Secured Parties, Prepetition First Lien Agent, Prepetition First Lien Lenders, Prepetition Second Lien Agent, and Prepetition Second Lien Lenders shall not be subject to the equitable doctrine of “marshaling” with respect to any of their respective interests in the DIP Collateral, Postpetition Collateral and Prepetition Collateral.

29. Prepetition Intercreditor Agreement. To the extent provided under section 510 of the Bankruptcy Code and other applicable non-bankruptcy law, the Prepetition Intercreditor

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Agreement (and any other subordination or intercreditor agreement) remains in full force and effect and is not, and shall not be deemed to be, amended, altered, impaired, or otherwise modified by this Final Order or by the consummation of the transactions contemplated hereby. Each of the Prepetition Secured Parties expressly reserves any and all claims, causes of action, defenses, rights and remedies it has or may have pursuant to the Prepetition Intercreditor Agreement or pursuant to any other lien release, inter-creditor or subordination agreement.

30. No Liability to Third Parties. In making decisions to permit the Debtors to use Cash Collateral or enter into the DIP Facility, in approving any budget or in taking any actions permitted by this Final Order, the DIP Secured Parties, Prepetition First Lien Agent, Prepetition First Lien Lenders, Prepetition Second Lien Agent, and Prepetition Second Lien Lenders (in their respective capacities as such) shall not: (a) be deemed to be in control of the operations of any Debtor or to be acting as a “controlling person,” “responsible person” or “owner or operator” with respect to the operation or management of any Debtor, and/or (b) owe any fiduciary duty to any Debtor, its respective creditors or its respective estate (or have any duty of trust or confidence with any of the foregoing), and their relationship with each Debtor shall not constitute or be deemed to constitute a joint venture or partnership with such Debtor.

31. Default Under Other Documents; Non-Bankruptcy Law. Except as otherwise expressly provided herein, notwithstanding anything to the contrary contained in any prepetition or postpetition agreement, contract, document, note, or instrument to which any Debtor is a party or under which any Debtor is obligated or bound, any provision that restricts, conditions, prohibits, limits or impairs in any way any Debtor from granting the DIP Secured Parties, Prepetition First Lien Agent, Prepetition First Lien Lenders, Prepetition Second Lien Agent, or Prepetition Second Lien Lenders the postpetition security interests or liens upon any of its assets,

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properties or other Postpetition Collateral or otherwise entering into and complying with all of the terms, conditions and provisions of this Final Order shall be unenforceable against such Debtor, and therefore, shall not adversely affect or impair the validity, priority, perfection or enforceability of the liens, security interests, claims, rights, priorities and/or protections granted to such parties pursuant to this Final Order. To the extent that any applicable non-bankruptcy law would otherwise restrict, condition, prohibit, limit or impair the grant, scope, enforceability, attachment or perfection of the security interests and liens authorized or created under or in connection with this Final Order, or otherwise would impose filing or registration requirements or fees and charges with respect thereto, such law is hereby pre-empted to the maximum extent permitted by the United States Constitution, the Bankruptcy Code, applicable federal law, and the judicial power of the United States Bankruptcy Court; provided that the DIP Agent, Prepetition First Lien Agent, and Prepetition Second Lien Agent may still take such steps as they wish to perfect their respective security interests and liens under otherwise applicable state law without waiving the benefits of this provision of this Final Order.

32. Termination Events; Modification of Automatic Stay.

a. So long as any DIP Obligations are outstanding or the DIP Lenders have any outstanding Commitments under the DIP Credit Agreement, the Prepetition Secured Parties shall (a) have no right to and shall take no action to foreclose upon or recover in connection with the liens granted thereto pursuant to the Prepetition Indebtedness Documents or this Final Order, or otherwise exercise or seek to exercise any enforcement rights or remedies against any DIP Collateral without the prior written consent of the DIP Lenders, except as authorized by a further order of this Court entered after the date hereof and (b) be deemed to have consented to any release of DIP Collateral authorized under the DIP Credit Documents.

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b. Immediately upon the occurrence and during the continuation of an Event of Default under the DIP Credit Agreement (each such event, a “Termination Event”), the DIP Agent (acting at the direction of the Required Lenders (as defined under the DIP Credit Agreement)) may deliver a written notice (including via email) of its intention to declare a termination of the Debtors’ right to make further borrowing requests under the DIP Facility and rights to use Cash Collateral on the consensual basis provided in this Final Order (any such declaration, a “Termination Declaration”), unless such Termination Event is waived in writing (including via email) by the DIP Agent in its sole discretion (acting at the direction of the Required Lenders (as defined under the DIP Credit Agreement)). The Termination Declaration shall be given by electronic mail to counsel to the Debtors and Fee Notice Parties (the date any such Termination Declaration is given to each such party shall be referred to herein as the “Termination Declaration Date”).

c. During the five (5) business days after the Termination Declaration Date (the “Remedies Notice Period”), the Debtors shall be entitled to continue to use Cash Collateral in accordance with the terms of this Final Order.

d. On and after the conclusion of the Remedies Notice Period, unless such Termination Event is waived in writing (including via email) by the DIP Agent in its sole discretion (acting at the direction of the Required Lenders (as defined under the DIP Credit Agreement)), cured by the Debtors, or otherwise stayed or invalidated by this Court (the “Termination Date”), the Debtors’ right to make further borrowing requests under the DIP Facility and rights to use Cash Collateral pursuant to this Final Order shall automatically terminate except to the extent Cash Collateral is needed to fund the Carve Out to the extent provided in this Final Order.

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33. Reservation of Rights Relating to UGI Energy Services, LLC. Notwithstanding anything to the contrary set forth herein, to the extent that, as of the Petition Date, UGI Energy Services LLC (“UGI”) had a valid covenant running with the land or other property interest in the Debtor’s Pennsylvania property under that certain November 18, 2013 Gas Gathering Agreement, as amended, that was senior in right or priority to the Prepetition Liens under applicable state law, nothing in this Order shall affect or impair the interests of UGI, such interests shall not be subject to priming by the DIP Liens set forth in Paragraph 5 hereof and all DIP Liens shall be subject and subordinate to such interests. The Debtors, the Prepetition First Lien Agent, the Prepetition First Lien Lenders, and other parties in interest reserve their rights to contest any assertion by UGI regarding the forgoing or otherwise.

34. Strict Compliance. The failure, at any time or times hereafter, of the DIP Secured Parties, Prepetition First Lien Agent, Prepetition First Lien Lenders, Prepetition Second Lien Agent, or Prepetition Second Lien Lenders to require strict performance by the Debtors of any provision of this Final Order shall not waive, affect or diminish any right of such parties thereafter to demand strict compliance and performance therewith. No delay on the part of any party in the exercise of any right or remedy under this Final Order shall preclude any other or further exercise of any such right or remedy or the exercise of any other right or remedy. None of the rights or remedies of any party under this Final Order shall be deemed to have been amended, modified, suspended or waived unless such amendment, modification, suspension or waiver is in writing and signed by the party against whom such amendment, modification, suspension or waiver is sought.

35. Successors and Assigns. The provisions of this Final Order shall be binding upon and inure to the benefit of the DIP Secured Parties, Prepetition First Lien Agent, Prepetition First

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Lien Lenders, Prepetition Second Lien Agent, Prepetition Second Lien Lenders, and the Debtors and their respective estates, and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as a legal representative of any of the Debtors or their estates, whether in the Chapter 11 Cases or in any Successor Case. Except as expressly provided for herein, this Final Order does not create any rights for the benefit of any creditor, equity holder, or other Person or entity, or any direct, indirect, or incidental beneficiary, other than the Prepetition First Lien Agent and the Prepetition First Lien Lenders (and subject to the Prepetition Intercreditor Agreement, other than the Prepetition Second Lien Agent and the Prepetition Second Lien Lenders).

Dated:

            , 2016

Houston, Texas

HONORABLE MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

DIP Credit Agreement

[See Docket No. 15-3]

Exhibit B

Budget

[See Docket No. 15-1]

Exhibit E

New Warrants Terms Sheet

NEW WARRANTS TERM SHEET

July 11, 2016

Capitalized terms used but not defined in this New Warrants Term Sheet (this “Term Sheet”) have the respective meanings assigned to such term in the Amended and Restated Restructuring Support Agreement, dated as of July 11, 2016 (as amended and restated, the “RSA”), to which this New Warrants Term Sheet is annexed as Exhibit E.

Issuer:	Warren Resources, Inc. (the “Issuer”), as reorganized pursuant to the Agreed Restructuring Plan.

Holders:	Claren Road Credit Master Fund, Ltd.; Claren Road Credit Opportunities Master Fund, Ltd. (the “Holders”).

Security:	Warrants (the “Warrants”) to purchase the New Common Equity representing 5% of the aggregate number of shares of New Common Equity issued and outstanding (or deemed to be issued as contemplated by Section 4.03(b) of the Agreed Restructuring Plan) on the Effective Date fully diluted after giving effect to the issuance of the Warrants, allocated between the Holders in their sole discretion.

Exercise Price:	The exercise price (as the same may be adjusted from time to time in accordance with the terms hereof, the “Exercise Price”) for each share of New Common Equity issuable upon exercise of the Warrants (the “Warrant Shares”) shall be equal to the quotient of (i) $105,000,000, divided by (ii) the number of shares of New Common Equity issued under the Agreed Restructuring Plan.

Exercisability:	The Warrants shall be exercisable in whole or in part at any time on or prior to the Expiration Date, in cash or by “cashless” exercise based on the fair market value of the New Common Equity at the time of exercise, as determined in good faith by the Board; provided that the Holders shall be entitled to object to such determination and require a third party valuation, at the Holders’ sole cost expense and by a nationally recognized investment banking or valuation firm reasonably acceptable to the Board.

Transfers:	The Warrants shall be freely transferable, subject only to applicable securities laws and restrictions on transfers to competitors of the Issuer, and subject to the transfer restrictions that apply to the shares of New Common Equity as set forth in the Shareholder Agreement (as defined in the Restructuring Term Sheet).

Expiration Date:	Five (5) years from the Effective Date.

Voting Rights:

The Holders shall have no voting rights in respect of the Warrants. Holders of issued Warrant Shares shall have the same voting rights as other holders of New Common Equity.

Approval of Holders representing a majority of the aggregate number of Warrant Shares will be required for any amendment, modification or waiver of the Issuer’s Certificate of Incorporation or Formation, Bylaws or Limited Liability Company Agreement or other governing documents that would adversely affect the rights or obligations of the Holders with respect to New Common Equity without proportionally affecting the rights or obligations of all holders of New Common Equity having the same rights or obligations with respect to New Common Equity.

Anti-Dilution/Adjustments:	The Exercise Price shall be subject to anti-dilution protection for (i) dividends and distributions payable in equity securities of the Issuer and (ii) stock splits and similar events. The issuance of New Common Equity from the MIP (as defined in the Restructuring Term Sheet) or other securities pursuant to incentive or benefit plans for employees and service providers that are approved by the Board shall not result in any adjustment to the terms of the Warrants. In the event of a reorganization, recapitalization, merger or similar event in which the New Common Equity is converted into or exchanged for securities, cash or other property, then, in connection with such event but subject to the drag rights contained in the Shareholder Agreement, Holders shall receive upon exercise of the Warrants such other securities, cash or other property in place of Warrant Shares.

Tag-Along Rights:	Upon exercise of the Warrants, Holders of Warrant Shares will have tag-along sale rights with respect to a sale of any New Common Equity by any other equity holder, consistent with the tag-along rights provided to any other holder of New Common Equity in the Shareholder Agreement.

Registration Rights:	The issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants shall be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code, and the Holders of Warrant Shares issued upon exercise of the Warrants will have piggyback registration rights pari passu with any other holder of New Common Equity, subject to underwriter cutbacks, lockups and other customary exceptions or limitations.

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Pre-Emptive Rights:	Holders of Warrants or Warrant Shares will have the right to participate in issuances of equity securities of the Issuer on a pro rata basis at the same purchase price and subject to the same terms (other than customary permitted issuances, including issuances pursuant to incentive and benefit plans, the issuance of Warrant Shares and issuances for cash in SEC-registered offerings). The pre-emptive rights shall terminate upon the earlier of a sale of all or substantially all of the assets of the Issuer and its subsidiaries and an IPO (as defined in the Restructuring Term Sheet).

Information rights/Notices:	The Issuer shall provide to Holders the information and financial reporting provided to “Significant Interest Holders” pursuant to the Shareholder Agreement. The information rights shall terminate upon an IPO. The Issuer shall provide 10 business days prior written notice to Holders of any date on which the Issuer shall take a record of the holders of the New Common Equity for purposes of customary equityholder “record date” events, such as dividends, distributions, recapitalization, merger, to be agreed and shall provide Holders copies of any other notices provided by the Issuer to the holders of the New Common Equity generally.

Shareholder Agreement:	Holders will be parties to the Shareholder Agreement; provided that no term of the Shareholder Agreement with respect to the Warrants or Warrant Shares shall be inconsistent in any material respect with the terms set forth herein or adversely affect the rights or obligations of the Holders with respect to New Common Equity without proportionally affecting the rights or obligations of all holders of New Common Equity having similar rights or obligations with respect to New Common Equity; provided further that Holders will be subject to the drag rights contained in the Shareholder Agreement with respect to the Warrants and any Warrant Shares to the same extent as all holders of New Common Equity are subject to with respect to New Common Equity. It is the intent of the parties that the rights and obligations of the Holders of Warrant Shares be on a consistent and proportional basis with, and the Holders of Warrant Shares be treated as the same group as, other holders of New Common Equity having such rights and obligations and not as a separate group or having separate rights or obligations or consent requirements. Subject to the two

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preceding sentences, the Warrants and the Warrant Shares, and the rights of Holders hereunder, will be subject to the terms of the Shareholder Agreement, including that such rights will be subject to the Holders remaining “Significant Interest Holders;” provided that so long as Holders or their affiliates continue to hold a majority of the Warrant Shares (or Warrants that may be exercised for a majority of the Warrant Shares), such Holders shall be “Significant Interest Holders;” provided further, for the avoidance of doubt, a waiver of the “Affiliate Transactions” provision in clause (g) of the section of the RSA Term Sheet entitled “Corporate Headquarters and Governance” shall constitute an amendment that is adverse to holders of New Common Equity that are not party to the Affiliate Transaction for which such waiver is sought and the consent of holders representing a majority of the New Common Equity held by such holders shall be required for such waiver.

Warrant Agreement:	Holders will become bound pursuant to the Agreed Restructuring Plan to a Warrant Agreement with the Issuer setting forth the rights in respect of the Warrants described herein and other customary terms and conditions as may be agreed among the Holders, the Issuer and the Plan Sponsor to the extent such rights are not addressed in the Shareholder Agreement (in each case, subject to the terms and conditions of the RSA). The Warrant Agreement shall be governed by the laws of the State of Delaware. The Warrant Agreement shall be drafted by counsel for the Plan Sponsor.

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